Exhibit 10.4

FIRST AMENDMENT AND WAIVER
TO CREDIT AND SECURITY AGREEMENT

          FIRST AMENDMENT AND WAIVER TO CREDIT AND SECURITY AGREEMENT, dated as of January 23, 2003 (the “Amendment”), among FRANK’S NURSERY & CRAFTS, INC., a Delaware corporation (“Borrower”), and KIMCO CAPITAL CORP., as lender (“Lender”):

W I T N E S S E T H:

          WHEREAS, Borrower and Lender are parties to that certain Credit and Security Agreement, dated as of May 20, 2002, (as the same may be further amended, modified or supplemented from time to time, the “Credit Agreement”); and

          WHEREAS, Borrower has advised Lender that it has failed to comply with certain covenants and requirements set forth in the Credit Agreement and, as a result, certain Defaults and Events of Default identified on Schedule A hereto have occurred and are continuing (collectively, the “Existing Defaults”); and

          WHEREAS, Borrower has requested that Lender waive the Existing Defaults and, subject to the terms and conditions of this Amendment, Lender has agreed to waive the Existing Defaults; and

          WHEREAS, Borrower has requested and Lender has agreed, subject to the terms and conditions of this Amendment, to increase the Revolving Credit Commitment by $10,000,000; and

          WHEREAS, Borrower and Lender have agreed, subject to and upon the terms and conditions set forth herein, to amend the Credit Agreement as set forth herein; and

          WHEREAS, in consideration of the foregoing, Borrower has agreed to grant to Lender a mortgage in the Additional Property (as defined herein) and a security interest in the Inventory Collateral (as defined in Exhibit A hereto); and

          NOW, THEREFORE, the parties hereto hereby agree as follows:

          1. Definitions. As used herein, all terms that are defined in the Credit Agreement shall have the same meanings herein.

          2. Waiver. Subject to the terms and conditions hereof, Lender hereby agrees to waive (the “Waiver”) the Existing Defaults with the exception of the Event of Default pursuant to Section 6(n) of the Credit Agreement which has occurred and is continuing as a result of Borrower’s default under the Working Capital Facility (the

“Congress Default”). Lender hereby further agrees to forbear during the Forbearance Period (as defined below) from the exercise of remedies available under the Credit Agreement and the other Fundamental Documents as a result of the Congress Default. As used herein, the term “Forbearance Period” shall mean the period beginning on the First Amendment Effective Date and ending on the earliest to occur of: (i) February 7, 2003, and (ii) the date on which the Borrower shall have satisfied the condition subsequent set forth in Section 7(a) hereof. Upon the satisfaction by Borrower of the condition subsequent set forth in Section 7(a) hereof within the Forbearance Period, the Congress Default shall be deemed waived as of the First Amendment Effective Date in accordance with the first sentence of this Section 2.

          3. Amendments. The Credit Agreement is hereby amended by inserting each of the provisions which appear with computerized underscoring and by deleting each of the provisions which appear with computerized strike-through in the document annexed hereto as Exhibit A.

          4. Ratification. Except to the extent hereby amended, the Credit Agreement and each of the Fundamental Documents remain in full force and effect and are hereby ratified and affirmed.

          5. Representations and Warranties. Borrower represents and warrants to, and agrees with, Lender that:

     (i)  Borrower has the corporate power and authority to (x) execute, deliver and perform, as applicable, its obligations under this Amendment and any other documents contemplated hereby or thereby to which it is or will be a party and (y) upon execution and delivery of the Intercreditor Agreement, grant to Lender a security interest in the Inventory Collateral;

     (ii)  the execution, delivery and performance of this Amendment, the grant to Lender of the security interest in the Inventory Collateral as contemplated by this Amendment and the other Fundamental Documents (as amended) to which it is or will be a party (a) have been duly authorized by all necessary corporate action on the part of Borrower, (b) upon execution and delivery of the Intercreditor Agreement, will not constitute a violation of any provision of any Applicable Law or any order of any Governmental Authority applicable to Borrower or any of its properties or assets, (c) will not violate any provision of the Certificate of Incorporation, By-Laws, or any other organizational document of, or other similar instrument to which Borrower is a party or by which Borrower or any of its properties or assets are bound or to which Borrower is subject, (d) upon execution and delivery of the Intercreditor Agreement, will not be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or create any right to terminate, any indenture, agreement, bond, note, mortgage, deed of trust, or other instrument to which Borrower is a party or by which Borrower or any of its properties or assets are bound or to which Borrower is subject and (e) will not result in the creation or imposition of (or the obligation to create or impose) any Lien, charge or encumbrance of any nature whatsoever upon any of the properties or

2

assets of Borrower other than pursuant to the Credit Agreement (as amended) or the other Fundamental Documents (as amended);

     (iii)  upon its execution and delivery by Borrower, this Amendment and each Fundamental Document amended pursuant hereto shall constitute or continue to constitute the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors’ rights general and to general principles of equity, whether such enforceability is considered in a proceeding at law or in equity;

     (iv)  Borrower has good and marketable title to the Inventory Collateral and such property is free and clear of Liens, except Permitted Liens (as defined in the Credit Agreement, as amended hereby);

     (v)  after giving effect to the Waiver herein, there are no outstanding Defaults or Events of Default under the Credit Agreement;

     (vi)  Borrower is not in violation of any Applicable Law (including, without limitation, any Environmental Law) or any restrictions of record or agreements affecting the Collateral or the Inventory Collateral, except for violations which in the aggregate could not reasonably be expected to have a Material Adverse Effect; and

     (vii)  Upon the execution of the Additional Warrant Agreement, (i) the holder of the warrants under the Additional Warrant Agreement will acquire good and marketable title to such warrants, free and clear of all Liens. Upon exercise of the warrants under the Additional Warrant Agreement, in whole or, from time to time, in part, and upon payment of the exercise price therefor, in accordance with the terms of the warrants under the Additional Warrant Agreement, (i) the holder of such warrants will acquire good and marketable title to the shares of Borrower’s common stock, par value $.001 per share (the “Common Stock”) issued pursuant thereto, free and clear of all Liens, and (ii) such shares of Common Stock (A) will be validly issued, fully paid and nonassessable, (B) will not subject the holder thereof to any personal liability by reason of being such holder and (C) will not be issued in violation of any preemptive right, right of first refusal or similar right. The Board of Directors has approved the issuance of the warrants under the Additional Warrant Agreement and the shares of Common Stock to be issued thereunder pursuant to the terms hereof and thereof. The shares of Common Stock issuable pursuant to the Additional Warrant Agreement are “Registrable Securities” as that term is defined in the Investors’ Rights Agreement, dated as of May 20, 2002, by and between the Borrower and the signatories thereto. There are no anti-dilution or price adjustment provisions contained in any security issued by the Borrower (or in any agreement providing rights to security holders) that will be triggered by the issuance of the warrants and, upon exercise, the shares of Common Stock issuable pursuant to the Additional Warrant Agreement.

3

          6. Conditions to Effectiveness. This Amendment shall become effective (the “First Amendment Effective Date”) upon Lender being satisfied that each of the following conditions shall have been satisfied:

(i) Lender shall have received executed counterparts of this Amendment which, when taken together, bear the signatures of Lender and Borrower;

(ii) Lender, Congress and Borrower shall have entered into an Intercreditor Agreement in form and substance substantially similar to Exhibit B;

(iii) Borrower shall have (a) duly executed and delivered to Lender a First Amendment to Mortgage, Open End Mortgage, Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement, substantially in the form of Exhibit C hereto, for each Fee Property and each Leased Property and (b) provided evidence reasonably satisfactory to Lender that Borrower has paid (or reimbursed Lender), or deposited with Lender an amount sufficient for payment of, all applicable mortgage recording taxes, transfer taxes, filing fees and any other fees, costs or expenses in connection with the foregoing;

(iv) Borrower shall have duly executed and delivered to Lender the Additional Warrant Agreement substantially in the form of Exhibit D hereto;

(v) Lender shall have received such UCC amendments and UCC financing statements as requested by Lender each of which, when filed, will modify the existing UCC financing statements previously filed pursuant to the Credit Agreement and/or create in favor of Lender a perfected security interest in the Inventory Collateral;

(vi) Lender shall have received a favorable written opinion of Michael McBride, Esq., general counsel to Borrower, dated the date of this Amendment covering the items listed in Exhibit E hereto and in form and substance reasonably satisfactory to Lender and its counsel;

(vii) Borrower shall have reimbursed Lender for the fees and expenses incurred by counsel to Lender in connection with the preparation, execution and delivery of this Amendment;

(viii) Borrower shall have duly executed and delivered to Lender a Closing Certificate substantially in the form of Exhibit F hereto, together with any certificates, exhibits and schedules thereto; and

(viii) Borrower shall have delivered to Lender such other documents and information as Lender may reasonably request.

          7. Conditions Subsequent. (a) By no later than February 7, 2003, Borrower shall deliver to Lender evidence in form and substance satisfactory to Lender

4

of the waiver by Congress of any defaults or events of default that have occurred as of the date of such waiver of delivery under the Working Capital Facility.

     (b)  By no later than the date which is 90 days from the First Amendment Effective Date, Borrower shall (a) duly execute and deliver to Lender a Mortgage on certain real property acceptable to Lender (the “Additional Property”) (it being understood that a first priority Mortgage on Borrower’s fee property located in Huntington, New York or a second priority Mortgage on each of Borrower’s fee properties referred to as stores numbered 99, 101, 106, 140, 163, 623 and 628 (subject only to first mortgages on such properties in the aggregate of not more than $7,900,000) shall be acceptable to Lender), which, when filed, will create in favor of Lender a perfected security interest in and mortgage on the Additional Property free and clear of Liens other than Permitted Liens, all in form and substance satisfactory to Lender in its sole and absolute discretion; (b) cause to be delivered to Lender, an ALTA form loan policy or policies from the Title Company (I) insuring the Mortgage on the Additional Property to be a valid lien with respect to such Fee Property, (II) without exceptions and subject to no Liens (other than Permitted Liens), (III) in policy amounts acceptable to Lender, (IV) with such endorsements and affirmative coverage as Lender shall require and (V) otherwise in form and substance acceptable to Lender in its sole and absolute discretion; (c) provide evidence reasonably satisfactory to Lender that Borrower has paid (or reimbursed Lender), or deposited with Lender an amount sufficient for the payment of, all applicable mortgage recording taxes, transfer taxes, title charges, filing fees and any other fees, costs or expenses in connection with the foregoing; and Lender shall be satisfied that Borrower has sufficient right, title and interest in and to the Additional Property; (d) deliver to Lender updated Schedules to the Credit Agreement reflecting the addition of the Additional Property to the Collateral and such other documents or information as Lender may reasonably request.

          8. Fees and Expenses. Borrower agrees that its obligations set forth in Section 7.4 of the Credit Agreement shall extend to the preparation, execution and delivery of this Amendment, including the reasonable and necessary fees and disbursements of counsel to Lender.

          9. Limitations. This Amendment shall be limited precisely as written and shall not be deemed (a) to be a consent granted pursuant to, or a waiver (other than the Waiver) or modification of, any other term or condition of the Credit Agreement or any of the instruments or agreements referred to therein or (b) to prejudice any right or rights which Lender may now have or have in the future under or in connection with the Credit Agreement or any of the instruments or agreements referred to therein. Whenever the Credit Agreement is referred to in the Credit Agreement or any of the instruments, agreements or other documents or papers executed or delivered in connection therewith, such reference shall be deemed to mean the Credit Agreement as modified by this Amendment.

          10. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which

5

when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

          11. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature Page Follows]

6

          IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed as of the day and the year first written.

BORROWER:

FRANK’S NURSERY & CRAFTS, INC.

By: /s/ Michael D. McBride Name: Michael D. McBride Title: Vice President Legal and Secretary

LENDER:

KIMCO CAPITAL CORP.

By: /s/ David Samber Name: David Samber Title: Vice President

7

INDEX OF EXHIBITS AND SCHEDULE TO
FIRST AMENDMENT

Exhibit A – Blackline of Credit Agreement
Exhibit B – Form of Intercreditor Agreement
Exhibit C – Form of First Amendment to Mortgage
Exhibit D – Form of Additional Warrant Agreement
Exhibit E – Items to be Covered by Opinion of Counsel
Exhibit F – Form of Closing Certificate
Schedule A – Existing Defaults

Exhibit A

[~~EXECUTION VERSION~~]

CREDIT AND SECURITY AGREEMENT

Dated as of May 20, 2002

between

FRANK’S NURSERY & CRAFTS, INC.
as Borrower

and

KIMCO CAPITAL CORP.
as Lender

CONFORMED TO REFLECT MODIFICATIONS SET FORTH IN THE FIRST AMENDMENT AND WAIVER TO CREDIT AND SECURITY AGREEMENT DATED AS OF JANUARY 23, 2003

     CREDIT AND SECURITY AGREEMENT, dated as of May 20, 2002 (as this agreement may be further amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, the “Credit Agreement”), between FRANK’S NURSERY & CRAFTS, INC., a Delaware corporation (“Borrower”) and KIMCO CAPITAL CORP., as Lender (in such capacity, “Lender”).

INTRODUCTORY STATEMENT

     Subject to and upon the terms and conditions set forth herein, Lender is willing to make available to Borrower: (a) Revolving Credit Loans (as defined herein) in the amount of $[~~10,000,000,~~]20,000,000, and (b) a Term Loan (as defined herein) in the amount of $20,000,000.

     To provide assurance for the repayment of the Loans (as defined herein) hereunder and the other Obligations (as defined herein) of Borrower hereunder, Borrower will, among other things, provide or cause to be provided to Lender, Mortgages and other Security Documents (each as defined herein) with respect to the Collateral [~~(~~]and the Inventory Collateral (each as defined herein).

     Accordingly, the parties hereto hereby agree as follows:

1. THE LOANS

     SECTION 1.1 Term Loan. The Lender agrees, upon the terms and subject to the conditions hereinafter set forth to make a term loan (the “Term Loan”) to Borrower on the Closing Date in a single draw in a principal amount up to the Term Loan Commitment. Once repaid, the Term Loan may not be re-borrowed.

     SECTION 1.2 Revolving Credit Loans. (a) The Lender agrees, upon the terms and subject to the conditions hereinafter set forth, to make loans equal to the Revolving Credit Commitment (each a “Revolving Credit Loan” and collectively, the “Revolving Credit Loans”) to Borrower on any Business Day and from time to time from the Closing Date to but excluding the Revolving Credit Commitment Termination Date; provided, that such Revolving Credit Loans when added to the aggregate principal amount of all Revolving Credit Loans then outstanding, do not exceed the Revolving Credit Commitment (after giving effect to all Revolving Credit Loans repaid concurrently with the making of any Revolving Credit Loans); provided, further that Borrower shall not request more than four (4) Borrowings during any one Accounting Period.

     (b)  Subject to the terms and conditions of this Credit Agreement, at any time prior to the Revolving Credit Commitment Termination Date, Borrower may borrow, repay and re-borrow amounts constituting the Revolving Credit Loans.

     SECTION 1.3 Disbursement of Funds and Notice of Borrowing. (a) The Borrower shall give Lender prior written or facsimile notice of each Borrowing hereunder; such notice shall be irrevocable and to be effective, must be received by Lender not later than 12:00 noon (Eastern time), no less than three (3) Business Days prior to the date on which such Loan is to be made. Each such written notice shall be given in substantially the form of the Borrowing Certificate appropriately completed to specify (A) the amount of the proposed Borrowing and (B) the date thereof (which shall be a Business Day).

     (b)  The aggregate amount of any Borrowing of a Revolving Credit Loan shall be in a minimum aggregate principal amount of $100,000 or such greater amount which is an integral multiple thereof (or such lesser amount as shall equal the available but unused portion of the Revolving Credit Commitment then in effect).

     (c)  The Lender shall disburse the proceeds of Loans by depositing them on the date of the Borrowing in an account of Borrower as Borrower may specify to Lender in writing.

     SECTION 1.4 Repayment; Extension of Initial Maturity Date; Evidence of Debt; Administration. (a) The Loans shall be subject to voluntary prepayment as provided in Section 1.8 hereto, to mandatory prepayment as provided in Section 1.9 hereof, and to acceleration as provided in Article 6 hereof.

     (b)  The outstanding principal balance of the Revolving Credit Loans shall be payable in full on the Revolving Credit Commitment Termination Date, and the outstanding principal balance of the Term Loans shall be payable in full on the Term Loan Maturity Date.

     (c)  The Initial Maturity Date shall be extended for a period of up to two years (any such period, an “Extension Period”) with respect to all or a portion of the principal amount of Loans outstanding, at Borrower’s option, provided, however, that (i) at the time of the commencement of any such Extension Period, no Default or Event of Default shall have occurred and be continuing, (ii) at least thirty (30) days prior to the Initial Maturity Date, Borrower shall provide to Lender written notice of such extension, the length of the Extension Period and the Loans to which such extension shall apply and (iii) concurrently with the giving of notice as set forth in clause (ii) of this subsection, Borrower shall pay to Lender a fee (the “Extension Fee”) in an amount equal to one percent (1%) of the principal amount of Loans with respect to which the Initial Maturity Date is being extended, pro-rated to the extent that the Extension Period is less than two years.

     (d)  The Lender shall maintain an account or accounts evidencing the indebtedness of Borrower to Lender resulting from each Loan made by Lender, including the amounts of principal and interest payable and paid to Lender from time to time hereunder.

     (e)  The entries made in the account(s) maintained pursuant to sub-paragraph (d) of this Section shall be prima facie evidence of the existence and amounts of the Obligations recorded therein; provided, however, that the failure of Lender to maintain such account(s) or any error therein shall not in any manner affect the obligation of Borrower to repay the Loans and other Obligations in accordance with the terms of this Credit Agreement.

     (f)  The Lender may request that Loans made by it be evidenced by a promissory note. In such event, Borrower shall promptly prepare, execute and deliver to Lender a promissory note payable to the order of Lender (or, if requested by Lender, to Lender and its registered assigns), in a form furnished by Lender and reasonably acceptable to Borrower. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times

(including after assignment pursuant to Section 7.3 hereof) be represented by one or more promissory notes in such form payable to the order of the payee named therein.

     SECTION 1.5 Interest. (a) Interest shall be payable at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to ten and one quarter percent (10.25%); provided that in the event that Borrower shall elect to extend the Initial Maturity Date in accordance with Section 1.4(c), interest shall be payable during the Extension Period at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to ten and three quarters percent (10.75%). Interest shall be payable in arrears on the last Business Day of each March, June, September and December, on the Term Loan Maturity Date and on the Revolving Credit Commitment Termination Date.

     (b)  Interest in respect of any Loan hereunder shall accrue from and including the date of such Loan to but excluding the date on which such Loan is paid.

     (c)  Anything in this Credit Agreement or in any note evidencing any Loan hereunder to the contrary notwithstanding, the interest rate on the Loans shall in no event be in excess of the maximum rate permitted by Applicable Law.

     SECTION 1.6 Loan Fee. The Borrower agrees to pay to Lender a loan fee in the amount of $300,000, payable as follows: (a) $75,000 on the Closing Date; (b) $75,000 on the date that is 90 days after the Closing Date; (c) $75,000 on the date that is 180 days after the Closing Date; and (d) $75,000 on the date that is 270 days after the Closing Date; provided that upon the occurrence of an Event of Default or the Revolving Credit Commitment Termination Date, the entire remaining balance of the loan fee shall become immediately due and payable.

     SECTION 1.7 Termination and/or Reduction of the Revolving Credit Commitment[ ~~and the Term Loan Commitment~~]. (a) Upon at least three (3) Business Days’ prior written notice to Lender, Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Revolving Credit Commitment. In the case of a partial reduction, each such reduction shall be in a minimum aggregate principal amount of $1,000,000 or an integral multiple thereof; provided, however, that the Revolving Credit Commitment may not be reduced to an amount less than the aggregate principal amount of all Revolving Credit Loans then outstanding.

     (b)  The Revolving Credit Commitment shall automatically and permanently reduce on the date of any mandatory prepayment or repayment of Revolving Credit Loans, pursuant to Sections 1.9(b) or (c)[~~,~~] in an amount equal to such mandatory prepayment or repayment of Revolving Credit Loans.

     (c) In the event that either or both of the conditions subsequent set forth in Section 7 of the First Amendment are neither satisfied by the Borrower nor waived by Lender by the specified date, then as of such date the Revolving Credit Commitment shall be automatically and permanently reduced by an amount equal to $10,000,000.

     SECTION 1.8 Voluntary Prepayments. The Borrower shall have the right at its option at any time and from time to time to prepay any Loan, in whole or in part, upon two (2)

Business Days’ prior written notice to Lender received not later than 11:30 a.m. (Eastern time) on such day, in the principal amount of $100,000 or such greater amount which is an integral multiple of $100,000 if prepaid in part. Each notice of prepayment shall specify the prepayment date, each Loan to be prepaid and the principal amount thereof, shall be irrevocable and shall commit Borrower to prepay each such Loan in the amount and on the date stated therein.

     SECTION 1.9 Mandatory Prepayments; Warrant Agreement. (a) If at any time the sum of the aggregate principal amount of all Revolving Credit Loans outstanding, shall exceed the Revolving Credit Commitment, Borrower will immediately prepay such Revolving Credit Loans to the extent necessary to eliminate such excess.

     (b)  Within two (2) Business Days of the receipt of any Net Cash Proceeds by Borrower, Borrower shall prepay the Loans in an amount equal to 100% of the Net Cash Proceeds received, provided, however, that prior to such prepayment such Net Cash Proceeds (i) shall be deemed at all times to be held by Borrower in trust for the benefit of Lender, (ii) shall be deposited and held in the Kimco Collateral Account and (iii) shall at no time be deposited or held in either the Concentration Account (as defined in the Working Capital Facility) or any deposit account whose balances are transferred to such Concentration Account under the Working Capital Facility.

     (c)  Subject to the terms of any lease on any Leased Property as in effect on the Closing Date, within two (2) Business Days following the receipt by Borrower (or, if applicable, by Lender as loss payee) of any payment of proceeds of (x) any insurance (other than business interruption insurance) required to be maintained pursuant to this Credit Agreement or any other Fundamental Document on account of each separate loss, damage or injury in excess of $500,000 to any property constituting Collateral or Inventory Collateral, or (y) the condemnation (whether in whole or in any part) of any property constituting Collateral, Borrower shall prepay or, to the extent Lender is loss payee under any insurance policy, irrevocably direct Lender to apply as a prepayment of the Loans, an amount equal to 100% of such insurance or condemnation proceeds (or such lesser percentage which represents that portion of such proceeds not expended or committed pursuant to the first proviso of this Section), provided, however, that solely with respect to insurance proceeds and so long as no Default or Event of Default shall have occurred and then be continuing, such insurance proceeds (or any portion thereof) may be expended or irrevocably committed by Borrower to repair or replace such property (or, with respect to fixtures, to purchase new fixtures used or useful in Borrower’s business; provided, further, that Borrower shall execute all documents and take all other actions necessary to grant Lender a first priority security interest in any such fixtures) within 270 days of such loss, damage or injury and Borrower shall furnish to Lender evidence reasonably satisfactory to Lender of such expenditure or commitment and shall have certified to Lender that such proceeds (or such proceeds together with other funds available to Borrower) are sufficient to repair or replace such property. Prior to the making of any prepayment required pursuant to this Section 1.9(c), any such proceeds shall be (i) deposited and held in the Kimco Collateral Account and, if permitted hereunder, withdrawn by Borrower upon prior written notice to Lender as such repair costs are incurred and (ii) shall at no time be deposited or held in either the Concentration Account (as defined in the Working Capital Facility) or any deposit account whose balances are transferred to such Concentration Account under the Working Capital Facility; provided, further, that if an Event of Default shall have occurred and be continuing, all proceeds of insurance required to be maintained pursuant to this Credit Agreement or any other Fundamental Document which would otherwise be payable to Borrower shall be paid to Lender and applied pursuant to Section 1.9(d).

     (d)  So long as no Default or Event of Default has occurred and is then continuing, any prepayments required under Section 1.9(b) or (c) shall be applied: (i) first to any outstanding unpaid Fees, costs and expenses of Lender, (ii) second to any outstanding interest due hereunder, (iii) third to the outstanding principal balance of the Term Loan and (iv) fourth to the outstanding principal balance of the Revolving Credit Loans.

     (e)  In the event that Lender elects to exercise its purchase rights under the Warrant Agreement by either application of unpaid principal of the Loans or by payment to Borrower, in each case in accordance with section 1B(i)(d) of the Warrant Agreement, such application or payment, as the case may be, may, at the option of Lender, be deemed to be a prepayment of the Loans hereunder, and Lender’s interest in the outstanding principal amount of Loans shall be reduced by the amount so applied or paid, with such reduction applying first to the outstanding principal amount of the Term Loans and next, to the extent that the amount applied or paid exceeds the outstanding principal amount of the Term Loans, such excess shall be applied to the reduction of the outstanding principal amount of the Revolving Credit Loans.

     (f) In the event that either or both of the conditions subsequent set forth in Section 7 of the First Amendment are neither satisfied by the Borrower nor waived by Lender, then, Borrower will immediately prepay Revolving Credit Loans in an amount equal to the amount by which the then outstanding principal amount of Revolving Credit Loans exceeds $10,000,000.

     (g)  All prepayments under this Section shall be accompanied by accrued but unpaid interest on the principal amount being prepaid to (but not including) the date of prepayment.

     SECTION 1.10 Default Interest. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, Borrower shall on demand from time to time pay interest, to the extent permitted by Applicable Law, on all Loans and overdue amounts outstanding up to (but not including) the date of actual payment of such Loan or overdue amount (after as well as before judgment) for all Loans and for all other overdue amounts hereunder, at 2% in excess of the rate then in effect for Loans.

     SECTION 1.11 INTENTIONALLY OMITTED.

     SECTION 1.12 Interest Adjustments. If the provisions of this Credit Agreement or any note evidencing any of the Loans hereunder would at any time require payment by Borrower to Lender of any amount of interest in excess of the maximum amount then permitted by Applicable Law, the applicable interest payments to Lender in connection with such Loan shall be reduced to the extent and in such a manner as is necessary in order that Lender shall not receive interest in excess of such maximum amount. If, as a result of the foregoing, Lender shall receive interest payments hereunder with respect to a Loan or under a note evidencing such Loan in an amount less than the amount otherwise provided hereunder or thereunder, such deficit

(hereinafter called the “Interest Deficit”) will, to the fullest extent permitted by Applicable Law, cumulate and will be carried forward (without interest) until the Facility Termination Date (except to the extent paid pursuant to the immediately succeeding sentence). Interest otherwise payable to Lender hereunder with respect to such Loan and under any note evidencing such Loan for any subsequent period shall be increased by the maximum amount of the Interest Deficit that may be so added without causing Lender to receive interest in excess of the maximum amount then permitted by Applicable Law.

     The amount of any Interest Deficit relating to any Loan and any note evidencing such Loan shall be treated as a prepayment premium and shall, to the fullest extent permitted by Applicable Law, be paid in full at the time of any optional prepayment by Borrower to Lender of all the Loans within the applicable Tranche at that time outstanding pursuant to Section 1.8 hereof. The amount of any Interest Deficit relating to a Loan and any note at the time of any complete payment of the Loans within the applicable Tranche at that time outstanding (other than an optional prepayment thereof pursuant to Section 1.8 hereof) shall be canceled and not paid.

     SECTION 1.13 Manner of Payments. All payments by Borrower hereunder and under any notes evidencing the Loans hereunder shall be made without offset, counterclaim, recoupment, defense, setoff or other deduction in Dollars, in Federal or other immediately available funds, at JPMorgan Chase Bank, 380 Madison Avenue, New York, New York 10017-2591, ABA No. 021-000-021, For credit to: Kimco Capital Corp. c/o Kimco Realty Corp. Agency Account, Account No. 006-007996, Reference: Frank’s Nursery Mortgage Loan, Attention Michael V. Pappagallo (516-869-7185), no later than 1:00 p.m.(Eastern time), on the date on which such payment shall be due. Any payment received after such time shall be deemed received on the following Business Day.

     SECTION 1.14 Use of Proceeds. The Loans shall be used to finance Borrower’s obligations under the Plan of Reorganization, to pay Fees and other expenses incurred in connection with this Credit Agreement and for general corporate purposes in accordance with the provisions of this Credit Agreement.

2. REPRESENTATIONS AND WARRANTIES

     In order to induce Lender to enter into this Credit Agreement and to make Loans, Borrower makes the following representations and warranties to, and agreements with, Lender, all of which shall survive the execution and delivery of this Credit Agreement, the issuance of any notes evidencing any of the Loans hereunder and the making of the Loans:

     SECTION 2.1 Existence and Power. (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business and is in good standing in all jurisdictions where either (i) the nature of its properties or business so requires or (ii) the failure to be in good standing could reasonably be expected to have a Material Adverse Effect. Schedule 2.1(a) hereto sets forth a list of all jurisdictions in which Borrower is so qualified.

     (b)  The Borrower has the corporate power and authority (i) to own its properties and carry on its business as now being, or as now intended to be, conducted, (ii) to execute, deliver and perform, as applicable, its obligations under the Fundamental Documents and any other documents contemplated hereby or thereby to which it is or will be a party, and (iii) to grant to Lender a security interest in the Collateral and the Inventory Collateral, in all cases as contemplated by this Credit Agreement and the other Fundamental Documents to which it is or will be a party; and to execute, deliver and perform its obligations under this Credit Agreement and any notes evidencing any of the Loans hereunder and to borrow hereunder.

     SECTION 2.2 Authority and No Violation. The execution, delivery and performance of this Credit Agreement and the other Fundamental Documents to which it is a party, the grant to Lender of the security interest in the Collateral and the Inventory Collateral, in all cases as contemplated by this Credit Agreement and the other Fundamental Documents to which it is or will be a party, and, the Borrowings hereunder and the execution, delivery and performance of any notes evidencing any of the Loans hereunder, (i) have been duly authorized by all necessary corporate action on the part of Borrower, (ii) will not constitute a violation of any provision of Applicable Law or any order of any Governmental Authority applicable to Borrower or any of its properties or assets, (iii) will not violate any provision of the Certificate of Incorporation, By-Laws, or any other organizational document of, or any provision of any material indenture, agreement, bond, note, mortgage, deed of trust, or other similar instrument to which Borrower is a party or by which Borrower or any of its properties or assets are bound or to which Borrower is subject, (iv) upon execution and delivery of the Intercreditor Agreement by the parties thereto, will not be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or create any right to terminate, any such indenture, agreement, bond, note, mortgage, deed of trust, or other instrument and (v) will not result in the creation or imposition of (or the obligation to create or impose) any Lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of Borrower other than pursuant to this Credit Agreement or the other Fundamental Documents.

     SECTION 2.3 Governmental Approval. (a) All authorizations, approvals, orders, consents, licenses, registrations or filings from or with any Governmental Authority (other than the Security Documents all of which will be delivered to Lender in accordance with the terms of this Credit Agreement, in form suitable for recording or filing with the appropriate filing office) required for the execution, delivery and performance by Borrower of this Credit Agreement and the other Fundamental Documents to which it is a party, and the execution and delivery by Borrower of any notes evidencing any of the Loans hereunder, have been duly obtained or made, and are in full force and effect, and if any further authorizations, approvals, orders, consents, licenses, registrations or filings should hereafter become necessary, Borrower shall obtain or make all such authorizations, approvals, orders, consents, licenses, registrations or filings.

     (b)  The Borrower has obtained and holds in full force and effect all licenses, authorizations, consents, franchises, permits, certificates, accreditations, easements, rights of way and other approvals necessary to own its [~~respective~~] property and assets and to carry on its [~~respective~~] business as now being, or as now intended to be, conducted, other than those the absence of which is not reasonably likely to have a Material Adverse Effect.

     SECTION 2.4 Binding Agreements. The Borrower has duly executed and delivered this Credit Agreement and each other Fundamental Document to which it is a party. Each of this Credit Agreement and the other Fundamental Documents constitutes the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity, whether such enforceability is considered in a proceeding at law or in equity.

     SECTION 2.5 Title to Properties. (a) Except as set forth on Schedule 2.5(a) hereto, Borrower has good and marketable title to, or valid leasehold interests in, the Collateral and other leasehold interests of Borrower listed on Schedules 2.14(a) and 2.14(b) hereto (other than such properties or assets disposed of in the ordinary course of business as permitted hereunder) and all such properties and assets are free and clear of Liens, except Permitted Liens.

     (b)  The Borrower has complied in all material respects with all leases constituting Collateral to which it is a party and as specified on Schedule 2.14(b), and, except as specified on Schedule 2.5(b), is aware of no defaults by Borrower under any such lease or any conditions which with the passage of time or delivery of notice would constitute a default thereunder and all such leases are in full force and effect. The Borrower enjoys peaceful and undisturbed possession of the leasehold interest in each Leased Property subject to Permitted Liens.

     (c)  Except as set forth on Schedule 2.5(c) hereto, Borrower has not received any notice of, nor has any knowledge of, any pending or contemplated condemnation proceeding affecting any Collateral or any sale or disposition thereof in lieu of condemnation which proceeding or sale or disposition is reasonably likely to adversely affect Borrower’s current use of the property or likely to result in a taking of a material portion of the real property to which it relates or any portion of a building.

     (d)  The Borrower is not obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any of the Collateral or the Inventory Collateral or any interest therein except for such rights of first refusal, options or other contractual rights described on Schedule 2.5(d) hereto and, in the case of the Inventory Collateral, as may be required under the Working Capital Facility.

     SECTION 2.6 Litigation; Judgments. (a) Except as set forth on Schedule 2.6 hereto, there are no actions, suits or other proceedings at law or in equity by or before any arbitrator or arbitration panel, or any Governmental Authority (including, but not limited to, matters relating to environmental liability) or, to the best of Borrower’s knowledge, any investigation by any Governmental Authority of the affairs of, or to the best of Borrower’s knowledge, threatened action, suit or other proceeding against or affecting, Borrower or any of its properties which could reasonably be expected to have a Material Adverse Effect or which relate to this Credit Agreement, any Fundamental Document, any of the Collateral or the Inventory Collateral or any of the transactions contemplated hereby or thereby or the Loans hereunder. The Borrower is not in default with respect to any order, writ, injunction, decree, rule or regulation of any Governmental Authority binding upon Borrower, which default could reasonably be expected to have a Material Adverse Effect.

     (b)  There are no unpaid final, nonappealable judgments or decrees in an aggregate amount of $500,000 or more entered by a court or courts of competent jurisdiction against Borrower (other than any judgment as to which, and only to the extent, a reputable insurance company has acknowledged coverage of such claim in writing).

     SECTION 2.7 Taxes. Except as set forth on Schedule 2.7 hereto, Borrower has filed or caused to be filed all United States federal tax returns, material state income tax returns and all other material tax returns which are required to be filed with any Governmental Authority after giving effect to applicable extensions, and has paid or has caused to be paid all taxes as shown on said returns or on any assessment received by them, to the extent that such taxes have become due, except as permitted by Section 4.8 hereof. The Borrower has no knowledge of any material additional assessments or any basis therefor. In the reasonable, good faith opinion of Borrower, the charges, accruals and reserves on the books of Borrower in respect of taxes or other governmental charges are adequate.

     SECTION 2.8 Compliance with ERISA. (a) Each Plan has been maintained and operated in all material respects in accordance with all Applicable Laws, including ERISA and the Code except to the extent that any failure thereof could not reasonably be expected to result in a material liability. Each Plan intended to qualify under Section 401(a) of the Code so qualifies except to the extent that any failure to so qualify could not reasonably be expected to result in a material liability. No Reportable Event has occurred since the effective date of the Plan of Reorganization. No Plan has an “accumulated funding deficiency,” within the meaning of Section 412 of the Code or Section 302 of ERISA, or has applied for or received a waiver of the minimum funding standards or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA. No material liability has been, and no circumstances exist pursuant to which any such material liability could reasonably likely be, imposed upon any Credit Party or ERISA Affiliate (i) under Sections 4971 through 4980B of the Code, Section 409, 502(i), 502(l) or 515 of ERISA, or under Title IV of ERISA with respect to any Plan or Multiemployer Plan, or with respect to any plan heretofore maintained by Borrower or ERISA Affiliate, or any entity that heretofore was an ERISA Affiliate, or (ii) for the failure to fulfill any obligation to contribute to any Multiemployer Plan. Neither Borrower nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated and, using actuarial assumptions and computation methods consistent with Part 1 of Subtitle E of Title IV of ERISA, the aggregate liabilities of Borrower and its ERISA Affiliates to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan then ended would not exceed $1,000,000.

     (b)  Assuming Lender is not using assets of any employee benefit plan subject to Title I of ERISA or any “plan” (within the meaning of Section 4975(e) of the Code) maintained by Borrower or any of its ERISA Affiliates to make the Loans, the execution, delivery and performance of the Fundamental Documents and the consummation of the transactions contemplated hereby and thereby will not involve any “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code.

     SECTION 2.9 Agreements. (a) The Borrower is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which it or any of its property or assets is bound in any respect except for defaults which could not reasonably be expected to result in a Material Adverse Effect.

     (b)  Schedule 2.9(b) hereto is a true and complete listing as of the Closing Date of (i) all material credit agreements, indentures, and other agreements related to any Indebtedness of Borrower, other than the Fundamental Documents, (ii) all material joint venture agreements to which Borrower is a party, (iii) all material agreements or other arrangements pursuant to which Borrower has granted a Lien to any Person, and (iv) all other contractual arrangements entered into by Borrower or by which Borrower or any of its property or assets is bound which arrangements are material to Borrower, including but not limited to, Guaranties.

     SECTION 2.10 Security Documents. The Security Documents, (i) when executed and delivered, will create in favor of Lender, a legal, valid and enforceable first priority Lien on all of Borrower’s right, title and interest in and to the Collateral and the proceeds thereof and (ii) from and after the First Amendment Effective Date, will create in favor of Lender, a legal, valid and enforceable Lien on all of Borrower’s right, title and interest in and to the Inventory Collateral and the proceeds thereof, (in each case subject only to Permitted Liens), and when the Security Documents are filed in the offices specified on Schedule 2.10 hereto, the proper amount of mortgage recording or similar taxes (if any and if not paid as a result of an exemption under 11 U.S.C. 1146(c)) are paid and when the UCC financing statements relating to fixtures, Assigned Lease Proceeds, Inventory Collateral and all Proceeds (as defined in the UCC) [~~relating to~~]of any of the foregoing are duly filed with the filing offices listed on Schedule 2.10 hereto and in Delaware, the Security Documents shall constitute fully perfected first priority Liens on, and fully perfected first priority (or, in the case of (x) Inventory Collateral, junior to the Liens in favor of the lenders under the Working Capital Facility and (y) the Additional Property, junior only to the Liens in favor of the mortgagee of such property (if any) as in effect as of the Closing Date) security interests in, all right, title and interest of Borrower in the Collateral and the Inventory Collateral and the proceeds thereof, in each case subject only to Permitted Liens.

     SECTION 2.11 Disclosure. Neither this Credit Agreement nor any other Fundamental Document nor any agreement, document, certificate or statement furnished to Lender by or on behalf of Borrower in connection with the transactions contemplated hereby, at the time it was furnished or delivered, contained any untrue statement of a material fact regarding Borrower or, when taken together with all such other agreements, documents, certificates and statements, omitted to state a material fact necessary under the circumstances under which it was made in order to make the statements contained herein or therein not misleading.

     SECTION 2.12 Environmental Matters. Except as set forth on Schedule 2.12 hereto:

     (a)  There are no past, pending, or, to the knowledge of Borrower, threatened Environmental Claims against, affecting or with respect to Borrower’s or any Premises, and

Borrower is not aware of any facts or circumstances which could reasonably be expected to form the basis for any such Environmental Claim, except to the extent that any such Environmental Claims, individually or in the aggregate, would not have a Material Adverse Effect;

     (b)  No Premises is currently or was formerly used for the handling, storage, treatment, disposal, manufacture, processing or generation of Hazardous Materials, except to the extent that any such activity, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;

     (c)  The Borrower and any tenants, operators or occupants of any Premises have obtained and hold all required material Environmental Permits, except to the extent that any failure to obtain or hold any such Environmental Permit, individually or in the aggregate, would not have a Material Adverse Effect;

     (d)  The Borrower is in compliance with all terms, conditions and provisions of all applicable (1) Environmental Permits, and (2) Environmental Laws, except to the extent that any such non-compliance, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;

     (e)  No Releases of Hazardous Materials have occurred at, from, in, to, on, or under any Premises, and no Hazardous Materials are present in, on, about or migrating to or from any Premises, except to the extent that any such Releases or presence of Hazardous Materials, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;

     (f)  Neither Borrower, nor any predecessor of Borrower, nor any entity previously owned by Borrower, has transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Material to any location (other than any Premises) which could result in an Environmental Claim against Borrower, except to the extent that any such activity, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;

     (g)  No Premises is a current, or to the knowledge of Borrower, a proposed Environmental Clean-up Site, except to the extent as would not reasonably be expected to have a Material Adverse Effect;

     (h)  There are no (i) underground storage tanks (active or abandoned), (ii) polychlorinated biphenyl containing equipment, (iii) asbestos-containing material at any Premises, or (iv) lead-based paint located at any Premises, except to the extent that the presence of any of the foregoing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; and

     (i)  There have been no material environmental investigations, studies, audits, tests, reviews or other analyses conducted by, or on behalf of, and which are in the possession of Borrower with respect to any Premises which have not been delivered to Lender except for such investigations, studies, audits, tests, reviews or analyses which do not individually or in the aggregate reveal environmental conditions that could have a Material Adverse Effect.

     SECTION 2.13 Compliance with Laws. (a) The Borrower is not in violation of any Applicable Law (including, without limitation, any Environmental Law) or any restrictions of record or agreements affecting the Collateral or the Inventory Collateral, except for such violations which in the aggregate are not reasonably likely to have a Material Adverse Effect.

     (b)  The Borrower is not in violation of any zoning or building law, ordinance, rule, regulation or restriction affecting any of the Collateral or any building permit, including, without limitation, any certificate of occupancy, where such violation could reasonably be expected to result in a Material Adverse Effect.

     SECTION 2.14 Real Property. (a) Schedule 2.14(a) is a true and complete list as of the Closing Date of (i) the facility number and street address of each Fee Property, (ii) the lease(s), if any, to which each such Fee Property is subject, together with any amendments thereto, and (iii) the name and address of the lessee of each such Fee Property. Subject to Section 2.5 hereof, the Borrower has a fee simple title to each Fee Property.

     (b)  Schedule 2.14(b) is a true and complete list as of the Closing Date of (i) the facility number and the street address of each Leased Property and each of the other leases to which Borrower is a party, (ii) the name and address of the owner/lessor of each such leased property, (iii) the leases to which each such leased property is subject, together with any amendments thereto, and (v) the name and address of any sublessee of each such leased property. Subject to Section 2.5 hereof, the Borrower has a valid leasehold interest in each leased property on Schedule 2.14(b).

     SECTION 2.15 No Default. No Default or Event of Default exists under or with respect to any Fundamental Document.

     SECTION 2.16 No Tenants in Possession. Except as set forth on Schedule 2.16 hereto, or as may be otherwise agreed to in writing between the parties hereto, there are no tenants in possession with respect to any of the Collateral.

     SECTION 2.17 Subsidiaries. (a) Except as set forth on Schedule 2.17, Borrower does not have any direct or indirect Subsidiaries or Affiliates and is not engaged in any joint venture or partnership.

     (b)  Borrower is the record and beneficial owner of all issued and outstanding shares of capital stock of each of its Subsidiaries listed on Schedule 2.17 and there are no proxies, irrevocable or otherwise, with respect to such shares and no equity securities of any of the Subsidiaries are or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any kind or nature and there are no contracts, commitments, understandings or arrangements by which any such Subsidiary is or may become bound to issue additional shares of its capital stock or securities convertible into or exchangeable for such shares.

     (c)  None of Borrower’s Subsidiaries is engaged in any business or operation nor has title to any asset material to the business or operation of Borrower.

     SECTION 2.18 Compliance with Securities Laws. Borrower has not taken, and will not take, any action which would subject the issuance of the warrants under the Warrant Agreement or the Additional Warrant Agreement or the shares of Borrower’s common stock, par value $.001 per share (the “Common Stock”), issued pursuant to the Warrant Agreement or the Additional Warrant Agreement to the provisions of Section 5 of the Securities Act of 1933, or violate the registration or qualification provisions of any securities laws or “blue-sky” laws of any applicable jurisdiction, and, the issuance of the warrants under the Warrant Agreement or the Additional Warrant Agreement, and the issuance of the shares of Common Stock from time to time upon exercise of the warrants under the Warrant Agreement or the Additional Warrant Agreement, complies with all applicable requirements of applicable federal securities laws and “blue-sky” laws. The issuance of the warrants under the Warrant Agreement or the Additional Warrant Agreement to the holder of such warrants will not be integrated with any other issuance of Borrower’s securities (past, current or future) which would result in a violation of the Securities Act of 1933. The issuance of the warrants under the Additional Warrant Agreement and the shares of Borrower’s Common Stock constitute a transaction exempt from the registration requirement of Section 5 of the Securities Act of 1933.

3.     CONDITIONS TO THE EFFECTIVENESS OF THIS CREDIT AGREEMENT AND THE MAKING OF THE LOANS

     SECTION 3.1 Conditions Precedent to the Effectiveness of This Credit Agreement and the Making of the Loans. The effectiveness of this Credit Agreement and the making of the Loans are subject to the satisfaction in full or waiver of the following conditions precedent:

     (a)  The Credit Agreement. The Lender shall have received executed counterparts of this Credit Agreement, which, when taken together, bear the signatures of Lender and Borrower;

     (b)  The Warrant Agreement. The Lender shall have received executed counterparts of the Warrant Agreement, which, when taken together, bear the signatures of all parties thereto;

     (c)  Opinion of Counsel. The Lender shall have received the written opinion of Willkie, Farr & Gallagher, counsel to Borrower, dated the Closing Date and addressed to Lender with respect to such matters relating to this Credit Agreement and the Fundamental Documents as may be requested by Lender and its counsel, which opinion shall be in form and substance satisfactory to Lender and its counsel;

     (d)  Material Agreements. The Lender or its counsel shall have received a copy, certified by Borrower, of each agreement listed on Schedule 2.9(b) hereto;

     (e)  Security Documents. The Lender shall have received duly executed Mortgages, appropriate UCC financing statements, and any other Security Documents requested by Lender with respect to the Collateral, and evidence satisfactory to Lender that Borrower has paid (or reimbursed Lender) all applicable mortgage recording taxes, transfer taxes, title charges, filing fees and any other fees, costs or expenses in connection with the foregoing;

     (f)  Title Policies; Surveys. (i) The Lender shall have received from the Title Company an ALTA-form loan policy or policies (A) insuring each Mortgage to be a valid first lien with respect to each Fee Property and each of the following nine (9) Leased Properties: 8, 38, 53, 95, 96, 97, 203, 207 and 647 (as identified on Schedule 2.14(b)), (B) without exceptions and subject to no Liens (other than the Permitted Liens), (C) in policy amounts acceptable to Lender, (D) with such endorsements and affirmative coverage as Lender shall require (including, without limitation, such “date down” endorsements as Lender may desire from time to time to insure Lender’s first lien position) and (E) otherwise in form and substance acceptable to Lender in its sole and absolute discretion;

          (ii) With respect to each Fee Property, Lender shall have received a current ALTA survey in form and substance acceptable to Lender together with any affidavits of Borrower sufficient to remove the standard survey exception, or Lender shall have received a current ALTA survey in form and substance acceptable to Lender in its sole and absolute discretion (A) updated to within 30 days of the Closing, (B) certified to the Title Company, Lender and their respective successors and assigns, and (C) prepared, signed and sealed by a surveyor in the state in which each Fee Property is located. In addition, Lender shall have received a subordination agreement in favor of Lender from any tenant or subtenant of any Fee Property unless such lease shall be subordinate by its terms;

     (g)  Zoning Laws, etc. The Lender shall be satisfied with Borrower’s compliance with all zoning, environmental and other laws, ordinances, rules and regulations affecting or relating to each Fee Property and each Leased Property;

     (h)  Leases. The Lender or its counsel shall have received certified true and complete copies of (i) all leases with respect to each Leased Property and each of the other leased properties listed on Schedule 2.14(b), (ii) a recordable memorandum of lease or evidence of a previously recorded memorandum of lease satisfactory in all respects to Lender of each Leased Property together with such executed and acknowledged subordination, non-disturbance and attornment agreements as Lender may request from the holder of each mortgage encumbering the fee interest with respect to each such Leased Property identified on Schedule 2.14(b)(1), (iii) such estoppel certificates as Lender may request, in form and substance reasonably satisfactory to Lender and Borrower, and (iv) such other certificates, documents and agreements respecting each Leased Property as Lender may, in its sole discretion, reasonably request (including, but not limited to, estoppel certificates identified on Schedule 2.14(b)(2) from lessors under any such lease, consents from lessors under any lease of each Leased Property identified on Schedule 2.14(b)(3), and modifications of any lease of any Leased Property identified on Schedule 2.14(b)(4) to incorporate customary leasehold financing provisions);

     (i)  Evidence of Title. The Lender shall be satisfied that Borrower has sufficient right, title and interest in and to the Collateral, and other assets which it purports to own, as set forth in the documents and other materials presented to Lender to enable Borrower to grant to Lender for the benefit of Lender the security interests contemplated by the Fundamental Documents, and that all financing statements, mortgages and other filings under Applicable Law necessary to provide Lender with a first priority perfected security interest in the Collateral and proceeds thereof (subject to Permitted Liens, if any) have been filed, or, have been delivered to Lender in satisfactory form for filing and all taxes, recording or other fees due and payable with respect thereto have been paid; provided, however, that with respect to the Fee Properties, the delivery of a lender’s title insurance policy in accordance with Section 3.1(f) shall satisfy this condition;

     (j)  Insurance. The Lender shall have received (i) a summary of all existing insurance coverage maintained by Borrower which summary shall include for each insurance policy, the policy number, the type of coverage, the policy limits and deductibles, the insurer and the expiration date and (ii) evidence acceptable to Lender that the insurance policies required by Section 4.5 have been obtained and are in full force and effect, including Certificates of Insurance with respect to all existing insurance coverage maintained by Borrower which is set forth on the summary delivered pursuant to clause (i) above, which certificates shall comply with the requirements set forth in Section 4.5 hereof;

     (k)  Payment of Fees. The Lender shall have received all Fees due and payable on or before the Closing Date pursuant to this Credit Agreement;

     (l)  Notes. If Lender requests that the Loans made by it be evidenced by a promissory note, Lender shall have received one or more promissory notes each duly executed on behalf of Borrower, dated the date hereof and payable to the order of Lender in the principal amount equal to Lender’s Term Loan and Revolving Credit Commitment;

     (m)  Payment of Other Fees and Expenses. All reasonable out-of-pocket expenses incurred by Lender in connection with this Credit Agreement and the transactions contemplated hereby, including, without limitation, all statements presented for reasonable fees and disbursements of any financial, accounting or valuation advisors or special counsel retained by Lender (including, but not limited to, Morgan, Lewis & Bockius LLP, counsel to Lender), shall have been paid by Borrower;

     (n)  Litigation. No litigation, inquiry, injunction or restraining order shall be pending, entered or threatened which involves this Credit Agreement or any of the other Fundamental Documents or which could reasonably be expected to have a Material Adverse Effect;

     (o)  Representations and Warranties; No Default. The representations and warranties set forth in Article 2 hereof and in any other Fundamental Documents then in existence shall be true and correct in all material respects, and no Default or Event of Default shall have occurred and be continuing hereunder;

     (p)  Closing Certificate. The Lender shall have received a closing certificate signed by an Authorized Officer of Borrower, substantially in the form of Exhibit C hereto;

     (q)  Final Order. A Final Order approving the Plan of Reorganization and the credit facilities contemplated hereby shall have been entered by the Bankruptcy Court (which shall, among other things, approve this Credit Agreement, the Fundamental Documents, the

Loans and the transactions contemplated by this Credit Agreement and the Fundamental Documents);

     (r)  Termination Documents. The Lender shall have received, in form and substance satisfactory to Lender, all releases, terminations and such other documents as Lender may request to evidence and effectuate the termination by Wells Fargo Retail Finance LLC and the other existing lenders of their respective financing arrangements with Borrower and the termination and release by such lenders of any interest in and to the Collateral;

     (s)  Post-Closing Undertaking. The Lender shall have received executed counterparts of the Post-Closing Undertaking which, when taken together, bear the signatures of all parties thereto; and

     (t)  Other Documents. The Lender and its counsel shall have received fully executed originals of such other documentation as Lender or its counsel may reasonably request.

     SECTION 3.2 Conditions Precedent to Each Revolving Credit Loan. The obligation of Lender to make each Revolving Credit Loan (including the initial Revolving Credit Loan) is subject to the following conditions precedent:

     (a)  Borrowing Certificate. The Lender shall have received a Borrowing Certificate with respect to such Borrowing, duly executed by an Authorized Officer of Borrower;

     (b)  Representations and Warranties. The representations and warranties set forth in Article 2 hereof and in the other Fundamental Documents shall be true and correct in all material respects on and as of the date of each Borrowing (except to the extent that such representations and warranties expressly relate to an earlier date) with the same effect as if made on and as of such date;

     (c)  No Event of Default. On the date of each Borrowing hereunder, no Default or Event of Default shall have occurred and be continuing, nor shall any such Default or Event of Default occur by reason of the making of the requested Revolving Credit Loan; and

     (d)  [~~Total~~ ]Revolving Credit Commitment. After giving effect to the Revolving Credit Loans to be made, the aggregate principal amount outstanding of all Revolving Credit Loans shall not exceed the [~~Total~~ ]Revolving Credit Commitment.

Each request for a Borrowing hereunder shall be deemed to be a representation and warranty by Borrower on the date of such Borrowing hereunder as to the matters specified in paragraphs (b), (c) and (d) of this Section.

4. AFFIRMATIVE COVENANTS

     From the date hereof and for so long as any Commitments shall be in effect, any amount remains outstanding with respect to any Loan, or any Obligation remains unpaid or unsatisfied, Borrower agrees that, unless Lender shall otherwise consent in writing, it will:

     SECTION 4.1 Financial Statements and Reports. Furnish or cause to be furnished to Lender:

     (a)  As soon as available, but in any event simultaneously with the delivery of any such financial statements pursuant to the Working Capital Facility, the annual, quarterly and monthly balance sheets of Borrower, as at the end of, and the related statements of income, stockholders’ equity and cash flows for, such period, and the corresponding figures as at the end of, and for, the preceding period, together with any accompanying opinions, officers certificates or other documents delivered pursuant to the Working Capital Facility;

     (b)  Promptly and in any event within five (5) Business Days after receipt of any material notice or correspondence from any company or agent for any company providing insurance coverage to Borrower relating to any material loss or loss with respect to any item of Collateral or (from and after the First Amendment Effective Date) Inventory Collateral, copies of such notices and/or correspondence;

     (c)  Simultaneously with the delivery pursuant to the Working Capital Facility, copies of any documents, agreements, notices, reports, financial statements or other information required to be delivered pursuant to the Working Capital Facility (other than borrowing notices)[~~;~~] including, without limitation, perpetual inventory reports and inventory reports by location and category (as required by Section 7.1(a)(ii) of the Congress Credit Agreement) and if requested by Congress (from and after the First Amendment Effective Date) copies of purchase orders, invoices and delivery documents for Inventory Collateral (as required by Section 7.1(a)(iv) of the Congress Credit Agreement).

     (d)  From time to time such additional information regarding the financial condition or business of Borrower or any Collateral or (from and after the First Amendment Effective Date) Inventory Collateral, promptly following a request by Lender; provided that Borrower shall not be obligated hereby to provide such additional information unless it is information (w) prepared for [~~Congress~~]the agent or a lender under the Working Capital Facility, (x) prepared pursuant to any other agreements of Borrower, (y)prepared in the ordinary course of Borrower’s business, or (z) is otherwise available from Borrower’s records.

     SECTION 4.2 Compliance with Laws. (a) Do or cause to be done all things necessary (i) to preserve, renew and keep in full force and effect its existence, licenses, permits, franchises, certificates (including, without limitation, certificates of need), authorization, accreditations, easements, rights of way and other rights, consents and approvals the nonexistence of which is reasonably likely to have a Material Adverse Effect and (ii) to comply with all applicable statutes, ordinances, rules, regulations and orders of, and all applicable restrictions or requirements imposed by, any Governmental Authority (including, without limitation, Environmental Laws, all zoning and building codes and ERISA) or any other Requirements except where the necessity of compliance therewith is contested in good faith by the appropriate proceedings or where such noncompliance in the aggregate would not reasonably be expected to have a Material Adverse Effect; provided, in each case, that Borrower shall have set aside on its books reasonable reserves (the presentation of which is segregated to the extent required by GAAP) with respect thereto if such reserves are required by GAAP or where such noncompliance in the aggregate would not reasonably be expected to have a Material Adverse Effect.

     (b)  Obtain or make all further authorizations, approvals, orders, consents, licenses, registration or filings from or with any Governmental Authority required for the performance by Borrower of this Credit Agreement and the other Fundamental Documents to which it is a party.

     SECTION 4.3 Maintenance of Properties. Keep each item of Collateral[~~,~~] and (from and after the First Amendment Effective Date) Inventory Collateral in good repair, working order and condition (ordinary wear and tear and damage by casualty excepted) and, from time to time (i) subject to the terms hereof, make all necessary, proper and material repairs, renewals, replacements, additions and improvements thereto and (ii) comply at all times with the provisions of all leases and other material agreements to which it is a party so as to prevent any loss or forfeiture thereof or thereunder unless compliance therewith is being currently contested in good faith by appropriate proceedings and appropriate reserves have been established in accordance with GAAP or where such noncompliance in the aggregate would not reasonably be expected to have a Material Adverse Effect.

     SECTION 4.4 Notice of Material Events. (a) Promptly upon, but in any event within five (5) days after, an Authorized Officer or other executive officer of Borrower obtaining knowledge of (i) any (X) Default or (Y) Event of Default, (ii) any Material Adverse Effect, (iii) any action, event or condition (other than market conditions generally except those that may affect the industries in which Borrower operates) which could reasonably be expected to have a Material Adverse Effect, (iv) the opening of any office of Borrower or the change of the chief executive office or the principal place of business of Borrower or of the location of Borrower’s books and records with respect to any Collateral or (from and after the First Amendment Effective Date) Inventory Collateral (v) any change in the name, corporate structure or the jurisdiction of organization of Borrower, (vi) a change in the organizational identification number of Borrower; (vii) any other event which could reasonably be expected to materially decrease the value of any of the Collateral or (from and after the First Amendment Effective Date) Inventory Collateral, (viii) any proposed material amendment to any agreements that are a material part of or relate to any of the Collateral or (from and after the First Amendment Effective Date) Inventory Collateral or (ix) any Person giving any notice to Borrower or taking any other action to enforce remedies with respect to a claimed default or event or condition of the type referred to in paragraphs (g), (h), (i) or (j) of Article 6, (ix) any strike, walkout, work stoppage or other material labor difficulty with respect to Borrower, (x) any pending or contemplated condemnation proceeding affecting any of the Collateral which would result in Net Cash Proceeds of $500,000 or more, give written notice thereof to Lender specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such Person and the nature of such claimed Event of Default or condition and what action Lender has taken, is taking and proposes to take with respect thereto.

     (b)  Promptly upon, but in any event within ten (10) days after, an Authorized Officer or other executive officer of Borrower obtains knowledge of (i) the institution of, or threat of, any action, suit, proceeding, investigation or arbitration by any Governmental Authority or other Person against or affecting Borrower or any of its assets including, without limitation, any of the Collateral or (from and after the First Amendment Effective Date) Inventory Collateral, but excluding any condemnation proceeding or any sale or disposition in lieu of condemnation with respect to any of the Collateral which would result in Net Cash Proceeds of less than $500,000 and (ii) any material development in any such action, suit, proceeding, investigation or arbitration (whether or not previously disclosed to Lender), which, in the case of clause (i) or (ii) above, is reasonably likely to have a Material Adverse Effect, Borrower shall promptly give written notice thereof to Lender and provide such other information as may be available to it to enable Lender to evaluate such matters; and, in addition to the requirements set forth in clauses (i) and (ii) of this subsection (b), Borrower upon request shall promptly give notice to Lender of the status of any action, suit, proceeding, investigation or arbitration covered by a report delivered to Lender pursuant to this subsection and provide such other information as may be reasonably available to it to enable Lender to evaluate such matters.

     SECTION 4.5 Insurance. (a) Keep the Collateral and (from and after the First Amendment Effective Date) the Inventory Collateral, or cause its tenants under applicable leases to keep its Collateral and (from and after the First Amendment Effective Date) Inventory Collateral insured at all times with financially sound and reputable insurance companies, against such risks as is customary for companies of the same or similar size in the same or similar businesses; provided, that such insurance shall (i) insure the Collateral and (from and after the First Amendment Effective Date) Inventory Collateral against all risk of loss or damage including, without limitation, loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to Lender, but in no event in an amount less than the replacement cost value thereof, and (ii) insure Borrower, and Lender, against comprehensive general and automobile liability, such policies to be in accordance with customary industry practice and in such form and amounts and having such coverage as is customary for companies of the same or similar size in the same or similar businesses or as otherwise may be reasonably satisfactory to Lender. All such insurance shall (i) contain a lender’s Loss Payable Endorsement in all loss or damage insurance policies, (ii) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after written notice to Lender thereof, (iii) name Lender as loss payee for physical damage insurance with respect to property which constitutes Collateral and, from and after the date upon which all of the obligations under the Working Capital Facility shall have been satisfied in full, Inventory Collateral, as to which a Lien has been granted to Lender, with the right, if an Event of Default has occurred and is then continuing, to adjust losses and claims with respect to such property, and as an additional insured for liability insurance, (iv) state that Lender shall not be responsible for premiums, commissions, club calls, assessments or advances and (v) be reasonably satisfactory in all other respects (including deductibles) to Lender.

     (b)  Upon the request of Lender, furnish to such Lender, an updated schedule describing all insurance maintained by Borrower, which schedule shall set forth, for each insurance policy, the policy number, the type of coverage, the policy limits and deductibles, the insurer and the expiration date.

     (c)  Furnish to Lender, to the extent not previously delivered, original certificates of insurance for all insurance maintained by Borrower which certificates shall comply with the requirements of this Section 4.5 set forth above and contain signatures of duly authorized representatives of the insurer, at all times prior to policy termination, cessation or cancellation.

     SECTION 4.6 Books and Records. (a) Maintain or cause to be maintained at all times, in accordance with GAAP, true and complete books and records of its financial operations.

     (b)  Provide Lender and its representatives (at Borrower’s expense) access to such books and records and to any of its properties or assets upon reasonable notice and during regular business hours in order that Lender may make such audits and examinations and make abstracts from such books, accounts, records and other papers of Borrower pertaining to any of the Collateral and (from and after the First Amendment Effective Date) Inventory Collateral and upon notification to Borrower, permit Lender or its representatives to discuss the affairs, finances and accounts with, and be advised as to the same by, officers and independent accountants, all as Lender may deem appropriate for the purpose of verifying any report delivered by Borrower to Lender pursuant to this Credit Agreement or for otherwise ascertaining compliance with this Credit Agreement or any other Fundamental Document. The Lender will not prohibit any representative of Borrower from being present at such meetings or discussions.

     SECTION 4.7 Observance of Agreements. (a) Duly observe and perform all material terms and conditions of any agreement relating to any of the Collateral and (from and after the First Amendment Effective Date) Inventory Collateral, or any other agreement which is material to Borrower and diligently protect and enforce the rights of Borrower under all such agreements in a manner consistent with prudent business judgment and subject to the terms and conditions of such agreements.

     (b)  Promptly provide Lender copies of any and all agreements amending, altering, modifying, waiving or supplementing in any material respect any agreement set forth on Schedule 2.9(b).

     (c)  Promptly provide Lender copies of any Licenses.

     SECTION 4.8 Taxes and Charges. (a) Duly pay and discharge, or cause to be paid and discharged, before the same shall become in arrears (after giving effect to applicable extensions), all taxes, assessments, levies and other governmental charges, imposed upon Borrower or its properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies which if unpaid might by law become a Lien upon any property of any Borrower; provided, however, that any tax, assessment, levy, governmental charge or claim for labor, material or supplies need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if Borrower shall have set aside on its books reasonable reserves (the presentation of which is segregated to the extent required by GAAP) with respect thereto if such reserves are required by GAAP; and provided, further, that Borrower will pay all such taxes, assessments, levies or other governmental charges and claims for labor, material or supplies forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor.

     (b)  Unless and until such time as Borrower’s long-term unsecured debt shall be rated at least investment grade by either Standard & Poor’s, a division of The McGraw-Hill Companies or Moody’s Investors Services, Inc., deposit with Lender on the first Business Day of each month a sum equal to the amount of all general and special real estate taxes and assessments next due and payable by Borrower upon the Collateral divided by the number of months to elapse before one month prior to the date when such taxes and assessments will become due and payable. If such deposits are insufficient to pay any such taxes or assessments when the same become due and payable by Borrower, Borrower, within ten days after the receipt of a demand therefor from Lender, shall deposit such additional funds as may be necessary to eliminate such insufficiency. If such deposits exceed the amount required to pay such taxes and assessments for any tax payment period, the excess shall be credited against the next succeeding deposit or deposits to be made by Borrower. Such deposits shall be used for the payment of taxes and assessments on the Collateral next due and payable by Borrower when they become due, provided, however, that Lender shall not be liable for any failure to apply such deposits to the payment of such taxes and assessments unless Lender shall have received from Borrower a request for payment accompanied by the bills for such taxes and assessments not less than thirty days prior to the due date. Except as may be required by Applicable Law, such deposits may be commingled with other funds of Lender. Upon the request of Borrower, Lender shall account to Borrower for the amounts then on deposit.

     SECTION 4.9 Liens. Defend the Collateral and (from and after the First Amendment Effective Date) the Inventory Collateral against any and all Liens, claims and other impediments howsoever arising, other than Permitted Liens, and in any event defend the same against any attempted foreclosure.

     SECTION 4.10 Further Assurances; Security Interests. (a) Upon the request of Lender, duly execute and deliver, or cause to be duly executed and delivered, at the cost and expense of Borrower, such further instruments as may be necessary in the reasonable judgment of Lender or its counsel to carry out the provisions and purposes of this Credit Agreement and the other Fundamental Documents.

     (b)  Upon the request of Lender, promptly execute and deliver or cause to be executed and delivered, at the cost and expense of Borrower, such further instruments as may be appropriate in the reasonable judgment of Lender or its counsel, to provide Lender a perfected first priority Lien in the Collateral and (from and after the First Amendment Effective Date) Inventory Collateral (subject to Permitted Liens), and any and all documents (including, without limitation, an amendment or supplement of any financing statement and a continuation statement or other statement) for filing under the provisions of the UCC and the rules and regulations thereunder, or any other Applicable Law of the United States or any other jurisdiction which Lender may deem reasonably necessary or advisable, and perform or cause to be performed such other ministerial acts which are reasonably necessary or advisable, from time to time, in order to grant and maintain in favor of Lender the security interest in the Collateral and (from and after the First Amendment Effective Date) Inventory Collateral contemplated hereunder and under the other Fundamental Documents, subject only to Permitted Liens.

     (c)  Promptly undertake to deliver or cause to be delivered to Lender from time to time such other documentation, consents, authorizations and approvals, in form and substance reasonably satisfactory to Lender, as Lender or its counsel shall reasonably deem necessary or advisable to perfect or maintain the Liens (and security interests) of Lender contemplated hereby and pursuant to the other Fundamental Documents.

     (d)  Without limiting the generality of the foregoing provisions of this Section 4.10, use commercially reasonable efforts to correct as soon as practicable, matters with respect to title concerning each Fee Property not otherwise permitted hereunder.

     SECTION 4.11 Environmental Laws. (a) Promptly notify Lender upon Borrower gaining actual knowledge of any violation or non-compliance with, or liability or potential liability under, any Environmental Laws which, when taken together with all other violations of, or liability under, Environmental Law is reasonably expected to have a Material Adverse Effect, and promptly furnish to Lender all written notices of any nature which Borrower may receive from any Governmental Authority or other Person with respect to any violation, or potential violation or non-compliance with, or liability or potential liability under, any Environmental Laws which, in any case or when taken together with all such other notices, could reasonably be expected to have a Material Adverse Effect.

     (b)  Comply with and use reasonable efforts to ensure compliance by all tenants and subtenants with all Environmental Laws, and obtain and comply in all respects with and maintain and use reasonable efforts to ensure that all tenants and subtenants obtain and comply in all respects with and maintain any and all Environmental Permits required by Environmental Laws, except where failure to do so is not reasonably likely to have a Material Adverse Effect.

     (c)  Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under all Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities, except where failure to do so would not have a Material Adverse Effect. Any order or directive whose lawfulness is being contested in good faith by appropriate proceedings shall be considered a lawful order or directive when such proceedings, including any judicial review of such proceedings, have been finally concluded by the issuance of a final non-appealable order; provided, however, that Borrower shall have set aside on its books reasonable reserves (the presentation of which is segregated to the extent required by GAAP) with respect thereto.

     (d)  Indemnify, defend and hold harmless Lender, and its respective officers, directors, shareholders, employees, agents, representatives, successors and assigns from and against any liability, fine, penalty, loss, damage, suit, settlement, action, expense and cost (including, but not limited to, reasonable attorneys’ fees (including cost of in-house counsel) and environmental consultant fees), arising out of or relating to: (A) the presence or Release of any Hazardous Materials at, to, on, under, from, or about any Premises; (B) any violation of any Environmental Law or Environmental Permit by Borrower; (C) the transportation or the arrangement for the transportation, handling, treatment, or disposal of any Hazardous Materials to any location other than any Premises by or on behalf of Borrower; (D) any Environmental Claim relating to any Premises or any activities conducted at any Premises; and (E) any breach of any environmental representation or covenant in this Credit Agreement or any other Fundamental Document (but excluding any such liability, fine, penalty, loss, damage, suit, settlement, action, expense or cost of an indemnified party to the extent primarily caused by the gross negligence or willful misconduct of such indemnified party as determined by a final judgment of a court of competent jurisdiction). The obligations of Borrower under this Section 4.11(d) shall survive the Facility Termination Date, the termination of this Credit Agreement and the payment of the Obligations hereunder indefinitely.

     (e)  Promptly, but in no event later than sixty (60) days after the Closing Date, undertake the following activities and submit a report to Lender, in form and substance reasonably satisfactory to Lender, confirming that such activities have been undertaken: (1) bring the water supply wells located at the Fee Properties located at 7141 East Broad Street, Columbus, Ohio and 840 Route 46, Roxbury, New Jersey into compliance with applicable Environmental Laws (including but not limited to undertaking all required water sampling and testing and submission of the same to applicable Governmental Authorities) and develop and implement a compliance program to ensure that Borrower will continue to be in compliance with such requirements in the future; or (2) close such water supply wells in compliance with applicable Environmental Laws.

     SECTION 4.12 Lease Agreements. From time to time (i) furnish to Lender such information and reports regarding any lease agreement with respect to any Fee Property, Leased Property or any other property listed on Schedule 2.14(b) to which Borrower is a party as Lender may reasonably request and (ii) upon the occurrence and continuation of an Event of Default and the reasonable request of Lender, make such demands and requests for information, reports or action to the other parties to a lease agreement to which Borrower is a party, as Borrower is entitled to make under each such lease agreement.

     SECTION 4.13 Use of Proceeds of Loans. Use the proceeds of the Loans for the purposes identified in Section 1.14.

     SECTION 4.14 ERISA Plan Compliance and Reports. Furnish to Lender (i) as soon as possible, and in any event within thirty (30) days after any executive officer of Borrower has knowledge that (A) any Reportable Event with respect to any Plan has occurred, a statement of an executive officer of Borrower, setting forth details as to such Reportable Event and the action which it proposes to take with respect thereto, together with a copy of the notice, if any, required to be filed of such Reportable Event given to the PBGC or (B) an accumulated funding deficiency has been incurred or an application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard or an extension of any amortization period under Section 412 of the Code with respect to a Plan or Multiemployer Plan has been or is proposed to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA, proceedings have been instituted to terminate a Plan if such Plan is subject to Title IV of ERISA, an action has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Multiemployer Plan, or Borrower or ERISA Affiliate will incur any liability to or on account of the termination of or withdrawal from a Plan subject to Title IV of ERISA or Multiemployer Plan under Sections 4062, 4063, 4201 or 4204 of ERISA, a statement of an executive officer of Borrower, setting forth details as to such event and the action Borrower proposes to take with respect thereto, (ii) promptly upon reasonable request of Lender, copies of each annual and other report with respect to each Plan and (iii) promptly after receipt thereof, a copy of any notice Borrower or ERISA Affiliate may receive from the PBGC relating to the PBGC’s intention to terminate any Plan subject to Title IV of ERISA or to appoint a trustee to administer any Plan subject to Title IV of ERISA.

     SECTION 4.15 Kimco Collateral Account. By no later than May 30, 2002, establish a deposit account (the “Kimco Collateral Account”) with a bank acceptable to Lender into which all [~~cash~~ ]Collateral in the form of cash and cash proceeds[ ~~of~~] of Collateral and from and after the date upon which all of the obligations under the Working Capital Facility shall have been satisfied in full, proceeds of Inventory Collateral shall be deposited in accordance with the terms hereof, which account shall be for all purposes part of the Collateral hereunder.

     SECTION 4.16 Covenants Regarding Inventory Collateral. From and after the First Amendment Effective Date: (a) Borrower shall at all times maintain inventory records satisfactory to Lender, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory Collateral, Borrower’s cost therefore and daily withdrawals therefrom and additions thereto; (b) Borrower shall conduct a physical count of the Inventory Collateral at least once each year but at any time or times as Lender may request on or after an Event of Default, and promptly following such physical count shall supply Lender with a report in the form and with such specificity as may be satisfactory to Lender concerning such physical count, and Borrower shall conduct cycle counts of the Inventory Collateral in the ordinary course of its business consistent with past practices by at any time or times as Lender may request on or after an Event of Default, and promptly following such cycle count shall supply Lender with a report in the form and with such specificity as may be satisfactory to Lender concerning such cycle count; (c) Borrower shall not remove any Inventory Collateral from the locations set forth or permitted herein, without the prior written consent of Lender, except for sales of Inventory Collateral in the ordinary course of its business and except to move Inventory Collateral directly from one location set forth or permitted herein to another such location and except for Inventory Collateral shipped from manufacturer thereof to Borrower which is in transit to the locations set forth or permitted herein; (d) upon Lender’s request, Borrower shall, at its expense, no more than four (4) times in any twelve (12) month period, but at any time or times as Lender may request on or after an Event of Default or a Minimum Inventory Violation (as such term is defined in the Working Capital Facility), deliver or cause to be delivered to Lender written appraisals as to the Inventory Collateral in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender addressed to lender and upon which Lender is expressly permitted to rely; (e) Borrower shall produce, use, store and maintain the Inventory Collateral with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (f) except as set forth on Schedule 7.3 to the Congress Credit Agreement none of the Inventory Collateral constitutes farm products or the proceeds thereof or is subject to the trust imposed under the Perishable Agricultural Commodities Act; (g) Borrower assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory Collateral; (h) Borrower shall not sell Inventory Collateral to any customer on approval, or any other basis which entitles the customer to return or may obligate Borrower to repurchase such Inventory Collateral, except in the ordinary course of Borrower’s business consistent with past practices; (i) Borrower shall keep the Inventory Collateral in good and marketable condition; and (j) Borrower shall not acquire or accept any Inventory Collateral on consignment or approval unless as may be permitted under the Working Capital Facility.

5. NEGATIVE COVENANTS

     From the date hereof and for so long as any Commitments shall be in effect, any amount remains outstanding with respect to any Loan, or any Obligation remains unpaid or unsatisfied, Borrower agrees that, unless Lender shall otherwise consent in writing, it will not:

     SECTION 5.1 Limitations on Indebtedness and Preferred Stock. Incur, create, assume or suffer to exist any Preferred Stock or Indebtedness, other than:

     (a)  the Indebtedness and other Obligations of Borrower under this Credit Agreement, and any Indebtedness refinancing all or any portion of the Indebtedness and/or other Obligations under this Credit Agreement; provided, that the terms of any Indebtedness refinancing only a portion of the Indebtedness and other Obligations under this Credit Agreement shall have been approved in writing by Lender;

     (b)  existing Indebtedness of Borrower described on Schedule 5.1(b) hereto, but not any extensions or renewals or refinancings thereof unless effected on substantially the same terms or terms more favorable to Borrower (provided, that the interest rate may be at the then prevailing rate for the same type of Indebtedness);

     (c)  Indebtedness of Borrower under the Working Capital Facility;

     (d)  obligations of Borrower under Interest Rate Protection Agreements entered into in the ordinary course of business and not for purposes of speculation;

     (e)  (i) any revocable license (each, a “License”) demising an aggregate of less than one thousand (1,000) useable square feet per Fee Property and per Leased Property which is entered into after the date hereof, or (ii) any lease of all or any portion of a Fee Property or Leased Property (each, a “Substitute Lease”) which is entered into by Borrower after the date of this Agreement which is entered into in substitution for a lease in effect as of the date of this Agreement; provided, that in the case of either (i) or (ii), (w) such License or Substitute Lease, as the case may be, is on a form license or lease agreement previously approved in writing by Lender (which approval Lender shall not unreasonably withhold or delay), (x) such License or Substitute Lease is on not less than fair market rental terms as determined by Lender in its reasonable discretion, (y) such License or Substitute Lease is by its express terms subject and subordinate to each Mortgage, and (z) no Event of Default shall have occurred under this Agreement or any other Fundamental Documents.;

     (f)  unsecured Indebtedness of Borrower not in excess of $500,000 in an aggregate principal amount outstanding at any time;

     (g)  Indebtedness of Borrower secured by purchase money Liens not in excess of $1,000,000 in an aggregate principal amount outstanding at any time;

     (h)  Indebtedness of Borrower incurred in connection with insurance premium financing not in excess of $7,000,000 in an aggregate principal amount outstanding at any time;

     (i)  Preferred Stock which does not require the redemption thereof at the option of the holder prior to the Facility Termination Date; and

     (j)  extensions, renewals or refinancings by Borrower of any Indebtedness permitted under this Section (“Refinancing Indebtedness”) so long as (i) such Refinancing Indebtedness is in an original aggregate principal amount not greater than the aggregate principal amount of and unpaid interest on the Indebtedness being extended, renewed or refinanced plus the amount of any premiums required to be paid thereon and fees and expenses associated therewith, (ii) if the Indebtedness being extended, renewed or refinanced is subordinated to the Obligations, such Refinancing Indebtedness is subordinated to the Obligations on terms not less favorable to the Lender than the subordination provisions governing the Indebtedness being extended, renewed or refinanced, (iii) at the time of and after giving effect to such extension, renewal or refinancing, no Event of Default shall have occurred and be continuing, and (iv) the other terms and conditions of such Refinancing Indebtedness (including, without limitation, amortization, interest rates and fees) are no less favorable to Borrower than the Indebtedness being extended, renewed or refinanced (provided that the restrictions set forth in clauses (iii) and (iv) shall not be applicable to any refinancing of the Indebtedness under the Working Capital Facility).

     SECTION 5.2 Limitations on Liens. Incur, create, assume or suffer to exist any Lien on the Collateral and (from and after the First Amendment Effective Date) Inventory Collateral, including, any right of first refusal, option or other contractual right to sell, assign, lease or otherwise dispose of any of the Collateral and (from and after the First Amendment Effective Date) Inventory Collateral (and, in the case of Inventory Collateral, except as required under the Working Capital Facility), whether now owned or hereafter acquired, except:

     (a)  the Liens in favor of Lender under this Credit Agreement, the other Fundamental Documents and any other document contemplated hereby or thereby;

     (b)  to the extent incurred after the Closing Date, Liens customarily granted or incurred in the ordinary course of business with regard to services rendered by carriers, warehouses, suppliers of materials and equipment, mechanics and repairmen and other Liens imposed by Applicable Law which obligations are not yet due and payable (unless such obligations are being contested in good faith and with respect to which appropriate reserves have been established in accordance with GAAP);

     (c)  existing Liens listed on Schedule 5.2(c) hereto;

     (d)  to the extent incurred after the Closing Date, Liens arising out of attachments, judgments or awards as to which an appeal or other appropriate proceedings for contest or review are timely commenced (and as to which foreclosure and other enforcement proceedings shall not have been commenced (unless fully bonded or otherwise effectively stayed)) and as to which appropriate reserves have been established in accordance with GAAP;

     (e)  to the extent incurred after the Closing Date, Liens for taxes, assessments or other governmental charges or levies not yet due and payable, or the validity or amount of which is currently being contested in good faith by appropriate proceedings and for which reserves have been set aside on the books of Borrower, in each case pursuant to and in accordance with the terms of Section 4.8 hereof;

     (f)  to the extent incurred after the Closing Date, easements (including, without limitation, reciprocal easement agreements and utility agreements), rights of way requirements, restrictions (including, without limitation, zoning restrictions), covenants, consents, reservations, encroachments, variations and other similar restrictions, charges, encumbrances (whether or not recorded) (but specifically excluding rights of first refusal, options and other contractual rights to sell, assign or otherwise dispose of any Collateral or any interest therein) on any Collateral which, in the aggregate, (i) do not materially detract from the value of the applicable Collateral subject thereto, (ii) do not materially interfere with the ordinary conduct of the business of Borrower or any lessee under a lease or (iii) do not materially impair the use of the applicable item of Collateral by Borrower or any lessee under a lease;

     (g)  to the extent incurred after the Closing Date, Liens securing refinancing Indebtedness permitted by Section 5.1(b); provided, that such Liens shall by their terms cover only such property or assets as are covered by the Liens securing the Indebtedness being refinanced and no new or additional property or assets and any Liens granted with respect to such refinancing Indebtedness shall be subordinated to at least the same extent as the existing Liens securing such Indebtedness being refinanced;

     (h)  to the extent incurred after the Closing Date, Liens securing purchase money Indebtedness permitted by Section 5.1(g); provided that such Liens shall by their terms cover only such property or assets as are covered by the Liens securing such Indebtedness; [and]

     (i)  to the extent incurred after the Closing Date, Liens arising from the filing of UCC financing statements or other documents (x) as to which Borrower has not authorized such filing, (y) as to which Borrower shall promptly, after it has knowledge thereof, use reasonable efforts to obtain a termination or release, and (z) which have not been in place for more than 30 days after Borrower has knowledge thereof[~~.~~]; and

     (j) Liens existing as of the Closing Date on the Inventory Collateral securing the obligations under the Working Capital Facility.

     SECTION 5.3 Merger, Sale of Assets, Purchases, etc. Whether in one transaction or a series of transactions, wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation, or sell or otherwise dispose of any of the Collateral or (from and after the First Amendment Effective Date) Inventory Collateral or agree to do or suffer any of the foregoing, except for (i) sales or dispositions by Borrower of up to ten (10) of the Fee Properties for fair market value in arms-length transactions, the Net Cash Proceeds of which are applied as mandatory prepayments of the Loans as required by Section 1.9(b) hereof, and (ii) the dissolution, liquidation, winding up or merger of the Borrower’s Subsidiaries.

     SECTION 5.4 Places of Business; Change of Name. Change the location of its chief executive office or principal place of business (except to another location in Troy, Michigan with prior written notice to Lender) or any of the locations where it keeps any portion of the books and records with respect to the Collateral and (from and after the First Amendment Effective Date) Inventory Collateral, change its name or change its jurisdiction of incorporation or organization, without in each case (i) giving Lender thirty (30) days prior written notice of such change and (ii) filing any additional UCC financing statements, Security Documents and such other documents requested by either Lender to maintain perfection of the security interest of Lender in the Collateral and (from and after the First Amendment Effective Date) Inventory Collateral.

     SECTION 5.5 Sale and Leaseback. Enter into any arrangement with any Person or Persons, whereby in contemporaneous transactions Borrower sells essentially all of its right, title and interest in an asset and, in connection therewith, acquires, leases or licenses back the right to use such asset, except to the extent the asset subject to such sale and leaseback arrangement was sold by Borrower in a transaction permitted by Section 5.3 hereof.

     SECTION 5.6 Changes to Material Agreements.

     (a)  Consent to any modification or waiver of any material agreement listed on Schedule 2.9(b) hereto if such modification or waiver would have a Material Adverse Effect with respect to Borrower. The Borrower will not consent to the assignment by any other party to any material agreement of any rights, obligations or interests of such party thereunder except as expressly permitted by any such material agreement.

     (b)  Amend the [~~articles~~]certificate of incorporation or by-laws of Borrower in any manner which could be reasonably expected to have a Material Adverse Effect.

     SECTION 5.7 ERISA Compliance. Engage in a “prohibited transaction,” as defined in Section 406 of ERISA or Section 4975 of the Code, with respect to any Plan or Multiemployer Plan or knowingly consent to any “party in interest” or any “disqualified person”, as such terms are defined in Section 3(14) or ERISA and Section 4975(e)(2) of the Code, respectively, engaging in any “prohibited transaction”, with respect to any Plan or Multiemployer Plan; or permit any Plan to incur any “accumulated funding deficiency”, as defined in Section 302 of ERISA or Section 412 of the Code; or terminate any Plan in a manner which could result in the imposition of a Lien on any property of Borrower or any ERISA Affiliate pursuant to Section 4068 of ERISA; or breach or knowingly permit any employee or officer or any trustee or administrator of any Plan to breach any fiduciary responsibility imposed under Title I of ERISA with respect to any Plan; engage in any transaction which would result in the incurrence of a liability under Section 4069 of ERISA; or fail to make contributions to a Plan or Multiemployer Plan which could result in the imposition of a Lien on any property of Borrower or any ERISA Affiliate pursuant to Section 302(f) of ERISA or Section 412(n) of the Code, if the occurrence of any of the foregoing events (alone or in the aggregate) would result in a liability which has a Material Adverse Effect.

     SECTION 5.8 Hazardous Materials. Cause or permit any of its properties or assets to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials, except in compliance with all applicable Environmental Laws; nor release, discharge, dispose of or permit or suffer any release or disposal as a result of any intentional act or omission on its part of Hazardous Materials onto any such property or asset in violation of any Environmental Law or in a manner that could result in liability under any Environmental Law, except as are not reasonably likely to have a Material Adverse Effect.

     SECTION 5.9 Transactions with Subsidiaries. Except as otherwise permitted hereunder, sell or transfer any property to, or sell, convey or purchase any assets from, or enter into any other transaction (whether material or otherwise) with, make any investment with or to, or engage in any other business arrangement with, any Subsidiary or Affiliate of Borrower, or enter into an agreement to do any of the foregoing.

6. EVENTS OF DEFAULT

     SECTION 6.1 Events of Default. In the case of the happening and during the continuance of any of the following events (herein called “Events of Default”):

     (a)  any representation, warranty, certification or statement made by Borrower in this Credit Agreement or any other Fundamental Document to which it is a party or in connection with this Credit Agreement or any Fundamental Document or any statement or representation made by or on behalf of Borrower in any report, financial statement, certificate or other document furnished to Lender pursuant to, or in connection with, this Credit Agreement or any other Fundamental Document, shall prove to have been false or misleading in any material respect when made or delivered;

     (b)  default shall be made in the payment of principal of any of the Loans as and when due and payable, whether at the due date thereof, by reason of maturity, mandatory prepayment, acceleration or otherwise;

     (c)  default shall be made in the payment of interest on the Loans, the Fees, or other amounts payable to Lender under this Credit Agreement, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise and such default shall continue unremedied for two (2) Business Days, provided, however, that such two Business Day period shall be extended to five (5) Business Days if and only if (x) such default relates to amounts other than interest and (y) no other such default has occurred during the immediately preceding 12-month period;

     (d)  default shall be made by Borrower in the due observance or performance of any covenant, condition or agreement contained in Sections 4.4, 4.5 or Article 5 of this Credit Agreement;

     (e)  default shall be made by Borrower in the due observance or performance of Section 4.1 of the Credit Agreement, and such default shall continue unremedied for ten (10) days;

     (f)  default shall be made by Borrower in the due observance or performance of any other covenant, condition or agreement to be observed or performed pursuant to the terms of this Credit Agreement or any other Fundamental Document (other than those covered by paragraphs (a), (b), (c), (d) or (e) of this Article 6), and such default shall continue unremedied for thirty (30) days after Borrower receives written notice or obtains knowledge of such occurrence, and Borrower shall not be diligently moving towards curing such default;

     (g)  default shall be made by Borrower with respect to any payment, when due, of any Indebtedness in excess of $500,000 of Borrower, or any other default shall occur, if the effect of such non-payment default is to accelerate the maturity of such Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to its stated maturity, and such default shall not be remedied, cured, waived or consented to within the period of grace with respect thereto; or any such Indebtedness shall become or be declared to be due and payable prior to its stated maturity;

     (h)  Borrower shall generally not pay its debts as they become due or shall admit in writing its inability to pay its debts, or shall make a general assignment for the benefit of creditors; or Borrower shall commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property or shall file an answer or other pleading in any such case, proceeding or other action admitting the material allegations of any petition, complaint or similar pleading filed against it or consenting to the relief sought therein; or Borrower shall take any action to authorize, or in contemplation of, any of the foregoing;

     (i)  any involuntary case, proceeding or other action against Borrower shall be commenced seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (i) results in the entry of any order for relief against it or (ii) shall remain undismissed for a period of sixty (60) days;

     (j)  one or more judgment(s) for the payment of money in excess of $500,000 in the aggregate (other than a judgment as to which, and only to the extent, a reputable insurance company has acknowledged coverage of such claim in writing or which, but only to the extent, a surety bond has been provided by a reputable insurance or other company) shall be rendered against Borrower and either (i) within thirty (30) days from the entry of such judgment, shall not have been discharged or stayed pending appeal, or shall not have been discharged within thirty (30) days from the entry of a final order of affirmance on appeal or (ii) enforcement proceedings shall be commenced by any creditor on any such judgment;

     (k)  (i) failure by Borrower or any ERISA Affiliate to make any contributions required to be made to a Plan subject to Title IV of ERISA or a Multiemployer Plan, (ii) any accumulated funding deficiency (within the meaning of Section 4971(c) of the Code) shall exist with respect to any Plan (whether or not waived), (iii) failure by any Plan to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or an extension of any amortization period is sought or granted under Section 412 of the Code or Section 303 or 304 of ERISA, (iv) Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan, or that a Multiemployer Plan is in reorganization or is being terminated, (v) a Reportable Event with respect to a Plan shall have occurred, (vi) the withdrawal by Borrower or any ERISA Affiliate from a Plan during a plan year in which it was a substantial employer (within the meaning of Section 4001(a)(2) or 4062(e) of ERISA), (vii) the termination of a Plan, or the filing of a notice of intent to terminate a Plan under Section 4041(c) of ERISA, (viii) the institution of proceedings to terminate, or the appointment of a trustee with respect to, a Plan by the PBGC, (ix) any other event or condition which could constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (x) the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA as to any Credit Party or ERISA Affiliate; and the occurrence of any of the foregoing events, individually or in the aggregate, could reasonably be expected to result in a liability in excess of $1,000,000;

     (l)  Borrower is liable under or in violation of any Environmental Law which liability or violation is reasonably likely to have a Material Adverse Effect and either (i) such liability or violation shall not have been resolved within thirty (30) days after Borrower has knowledge thereof or (ii) enforcement proceedings shall be commenced with respect to any such liability or violation;

     (m)  (i) this Credit Agreement, any Mortgage, or any other Fundamental Document shall, for any reason, not be or shall cease to be in full force and effect or shall be declared null and void or any of the Fundamental Documents shall not give or shall cease to give Lender the Liens, rights, powers and privileges purported to be created thereby in favor of Lender, superior to and prior to the rights of all third Persons and subject to no other Liens (other than Permitted Liens), or (ii) the validity or enforceability of the Liens granted, to be granted, or purported to be granted, by any of the Fundamental Documents shall be contested by Borrower or any of its Affiliates;

     (n)  any Event of Default shall occur and be continuing under the Working Capital Facility;

     (o)  at any time, for any reason, Borrower shall repudiate, or seek to repudiate, any of its Obligations under any Fundamental Document to which it is a party; and

     (p)  failure by Borrower, on or before June 19, 2002, to make any payments required to be made by it under Section 6.02 of the Plan of Reorganization on account of any executory contract and unexpired lease to be assumed by it under the Plan of Reorganization;

then, in every such event and at any time thereafter during the continuance of such event, Lender may take any or all of the following actions, at the same or different times: (x) terminate forthwith the Commitments and/or (y) declare the principal of and the interest on the Loans and the notes evidencing the Loans hereunder and all other amounts payable hereunder or thereunder to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without presentment, demand, protest, notice of acceleration or other notice of any kind, all of which are hereby expressly waived, anything in this Credit Agreement or in any note evidencing any Loan hereunder to the contrary notwithstanding. If an Event of Default specified in subsection (h) or (i) above shall have occurred, the Commitments shall automatically terminate and the principal of, and interest on, the Loans and any notes evidencing the Loans hereunder and all other amounts payable hereunder and thereunder shall automatically become due and payable without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived, anything in this Credit Agreement or any note evidencing any Loan hereunder to the contrary notwithstanding. Such remedies shall be in addition to any other remedy available to Lender pursuant to Applicable Law or otherwise.

     SECTION 6.2 Certain Remedies. At any time an Event of Default exists or has occurred and is continuing, Lender shall have all rights and remedies provided in, and subject to, this Credit Agreement, the other Fundamental Documents, the UCC and other Applicable Law, all of which rights and remedies may be exercised without notice to or consent by Borrower, except as such notice or consent is expressly provided for hereunder or required by Applicable Law. All rights, remedies and powers granted to Lender hereunder, under any of the other Fundamental Documents, the UCC or other Applicable Law, are cumulative and not exclusive, and enforceable in Lender’s discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by Borrower of this Credit Agreement or any of the other Fundamental Documents. Lender may at any time or times, proceed directly against Borrower to collect the Obligations without prior recourse to the Collateral or Inventory Collateral.

7. MISCELLANEOUS

     SECTION 7.1 Notices. (a) Notices and other communications provided for herein shall be in writing and shall be delivered addressed:

(i) if to Lender: KIMCO CAPITAL CORP. c/o Kimco Realty Corporation 3333 New Hyde Park Drive New Hyde Park, NY 11042 Attn: Mr. David Samber

With a courtesy copy to:

Morgan, Lewis & Bockius LLP 101 Park Avenue New York, NY 10178 Attn: Neil E. Herman, Esq. Facsimile No.: (212) 309-6273 E-mail: nherman@morganlewis.com

(ii) if to Borrower:

Frank’s Nursery & Crafts, Inc. [~~1175 West Long Lake Road~~]580 Kirts Boulevard, Suite 300 Troy, Michigan [~~48098~~]48084 Attn: Mr. [~~Steven~~]Alan[~~Fishman~~]Minker [~~Mr. Larry Lakin~~]Michael McBride, Esq.

With a courtesy copy to:

[~~Willkie Farr & Gallagher~~]Honigman, Miller, Schwartz & Cohn, LLC
2290 First National Building
[~~787 Seventh~~]660 Woodward Avenue
[~~New York, NY 10019-6099~~]Detroit, Michigan 48226-3583
Attn: [~~William E. Hiller~~]Donald Kunz, Esq.
Facsimile No.: [ ~~(212)~~][~~728-8111~~]
E-mail: [~~whiller@willkie.com~~]

or such other address as such party may from time to time designate by giving written notice to the other parties hereunder.

Any failure of any Person giving notice pursuant to this Section, to provide a courtesy copy to a party as provided herein, shall not affect the validity of such notice. All notices and other communications given to any party hereto in accordance with the provisions of this Credit Agreement shall be deemed to have been given (x) on the fifth Business Day after the date when sent by registered or certified mail, postage prepaid, return receipt requested, if by mail, (y) when delivered, if delivered by hand or overnight courier service or (z) when receipt is acknowledged, if by facsimile communications equipment or e-mail in each case addressed to such party as provided in this Section or in accordance with the latest unrevoked written direction from such party.

     (b)  No notice to or demand on Borrower shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

     SECTION 7.2 Survival of Agreement, Representations and Warranties, etc. All warranties, representations and covenants made by Borrower herein, in any other Fundamental Document or in any certificate or other instrument delivered by it or on its behalf in connection with this Credit Agreement or any other Fundamental Document shall be considered to have been relied upon by Lender and, except for any terminations, amendments, modifications or waivers thereof in accordance with the terms hereof, shall survive the execution and delivery of this Credit Agreement, the making of the Loans herein contemplated and the execution and delivery of any notes evidencing any Loan hereunder regardless of any investigation made by Lender or on its behalf, and shall continue in full force and effect so long as any Obligation is outstanding and unpaid and so long as the Commitments have not been terminated. All statements in any such certificate or other instrument shall constitute representations and warranties by Borrower hereunder.

     SECTION 7.3 Successors and Assigns; Syndications; Loan Sales; Participations.

     (a)  Whenever in this Credit Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; provided, however, that Borrower may not assign its rights hereunder without the prior written consent of Lender, and all covenants, promises and agreements by or on behalf of Borrower which are contained in this Credit Agreement shall inure to the benefit of the successors and assigns of Lender.

     (b)  The Lender may (but only with the prior written consent of Borrower, which consent shall not be unreasonably withheld and which consent shall not be required if at the time an Event of Default has occurred and is then continuing) assign to an Eligible Assignee all or a portion of its interests, rights and obligations under this Credit Agreement (including, without limitation, all or a portion of any Loans at the time owing to it, any note held by it evidencing such Loans, or all or a portion of its Commitment(s) and the same portion of all Loans at the time owing to it and any notes held by it evidencing its Loans) provided, however, that the aggregate amount of the Commitment and/or Loans of Lender subject to each such assignment shall in no event be less than $5,000,000 or, if less, the remaining portion of Lender’s Commitment and/or Loans. The Lender and such assignee shall execute appropriate documentation (i) evidencing such assignment, which documentation shall set forth the respective rights and obligations of Lender and such assignee and (ii) to the extent that Lender shall retain a portion of the Commitment, appointing Kimco Capital Corp., as agent for Lender and such assignee(s). Upon the effectiveness of such assignment, the assignee thereunder shall become a party to this Credit Agreement. The Lender shall give prompt written notice to Borrower of each assignment made hereunder. The Borrower will promptly, at its own expense, execute such amendments to the Loan Documents to which it is a party and such additional documents, and take such other actions as Lender or the assignee of Lender may reasonably request in order to give such assignee of Lender the full benefit of the Liens contemplated by the Fundamental Documents.

     (c)  The Lender may, without the consent of Borrower, sell participations to one or more banks, mutual funds or other financial institutions in all or a portion of its rights and obligations under this Credit Agreement (including, without limitation, all or a portion of any Term Loans at the time owing to it and any note held by it evidencing such Loans or all or a portion of its Revolving Credit Commitment and the same portion of all Revolving Credit Loans (if any) at the time owing to it and any notes held by it evidencing its Revolving Credit Loans); provided, however, that (i) Lender’s obligations under this Credit Agreement shall remain unchanged, (ii) such participant shall not be granted any voting rights or any right to control the vote of Lender under this Credit Agreement, except that such participant may be granted voting rights (or a right to control the vote of Lender under this Credit Agreement) with respect to (A) proposed decreases to interest rates or fees, (B) subject to Section 7.11 hereof, changes to the amount of the Revolving Credit Commitment (except for a ratable decrease in the Revolving Credit Commitment), (C) final maturity of any Loan and fees (in each case, as applicable to such participant) and (D) releases of all or substantially all of the Collateral or Inventory Collateral, (iii) Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iv) the participating banks or other entities shall be entitled to the cost protection provisions contained in Sections 1.12 hereof, but a participant shall not be entitled to receive pursuant to such provisions an amount larger than its share of the amount to which Lender granting such participation would have been entitled to receive and (v) Borrower shall continue to deal solely and directly with Lender in connection with Lender’s and its participants’ rights and obligations under this Credit Agreement.

     (d)  The Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant, any information relating to Borrower furnished to Lender by or on behalf of Borrower; provided, that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree in writing to be bound by the provisions of Section 7.16 hereof.

     (e)  Any assignment pursuant to subsection (a) of this Section shall constitute an amendment of the Commitments as of the effective date of such assignment.

     (f)  Notwithstanding anything contained in this Section Lender may at any time assign or pledge all or any portion of its rights under this Agreement without the prior written consent of Borrower to secure extensions of credit to Lender or in support of obligations owed by Lender; provided that (i) no such assignment or pledge shall release Lender from any of its obligations hereunder or substitute any such assignee or pledgee for Lender as a the party hereto and (ii) the right of any such assignee or pledgee to exercise any of Lender’s the rights hereunder or to further transfer all or any portion of the rights pledged or granted to it, whether by means of foreclosure or otherwise shall at all times be subject to the other terms and provisions of this Section. In order to facilitate such an assignment, Borrower shall, at the request of Lender, duly execute and deliver to Lender a note or notes evidencing the Loans made to Borrower by Lender hereunder.

     SECTION 7.4 Expenses; Documentary Taxes. Whether or not the transactions hereby contemplated shall be consummated, Borrower agrees to pay (a) all reasonable out-of-pocket expenses incurred by Lender in connection with, or arising out of, the performance of due diligence, the negotiation, preparation, execution, delivery, waiver or modification and administration of this Credit Agreement and any other documentation contemplated hereby and the making of the Loans, any Collateral, Inventory Collateral or any Fundamental Document, including but not limited to, the reasonable out-of-pocket costs of Lender in connection with the administration of this Credit Agreement, the verification of financial data or the transactions contemplated hereby, and the reasonable fees and disbursements of Morgan, Lewis & Bockius LLP, counsel for Lender, and any other counsel that Lender shall retain and (b) all reasonable out-of-pocket expenses incurred by Lender in the enforcement or protection (as distinguished from administration) of the rights and remedies of Lender in connection with this Credit Agreement, the other Fundamental Documents or any notes evidencing the Loans hereunder, or as a result of any transaction, action or non-action arising from any of the foregoing, including but not limited to, the reasonable fees and disbursements of any counsel for Lender. Such payments shall be made on the date this Credit Agreement is executed by Borrower and thereafter on demand. The Borrower agrees that it shall indemnify Lender from and hold them harmless against any documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Credit Agreement or any notes evidencing any of the Loans hereunder. The obligations of Borrower under this Section shall survive the Facility Termination Date, the termination of this Credit Agreement and the payment of the Loans.

     SECTION 7.5 Indemnity. The Borrower agrees to indemnify and hold harmless Lender and its directors, officers, employees, trustees, investments advisors and agents, and any professionals retained by them (each an “Indemnified Party”) (to the full extent permitted by Applicable Law) from and against any and all claims, demands, losses, judgments, damages and liabilities (including liabilities for penalties) incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not any Indemnified Party is a party thereto) related to the entering into and/or performance of this Credit Agreement or any other Fundamental Document or the use of the proceeds of any Loans hereunder or the consummation of any other transaction contemplated in this Credit Agreement or any other Fundamental Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses of an Indemnified Party to the extent incurred by reason of the gross negligence or willful misconduct of such Indemnified Party as determined by a final order or judgment of a court of competent jurisdiction). The foregoing indemnity agreement includes any reasonable costs incurred by an Indemnified Party in connection with any action or proceeding which may be instituted in respect of the foregoing by any other Person either against Lender or in connection with which any officer or employee of Lender is called as a witness or deponent, including, but not limited to, the reasonable fees and disbursements of Morgan, Lewis & Bockius LLP, counsel to Lender, and any out-of-pocket costs incurred by Lender in appearing as a witness or in otherwise complying with legal process served upon them. The obligations of Borrower under this Section shall survive the Facility Termination Date, the termination of this Credit Agreement and the payment of the Loans and shall inure to the benefit of any Person who was a Lender notwithstanding such Person’s assignment of all its Loans and its Revolving Credit Commitment hereunder.

     If Borrower shall fail to do any act or thing which it has covenanted to do hereunder or under a Fundamental Document, or any representation or warranty of Borrower shall be breached, Lender may (but shall not be obligated to) upon two Business Days’ notice to Borrower do the same or cause it to be done or remedy any such breach, and there shall be added to the Obligations hereunder the cost or expense incurred by Lender in so doing, and any and all amounts expended by Lender in taking any such action shall be repayable to it upon its demand therefor and shall bear interest at a rate per annum of 2% in excess of the rate set forth in Section 1.10(a) from the date advanced to the date of repayment.

     SECTION 7.6 CHOICE OF LAW. THIS CREDIT AGREEMENT, AND ANY NOTE EVIDENCING ANY OF THE LOANS HEREUNDER, AND THE OTHER FUNDAMENTAL DOCUMENTS (EXCEPT AS MAY BE OTHERWISE PROVIDED FOR THEREIN) SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES AND BY FEDERAL LAW TO THE EXTENT APPLICABLE; PROVIDED, HOWEVER, THAT WITH RESPECT TO ANY SECURITY DOCUMENT FILED IN A JURISDICTION OUTSIDE THE STATE OF NEW YORK, THE LAWS OF SUCH JURISDICTION WHERE SUCH SECURITY DOCUMENT WAS FILED SHALL APPLY.

     SECTION 7.7 WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS CREDIT AGREEMENT, THE SUBJECT MATTER HEREOF, ANY OTHER FUNDAMENTAL DOCUMENT OR THE SUBJECT MATTER THEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THE PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH SUCH OTHER PARTIES HAVE RELIED, ARE RELYING AND WILL RELY IN ENTERING INTO THIS CREDIT AGREEMENT AND ANY OTHER FUNDAMENTAL DOCUMENT. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF ANY OTHER PARTY TO THE WAIVER OF ITS RIGHTS TO TRIAL BY JURY.

     SECTION 7.8 WAIVER WITH RESPECT TO DAMAGES. THE BORROWER ACKNOWLEDGES THAT THE LENDER HAS NO FIDUCIARY RELATIONSHIP WITH, OR FIDUCIARY DUTY TO, THE BORROWER ARISING OUT OF OR IN CONNECTION WITH THIS CREDIT AGREEMENT OR ANY OTHER FUNDAMENTAL DOCUMENT AND THE RELATIONSHIP BETWEEN THE BORROWER AND THE LENDER IN CONNECTION THEREWITH IS SOLELY THAT OF DEBTOR AND CREDITOR. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER SHALL NOT ASSERT, AND THE BORROWER HEREBY WAIVES, ANY CLAIMS AGAINST THE LENDER ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS CREDIT AGREEMENT, ANY FUNDAMENTAL DOCUMENT, ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     SECTION 7.9 No Waiver. No failure on the part of Lender to exercise, and no delay in exercising, any right, power or remedy hereunder, under any note evidencing any Loan hereunder, or any other Fundamental Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

     SECTION 7.10 Extension of Payment Date. Except as otherwise specifically provided in Article 1 hereof, should any payment or prepayment of principal of or interest on any of the Loans or any other amount due hereunder, become due and payable on a day other than a Business Day, the due date of such payment or prepayment shall be extended to the next succeeding Business Day and, in the case of a payment or prepayment of principal, interest shall be payable thereon at the rate herein specified during such extension.

     SECTION 7.11 Amendments, etc. Unless otherwise specifically provided herein any provision of this Credit Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by Borrower and Lender.

     SECTION 7.12 Severability. Any provision of this Credit Agreement or of any note evidencing any Loan hereunder which is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof, and any such invalidity, illegality or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 7.13 SERVICE OF PROCESS. EACH PARTY HERETO (EACH A “SUBMITTING PARTY”) HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE STATE COURTS OF THE STATE OF NEW YORK IN NEW YORK COUNTY AND TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN NEW YORK COUNTY, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS CREDIT AGREEMENT (INCLUDING, BUT NOT LIMITED TO THE SUBJECT MATTER HEREOF AND ANY OTHER FUNDAMENTAL DOCUMENT AND THE SUBJECT MATTER THEREOF). EACH SUBMITTING PARTY TO THE EXTENT PERMITTED BY APPLICABLE LAW (A) HEREBY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN THE ABOVE-NAMED COURTS, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF SUCH COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS CREDIT AGREEMENT, THE SUBJECT MATTER HEREOF AND ANY OTHER FUNDAMENTAL DOCUMENT OR THE SUBJECT MATTER THEREOF (AS APPLICABLE) MAY NOT BE ENFORCED IN OR BY SUCH COURT AND (B) HEREBY WAIVES THE RIGHT TO ASSERT IN ANY SUCH ACTION, SUIT OR PROCEEDING ANY OFFSETS OR COUNTERCLAIMS EXCEPT COUNTERCLAIMS THAT ARE COMPULSORY OR OTHERWISE ARISE FROM THE SAME SUBJECT MATTER. EACH SUBMITTING PARTY HEREBY CONSENTS TO SERVICE OF PROCESS BY MAIL AT THE ADDRESS TO WHICH NOTICES ARE TO BE GIVEN TO IT PURSUANT TO SECTION 7.1 HEREOF. EACH SUBMITTING PARTY AGREES THAT ITS SUBMISSION TO JURISDICTION AND CONSENT TO SERVICE OF PROCESS BY MAIL IS MADE FOR THE EXPRESS BENEFIT OF EACH OF THE OTHER SUBMITTING PARTIES. FINAL JUDGMENT AGAINST ANY SUBMITTING PARTY IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE, AND MAY BE ENFORCED IN ANY OTHER JURISDICTION (X) BY SUIT, ACTION OR PROCEEDING ON THE JUDGMENT, A CERTIFIED OR TRUE COPY OF WHICH

SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND OF THE AMOUNT OF INDEBTEDNESS OR LIABILITY OF THE SUBMITTING PARTY THEREIN DESCRIBED OR (Y) IN ANY OTHER MANNER PROVIDED BY OR PURSUANT TO THE LAWS OF SUCH OTHER JURISDICTION.

     SECTION 7.14 Headings. Section headings used herein and the Table of Contents are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Credit Agreement.

     SECTION 7.15 Execution in Counterparts. This Credit Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument. Signature pages may be detached from counterpart documents and reassembled to form duplicate executed originals. Delivery of an executed signature page to this Credit Agreement by facsimile shall be as effective as delivery of a manually executed counterpart of this Credit Agreement.

     SECTION 7.16 Confidentiality. The Lender understands that some of the information furnished to it pursuant to this Credit Agreement may be received by it prior to the time that such information shall have been made public, and Lender hereby agrees that it will keep all the information received by it in connection with this Credit Agreement confidential except that Lender shall be permitted to disclose information (i) to such of its officers, directors, employees, agents, representatives, auditors, consultants, advisors, trustees, investments advisors, lawyers and affiliates as need to know such information in connection with this Credit Agreement or any other Fundamental Document; (ii) to a proposed assignee or participant in accordance with Section 7.3(f) hereof; (iii) to the extent required by Applicable Law and regulations or by any subpoena or other legal process (in any which event Lender shall promptly notify Borrower to the extent not prohibited by Applicable Law); (iv) to the extent requested by any bank regulatory authority or other regulatory authority; (v) to the extent such information (A) becomes publicly available other than as a result of a breach of this Credit Agreement, (B) becomes available to Lender on a nonconfidential basis from a source other than Borrower or any of its Affiliates, which source is not known to Lender to be prohibited from transmitting the information to Lender by any contractual or other obligation to Borrower or (C) was available to Lender on a nonconfidential basis prior to its disclosure to Lender; (vi) to the extent Borrower shall have consented to such disclosure in writing; or (vii) in connection with the servicing of the Loans hereunder, in protecting or enforcing any rights and/or remedies in connection with any Fundamental Document or in any proceeding in connection with any Fundamental Document or any of the transactions contemplated thereby.

     SECTION 7.17 Entire Agreement. This Credit Agreement (including the Exhibits and Schedules hereto) represents the entire agreement of the parties with regard to the subject matter hereof and the terms of any letters and other documentation entered into between any of the parties hereto (other than the Commitment Letter) prior to the execution of this Credit Agreement which relate to Loans to be made hereunder shall be replaced by the terms of this Credit Agreement.

     SECTION 7.18 Enforcement of Rights; No Obligation to Marshall Assets. In enforcing any rights under this Credit Agreement or any other Fundamental Document, Lender shall not be required to resort to any particular security, right or remedy through foreclosure or otherwise, or to proceed in any particular order of priority, or to otherwise act or refrain from acting; and, to the extent permitted by Applicable Law, Borrower hereby waives and releases any right to a marshaling of assets or a sale in inverse order of alienation.

     SECTION 7.19 Reproduction of Documents. The Credit Agreement, all documents constituting Schedules or Exhibits hereto, and all documents relating hereto received by a party hereto, including, without limitation: (a) consents, waivers and modifications that may hereafter be executed; (b) the Fundamental Documents; and (c) financial statements, certificates, and other information previously or hereafter furnished to Lender may be reproduced by Lender by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. Each of the parties hereto agrees and stipulates that, to the extent permitted by Applicable Law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such party in the regular course of business) and that, to the extent permitted by applicable law, any enlargement, facsimile, or further reproduction of such reproduction shall likewise be admissible in evidence.

     SECTION 7.20 Right of Set-Off. Upon the occurrence and during the continuance of any Event of Default, Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law and without order of or application to any court, to set-off and apply any and all deposits (general or special, time or demand, provisional or final, but excluding trust funds) at any time held and other indebtedness at any time owing by Lender to or for the credit or the account of Borrower against any and all of the Obligations, irrespective of whether or not Lender shall have made any demand under any Fundamental Document and although the Obligations may not have been accelerated. The rights of Lender under this Section are in addition to other rights and remedies which Lender may have upon the occurrence and during the continuance of any Event of Default.

8. GRANT OF SECURITY INTEREST; REMEDIES

     SECTION 8.1 Security Interests. (a) As security for the due and punctual payment of the Obligations (including interest accruing on and after the filing of any petition in bankruptcy or of reorganization of Borrower whether or not post filing interest is allowed in such proceeding), Borrower hereby mortgages, pledges, assigns, transfers, sets over, conveys and delivers to Lender and grants to Lender (i) a first priority security interest in the Collateral (other than the Additional Property pending the satisfaction by Borrower or waiver by Lender of the condition subsequent set forth in Section 7(b) of the First Amendment and, if satisfied, to the extent that the Additional Property is subject to an existing first priority mortgage) and the proceeds thereof, including, without limitation, the Assigned Lease Proceeds and (ii) from and after the First Amendment Effective Date, a security interest in the Inventory Collateral and the proceeds thereof.

     (b)  It is expressly agreed and understood by Borrower that, with respect to the Assigned Lease Proceeds, the foregoing security interests shall apply to any future sale of the underlying lease whether such underlying lease is sold individually or as a package, whether sold as part of a merger or consolidation or “going concern” sale of Borrower or its assets, and whether sold pursuant to Section 363 or Section 365 of the Bankruptcy Code or otherwise. It is further expressly agreed and understood by Borrower that the Lien and security interest granted by Borrower to Lender herein in the Assigned Lease Proceeds shall also apply and be fully enforceable in any future or subsequent bankruptcy filing by Borrower under Chapter 7 or 11 of the Bankruptcy Code and in any bankruptcy court as well as in Borrower’s existing bankruptcy case in the Bankruptcy Court.

     (c)  It is the express intention of Borrower that Lender be treated in all respects as a secured lender in any subsequent bankruptcy case of Borrower under Chapter 7 or 11 and in any bankruptcy court and that Lender be treated as a secured creditor under Section 506 of the Bankruptcy Code with a duly perfected Lien and mortgage in all of Borrower’s Collateral and the proceeds thereof, regardless of whether any such Collateral or any proceeds thereof is conveyed under Section 363 or 365 of the Bankruptcy Code or by any other means including, but not limited to, any secured creditor sale.

     (d)  Any Assigned Lease Proceeds received by Borrower shall be immediately paid to Lender, provided, however, that prior to such payment, such Assigned Lease Proceeds shall (i) be deemed at all times to be held by Borrower in trust for the benefit of Lender, (ii) be deposited in the Kimco Collateral Account, and (iii) at no time be deposited or held in either the Concentration Account (as defined in the Working Capital Facility) or any deposit account whose balances are transferred to such Concentration Account under the Working Capital Facility.

     (e) It is the express intention of Borrower and Lender that all of Lender’s rights with respect to its security interest in and to Inventory Collateral be, and are hereby made, subject to the terms and conditions of the Intercreditor Agreement.

     SECTION 8.2 Use of Collateral. So long as no Event of Default shall have occurred and be continuing, and subject to the various provisions and limitations of this Credit Agreement and the other Fundamental Documents, Borrower may use the Collateral and (from and after the First Amendment Effective Date) the Inventory Collateral in any lawful manner and as permitted by the provisions of this Credit Agreement and the other Fundamental Documents.

     SECTION 8.3 Borrower to Hold in Trust. Upon the occurrence and during the continuance of an Event of Default, Borrower will, upon receipt by it of any revenue, income, proceeds, profits or other sums in which a security interest is granted by this Article 8 or by the other Fundamental Documents, payable pursuant to any agreement or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the sum or instrument in trust for Lender, segregate such sum or instrument from Borrower’s own assets (including segregation from any Concentration Account (as defined in the Working Capital Facility) and any deposit account whose balances are transferred to such Concentration Account) by, in the case of any such sum, depositing same into the Kimco Collateral Account and forthwith, without any notice, demand or other action whatsoever (all notices, demands, or other actions being expressly waived), endorse, transfer and deliver any such sums or instruments or both, to Lender to be applied to the repayment of the Obligations in accordance with the provisions of this Credit Agreement.

     SECTION 8.4 Application of Proceeds on Default. Upon the occurrence and during the continuance of an Event of Default, all income and/or proceeds from the Collateral and (from and after the First Amendment Effective Date) Inventory Collateral shall be applied first toward payment of the reasonable out-of-pocket costs and expenses paid or incurred by Lender in enforcing this Credit Agreement or the other Fundamental Documents, in realizing on or protecting any Collateral and (from and after the First Amendment Effective Date) Inventory Collateral and in enforcing or collecting any Obligations, including, without limitation, court costs, reasonable attorneys’ fees and expenses and reasonable financial consultants’ fees incurred by Lender and then to the indefeasible payment in full in cash of the Obligations in accordance with the provisions of this Credit Agreement. Any amounts remaining after such indefeasible payment in full shall be remitted to Borrower or as a court of competent jurisdiction may otherwise direct.

     SECTION 8.5 Power of Attorney. Upon the occurrence and during the continuance of an Event of Default (a) Borrower does hereby irrevocably make, constitute and appoint Lender or any of its officers or designees its true and lawful attorney-in-fact with full power in the name of Lender, such other Person or Borrower to receive, open and dispose of all mail addressed to Borrower, and to endorse any notes, checks, drafts, money orders or other evidences of payment relating to the Collateral and (from and after the First Amendment Effective Date) Inventory Collateral that may come into the possession of Lender with full power and right to cause the mail of such Persons to be transferred to Lender’s own offices or otherwise, and to do any and all other acts necessary or proper to carry out the intent of this Credit Agreement and the grant of the security interests hereunder and under the Fundamental Documents, and Borrower does hereby ratify and confirm all that Lender or its substitutes shall properly do by virtue hereof, and (b) Borrower does hereby further irrevocably make, constitute and appoint Lender or any of its officers or designees its true and lawful attorney-in-fact in the name of Lender, such other Person or Borrower (i) to enforce all of Borrower’s rights under and pursuant to all agreements with respect to the Collateral and (from and after the First Amendment Effective Date) Inventory Collateral, all for the sole benefit of Lender, (ii) to enter into and perform such agreements as may be necessary in order to carry out the terms, covenants and conditions of the Fundamental Documents that are required to be observed or performed by Borrower, (iii) to execute such other and further mortgages, pledges and assignments of the Collateral and (from and after the First Amendment Effective Date) Inventory Collateral, and related instruments or agreements, as Lender may reasonably require for the purpose of perfecting, protecting, maintaining or enforcing the security interests granted to Lender hereunder and under the other Fundamental Documents, and (iv) to do any and all other things necessary or proper to carry out the intention of this Credit Agreement and the grant of the security interests hereunder and under the other Fundamental Documents. The Borrower hereby ratifies and confirms in advance all that Lender as such attorney-in-fact or its substitutes shall properly do by virtue of this power of attorney in accordance with the terms hereof.

     SECTION 8.6 Financing Statements, Direct Payments. The Borrower hereby authorizes Lender to file UCC financing statements and any amendments thereto or continuations thereof and any other appropriate security documents or instruments and to give any notices necessary or desirable to perfect its Lien on the Collateral and (from and after the First Amendment Effective Date) Inventory Collateral and proceeds thereof, in all cases without the signature of Borrower or to execute such items as attorney-in-fact for Borrower; provided, that Lender shall provide copies of any such documents or instruments to Borrower. The Borrower further authorizes Lender upon the occurrence of a default under Article 6(b) or Article 6(c) hereof, and during the continuation of any such default, to notify any tenants that all sums payable to Borrower relating to the Collateral shall be paid directly to Lender.

     SECTION 8.7 Further Assurances. Upon the request of Lender, Borrower hereby authorizes Lender to file UCC financing statements and any amendments thereto or continuations thereof and any other appropriate security documents or instruments and to give any notices necessary or desirable to perfect its Lien on the Collateral and (from and after the First Amendment Effective Date) Inventory Collateral and proceeds thereof, in all cases without the signature of Borrower or to execute such items as attorney-in-fact for Borrower; provided, however that Lender shall provide copies of any such documents or instruments to Borrower. The Borrower further authorizes Lender upon the occurrence of a default under Article 6(b) or Article 6(c) hereof, and during the continuation of any such default, to notify any tenants that all sums payable to Borrower relating to the Collateral and (from and after the First Amendment Effective Date) Inventory Collateral shall be paid directly to Lender.

     SECTION 8.8 Termination and Release. (a) The security interests granted under this Article 8 shall terminate on the Facility Termination Date. Upon request by Borrower (and at its sole expense) following such termination, Lender will take all reasonable action and do all things reasonably necessary, including executing UCC termination statements, to terminate the security interest granted to it hereunder and under the other Fundamental Documents.

     (b)  Upon the written request of Borrower, Lender shall at the sole cost and expense of Borrower release its security interest, if any, in any Collateral or Inventory Collateral sold, transferred or otherwise disposed of by Borrower to the extent such sale, transfer or other disposition is permitted by, and made in accordance with the terms of, this Credit Agreement.

     (c)  Upon payment in full of all of the Obligations and termination of the Commitments (except by reason of the occurrence and continuance of an Event of Default and the exercise of any remedies hereunder or under any other Fundamental Document), deliver in recordable form upon the written request of Borrower, at Borrower’s expense, to the person or entity making such payment, at the election of such person or entity, either (i) (x) satisfactions of Mortgage, or ([~~ii~~]y) if permitted by applicable law, an assignment without recourse representation or warranty, of its right, title and interest in Mortgages, and (ii) UCC termination statements with respect to the Inventory Collateral, Assigned Lease Proceeds, other Collateral constituting cash and Proceeds thereof.

     SECTION 8.9 Remedies Not Exclusive. The remedies conferred upon or reserved to Lender in this Article 8 are intended to be in addition to, and not in limitation of, any other remedy or remedies available to Lender under this Credit Agreement, the other Fundamental Documents and applicable law. Without limiting the generality of the foregoing,

Lender shall have all rights and remedies of a secured creditor under Article 9 of the UCC and under any other Applicable Law.

     SECTION 8.10 Continuation and Reinstatement. The Borrower further agrees that the security interest granted hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment or any part thereof of any Obligation is rescinded or must otherwise be restored by Lender upon the bankruptcy or reorganization of Borrower or otherwise.

9. DEFINITIONS

     For the purposes hereof unless the context otherwise requires, all references to Sections, Exhibits and Schedules shall be deemed references to Sections of, and Exhibits and Schedules to, this Credit Agreement. The following terms shall have the meanings indicated. All accounting terms not otherwise defined herein shall have the respective meanings accorded to them under GAAP and all terms defined in the UCC and not otherwise defined herein shall have the respective meanings accorded to them therein. Whenever the context may require, any pronoun shall include the masculine, feminine and neuter forms. Unless the context otherwise requires, any of the following terms may be used in the singular or the plural, depending on the reference:

     “Accounting Period” shall mean a four-week calendar period within a fiscal year of Borrower with the first such period commencing on the first day of a fiscal year and each subsequent such four-week calendar period commencing at the end of the immediately preceding period such that there are thirteen four-week periods in each fiscal year, provided, that the thirteenth such period of any fiscal year may be a five-week period.

     “Additional Property” shall have the meaning given to such term in the First Amendment.

     “Additional Warrant Agreement” shall mean that certain Stock Purchase Warrant, dated as of January 23, 2003, and issued to Kimco Realty Services, Inc.

     “Affiliate” shall mean with respect to any Person (including Borrower), any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person shall be deemed to be “controlled by” another Person if such latter Person possesses, directly or indirectly, power either to (i) vote fifteen percent (15%) or more of the securities or other ownership interests having ordinary voting power for the election of directors (or the equivalent) of such controlled Person or (ii) direct or cause the direction of the management and policies of such controlled Person whether by contract or otherwise. For purposes of this definition, neither Lender nor any of its affiliates shall be included in the definition of the term “Affiliate” hereunder.

     “Affiliated Group” shall mean a group of Persons, each of which is an Affiliate of some other Person in the group.

     “Applicable Law” shall mean all applicable provisions of statutes, rules, regulations and orders of the United States, any state thereof or municipality therein or of any foreign governmental body or of any regulatory agency applicable to the Person in question, and all orders and decrees of all courts and arbitrators in proceedings or actions in which the Person in question is a party.

     “Assigned Lease Proceeds” shall mean the proceeds of any assignment, sale, lease or sublease or any other conveyance or transfer of any of the Leased Properties and any of the other properties listed on Schedule 2.14(b). For the avoidance of doubt, “Assigned Lease Proceeds” specifically includes any proceeds from any future assignment, sale, lease or sublease or any other conveyance or transfer of any of such leases whether assigned, sold, leased or subleased individually or as a package with other assets, whether assigned, sold, leased or subleased as part of a merger or consolidation or “going concern” sale of Borrower or any of Borrower’s assets, and whether assigned, sold, leased or subleased or otherwise conveyed or transferred pursuant to Section 363 or Section 365 of the Bankruptcy Code or otherwise in any future or subsequent bankruptcy filing by Borrower under Chapter 7 or 11 of the Bankruptcy Code and in any bankruptcy court as well as in Borrower’s existing bankruptcy case in the Bankruptcy Court.

     “Authorized Officer” shall mean, with respect to Borrower, the president, vice president, chief financial officer, chief accounting officer, secretary or treasurer.

     “Bankruptcy Code” shall mean the Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, as codified at 11 U.S.C. § 101 et seq.

     “Bankruptcy Court” shall mean the United States Bankruptcy Court for the District of Maryland (Baltimore Division).

     “Borrower” shall have the meaning given to such term in the initial paragraph of this Credit Agreement.

     “Borrowing” shall mean a Loan or group of Loans of the same Tranche.

     “Borrowing Certificate” shall mean a borrowing certificate, substantially in the form of Exhibit A hereto, to be delivered by Borrower to Lender in connection with each Borrowing.

     “Business Day” shall mean any day other than a Saturday, Sunday or other day on which banks are required or permitted to close in the State of New York.

     “Capital Lease”, as applied to any Person, shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

     “Capital Stock” shall mean (i) with respect to corporate stock, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock, including without limitation, any Preferred Stock or (ii) with respect to any other evidence of beneficial ownership of any entity which is not a corporation, any and all partnership interests or any other equity interests or evidences of beneficial ownership, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) a partnership interest or other equity interest or evidence of beneficial ownership.

     “Closing Date” shall mean the date on which the conditions precedent set forth in Section 3.1 hereof have been satisfied or waived.

     “Code” shall mean the Internal Revenue Code of 1986, as heretofore and hereafter amended, as codified at 26 U.S.C. § 1 et seq., and the applicable regulations promulgated thereunder, or any successor provision thereto.

     “Collateral” shall mean, collectively, the Mortgaged Property, each Fee Property, each Leased Property, the Assigned Lease Proceeds, the Kimco Collateral Account and all funds deposited or held therein and (from and after the date on which the condition subsequent set forth in Section 7(b) of the First Amendment has been satisfied) the Additional Property, and all of the proceeds of any kind of the foregoing.

     “Commitment” shall mean any of the commitments of Lender to make Loans, i.e., whether the Term Loan Commitment or the Revolving Credit Commitment.

     “Commitment Letter” means that certain letter agreement, dated February 8, 2002, between Lender and Borrower.

     “Common Stock” shall have the meaning given to such term in Section 2.18.

     “Congress” shall mean Congress Financial Corporation (Central).

     “Credit Agreement” shall have the meaning given to such term in the initial paragraph of this agreement.

     “Default” shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

     “Dollars” and “$” shall mean lawful money of the United States of America.

     “Eligible Assignee” shall mean any (x) Affiliate of Lender or (y) commercial bank, insurance company, investment or mutual fund or other entity with assets of at least $100,000,000 that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit, buys loans and is in the business of lending as one of its businesses.

     “Environment” shall mean any surface or subsurface water, groundwater, water vapor, surface or subsurface land, air, fish, wildlife, microorganisms and all other natural resources.

     “Environmental Claim” shall mean any and all administrative or judicial actions, suits, orders, claims, liens, notices, notices of violations, investigations, complaints, requests for information, proceedings, or other written communication, whether criminal or civil, pursuant to or relating to any applicable Environmental Law by any Person (including, but not limited to, any Governmental Authority, private person and citizens’ group) based upon, alleging, asserting, or claiming any actual or potential (i) violation of or liability under any Environmental Law, (ii) violation of any Environmental Permit, or (iii) liability for investigatory costs, cleanup costs, removal costs, remedial costs, response costs, natural resource damages, damage, property damage, personal injury, fines, or penalties arising out of, based on, resulting from, or related to the presence, Release, or threatened Release into the Environment, of any Hazardous Materials at any location, including, but not limited to, any Premises or any location other than any Premises to which Hazardous Materials or materials containing Hazardous Materials were sent for handling, storage, treatment, or disposal.

     “Environmental Clean-up Site” shall mean any location which is listed or proposed for listing on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System, or on any similar state list of sites requiring investigation or cleanup, or which is the subject of any pending action, suit, proceeding, or investigation related to or arising from a Release, or a threatened or suspected Release of a Hazardous Material.

     “Environmental Laws” shall mean any and all applicable federal, state, local or municipal or foreign laws, rules, orders, regulations, statutes, ordinances, codes, common law doctrines, decrees or enforceable requirements of any Governmental Authority regulating, relating to, or imposing liability or standards of conduct concerning, any Hazardous Material or environmental protection or worker health and safety, as now or at any time hereafter in effect, including without limitation, the Clean Water Act also known as the Federal Water Pollution Control Act (“FWPCA”), 33 U.S.C. § 1251 et seq., the Clean Air Act (“CAA”), 42 U.S.C. §§ 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act (“FIFRA”), 7 U.S.C. §§ 136 et seq., the Surface Mining Control and Reclamation Act (“SMCRA”), 30 U.S.C. §§ 1201 et seq., the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. § 9601 et seq., the Superfund Amendment and Reauthorization Act of 1986 (“SARA”), Public Law 99-499, 100 Stat. 1613, the Emergency Planning and Community Right to Know Act (“EPCRA”), 42 U.S.C. § 11001 et seq., the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. § 6901 et seq., the Occupational Safety and Health Act as amended (“OSHA”), 29 U.S.C. § 655 and § 657, together, in each case, with any amendment thereto, and the regulations adopted and the publications promulgated thereunder and all substitutions thereof.

     “Environmental Permit” shall mean any federal, state, local, provincial, or foreign permits, licenses, approvals, consents or authorizations required by any Governmental Authority under or in connection with any Environmental Law.

     “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as heretofore and hereafter amended, as codified at 29 U.S.C. § 1001 et seq., and applicable regulations promulgated thereunder, or any successor provision thereto.

     “ERISA Affiliate” shall mean each Person (as defined in Section 3(9) of ERISA) which is treated as a single employer with Borrower under Section 414(b), (c), (m) or (o) of the Code.

     “Event of Default” shall have the meaning given to such term in Article 6 hereof.

     “Extension Fee” shall have the meaning given to such term in Section 1.4(c) hereof.

     “Extension Period” shall have the meaning given to such term in Section 1.4(c) hereof.

     “Facility Termination Date” shall mean the date on which all of the Obligations have been indefeasibly paid in full in cash and the Revolving Credit Commitment and the Term Loan Commitment have been permanently terminated in their entirety.

     “Fee Property” shall mean each property identified on Schedule 2.14(a).

     “Fees” shall mean all fees payable pursuant to the terms of this Credit Agreement.

     “Final Order” shall mean an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction with respect to the subject matter, as to which no stay has been entered and which has not been reversed, modified, vacated or overturned and as to which the time to appeal or to seek certiorari has expired and no appeal or petition for certiorari is pending that (i) would be material, (ii) related to this Credit Agreement or the Working Capital Facility or (iii) related to the Plan of Reorganization.

     “First Amendment” shall mean that certain First Amendment and Waiver to Credit and Security Agreement, dated as of January 23, 2003, between Borrower and Lender.

     “First Amendment Effective Date” shall mean the date on which all of the conditions to the effectiveness of the First Amendment shall have been satisfied or waived.

     “Fundamental Documents” shall mean this Credit Agreement, the Warrant Agreement, the Additional Warrant Agreement, any note issued to evidence any Loan hereunder, each Mortgage and each of the other Security Documents, the [~~Post-Closing~~]Intercreditor [~~Undertaking~~]Agreement and any other documentation which is required to be or is otherwise executed by Borrower and delivered in connection with this Credit Agreement or any of the other documents listed in this definition.

     “GAAP” shall mean generally accepted accounting principles in the United States of America as in effect from time to time, consistently applied (except for accounting changes in response to FASB releases, or other authoritative pronouncements).

     “Governmental Authority” shall mean any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States or any foreign jurisdiction.

     “Guaranty” shall mean, as to any Person, any direct or indirect obligation of such Person guaranteeing or intending to guarantee, or otherwise providing credit support, for any Indebtedness, Capital Lease, dividend or other monetary obligation (“primary obligation”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, by contract, as a general partner or otherwise, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or (c) to purchase property, securities or services from the primary obligor or other Person, in each case, primarily for the purpose of assuring the performance of the primary obligor of any such primary obligation or assuring the owner of any such primary obligation of the repayment of such primary obligation. The amount of any Guaranty shall be deemed to be an amount equal to (x) the stated or determinable amount of the primary obligation in respect of which such Guaranty is made (or, if the amount of such primary obligation is not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder)) or (y) the stated maximum liability under such Guaranty, whichever is less.

     “Hazardous Materials” shall mean any chemicals, materials, substances or wastes in any amount or concentration which are now or hereafter become defined as or included in the definition of “hazardous substances,” “hazardous materials,” “hazardous wastes,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “pollutants,” “regulated substances,” “solid wastes,” or “contaminants” or words of similar import, under any Environmental Law, including petroleum, petroleum hydrocarbons or petroleum products, petroleum by-products, radioactive materials, asbestos or asbestos-containing materials, gasoline, diesel fuel, pesticides, radon, urea formaldehyde, lead or lead-containing materials, polychlorinated biphenyls.

     “Indebtedness” shall mean (without duplication), at any time and with respect to any Person, (i) indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services purchased (other than amounts constituting trade payables arising in the ordinary course of business and payable in accordance with customary trading terms); (ii) all indebtedness of such Person evidenced by a note, bond, debenture or similar instrument (whether or not disbursed in full in the case of a construction loan); (iii) indebtedness of others which such Person has directly or indirectly assumed or guaranteed or otherwise provided credit support therefor; (iv) indebtedness of others secured by a Lien on assets of such Person, whether or not such Person shall have assumed such indebtedness (provided, that if such Person has not assumed such indebtedness of another Person then the amount of indebtedness of such Person pursuant to this clause (iv) for purposes of this Credit Agreement shall be equal to the lesser of the amount of the indebtedness of the other Person or the fair market value of the assets of such Person which secures such other indebtedness); (v) obligations of such Person in respect of letters of credit, acceptance facilities, or drafts or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (vi) any Guaranty by such Person; (vii) obligations of such Person under Capital Leases; (viii) all obligations of such Person under any

Interest Rate Protection Agreement; and (ix) deferred payment obligations of such Person resulting from the adjudication or settlement of any litigation.

     “Initial Maturity Date” shall mean the third anniversary of the Closing Date.

     “Intercreditor Agreement” shall mean that certain Intercreditor Agreement dated as of January 23, 2003, by Borrower, Lender and Congress a copy of which is attached hereto as Exhibit E.

     “Interest Deficit” shall have the meaning given to such term in Section 1.12 hereof.

     “Interest Rate Protection Agreement” shall mean any interest rate swap agreement, interest rate cap agreement, synthetic cap, collar or floor or other financial agreement or arrangement designed to protect Borrower against fluctuations in interest rates or to reduce the effect of any such fluctuations.

     “Inventory Collateral” shall mean all of Borrower’s now owned or hereafter existing or acquired goods, wherever located, which (a) are leased by Borrower as lessor, (b) are held by Borrower for sale or lease or to be furnished under a contract of service, (c) are furnished by Borrower under a contract of service or (d) consist of raw materials, works in process, finished goods or materials used or consumed in its business.

     “Kimco Collateral Account” shall have the meaning given to such term in Section 4.15.

     “Leased Property” shall mean each property identified on Schedule 2.14(b) with an asterisk.

     “Lender” shall have the meaning given to such term in the initial paragraph of this Credit Agreement.

     “License” shall have the meaning given to such term in Section 5.1(e).

     “Lien” shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind whatsoever (including, without limitation, any conditional sale or other title retention agreement, any agreement to grant a security interest at a future date, any lease in the nature of security, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction).

     “Loans” shall mean, collectively, the Term Loan and the Revolving Credit Loans. A “Loan” shall mean any one of such Loans individually.

     “Material Adverse Effect” shall mean any event or condition that (i) has a material adverse effect on the business, assets, properties, performance, operations, condition (financial or otherwise) of Borrower, (ii) materially impairs the ability of Borrower to perform its respective obligations under any Fundamental Document to which it is or will be a party or (iii) materially and adversely affects the Liens granted to Lender or materially impairs the validity or enforceability of, or materially impairs the rights, remedies or benefits available to Lender; provided, however, that any event or condition will be deemed to have a “Material Adverse Effect” if such event or condition when taken together with all other events and conditions occurring or in existence at such time (including all other events and conditions which, but for the fact that a representation, warranty or covenant is subject to a “Material Adverse Effect” exception, would cause such representation or warranty contained herein to be untrue or such covenant to be breached) would result in a “Material Adverse Effect”, even though, individually, such event or condition would not do so.

     “Mortgage” shall mean a Mortgage, Open End Mortgage, Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement, substantially in the form of Exhibit B hereto, executed and delivered by Borrower to Lender for each Fee Property[ ~~and~~], each Leased Property and the Additional Property, and in each case, as such document may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time.

     “Mortgaged Property” shall have the meaning given to such term in the Mortgages with respect to each Fee Property[ ~~and~~], each Leased Property and the Additional Property.

     “Multiemployer Plan” shall mean a plan described in Section 4001(a)(3) of ERISA to which Borrower or ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the five (5) preceding plan years made or accrued an obligation to make contributions.

     “Net Cash Proceeds” shall mean (a) the aggregate cash proceeds received by Borrower in a transaction permitted under Section 5.3 hereof (including, without limitation, as applicable, all cash proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received) and minus (b) the sum of (i) reasonable and customary brokerage commissions and other reasonable and customary fees and direct expenses (including reasonable and customary fees and expenses of counsel and investment bankers actually paid by Borrower) related to such transaction, (ii) payments made to retire Indebtedness (other than the Loans) secured by any assets being sold or otherwise disposed of where payment of such Indebtedness is required in connection with such sale or disposition, (iii) reasonable reserves for indemnification obligations and (iv) taxes payable in connection with such transaction; provided, that with respect to taxes, expenses shall only include taxes to the extent that taxes are payable in cash in the current year or in the next succeeding year with respect to the current year as a direct result of the applicable transaction.

     “Obligations” shall mean (a) all obligations, whether direct or indirect, contingent or absolute, of every type or description and at any time existing, of Borrower to make due and punctual payment of principal of and all interest on the Loans, the Fees, costs and attorneys’ fees and all other monetary obligations of Borrower to Lender under or in respect of this Credit Agreement, any note evidencing any of the Loans hereunder, any other Fundamental Document, and (b) all other obligations of Borrower pursuant to this Credit Agreement or any other Fundamental Document.

     “PBGC” shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

     “Permitted Liens” shall mean Liens permitted under Section 5.2 hereof.

     “Person” shall mean any natural person, corporation, division of a corporation, partnership, limited liability partnership, limited liability company, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

     “Plan” shall mean an employee pension benefit plan within the meaning of Section 3(2) of ERISA, other than a Multiemployer Plan, maintained or contributed to by Borrowers, or any ERISA Affiliate, or otherwise pursuant to which Borrowers could have liability.

     “Plan of Reorganization” shall mean the plan of reorganization filed with the Bankruptcy Court and confirmed by the order dated May 7, 2002 (as amended) with respect to those certain cases pending under Chapter 11 of the Bankruptcy Code in the District of Maryland (Baltimore Division) filed by (i) Borrower (Case No. 01-52415-JS) and (ii) FNC Holdings, Inc. (Case No. 01-52416-JS), which cases are jointly administered, together with such amendments as may be approved by Lender.

     “Post-Closing Undertaking” shall mean that certain Post-Closing Undertaking, dated as of the date hereof, between Lender and Borrower.

     “Preferred Stock” shall mean Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of the issuer thereof, over shares of Capital Stock of any other class of such issuer.

     “Premises” shall mean any real property currently or formerly owned, leased or operated by Borrower, including, but not limited to, all soil, surface water, or groundwater thereat.

     “Refinancing Indebtedness” shall have the meaning given to such term in Section 5.2(j).

     “Release” shall mean any discharging, disposing, emitting, leaking, pumping, pouring, emptying, injecting, escaping, leaching, dumping or spilling of any Hazardous Material into the Environment.

     “Reportable Event” shall mean any reportable event as defined in Section 4043(c) of ERISA other than those events as to which the 30-day notice period is waived under subsection .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043.

     “Requirements” shall mean all present and future laws, statutes, codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations and requirements of every Governmental Authority having jurisdiction over any item of Collateral and Inventory

Collateral and all restrictive covenants applicable to any item of Collateral and Inventory Collateral.

     “Revolving Credit Commitment” shall mean the commitment of Lender to make Revolving Credit Loans to Borrower from the Closing Date through the Revolving Credit Commitment Termination Date up to an aggregate principal amount, at any one time, not in excess of $[~~10,000,000,~~]20,000,000, as such amount may be reduced from time to time in accordance with the terms of this Credit Agreement.

     “Revolving Credit Commitment Termination Date” shall mean the earlier of (i) the Revolving Credit Loan Maturity Date, and (ii) the date on which the Revolving Credit Commitment shall terminate in accordance with Section 1.7 or Article 6 hereof.

     “Revolving Credit Loan Maturity Date” shall mean the later of (i) the Initial Maturity Date and (ii) the date to which such date is extended in accordance with Section 1.4(c) hereof.

     “Revolving Credit Loans” shall have the meaning given to such term in Section 1.2(a) hereof.

     “Security Documents” shall mean the Mortgages and any other agreements, documents or instruments (including, without limitation, UCC financing statements or other statements or filings pursuant to the UCC or Applicable Law, as well as any amendments, supplements or modifications thereto) executed in connection with or relating to Lender’s security interest in the Collateral and (from and after the First Amendment Effective Date) Inventory Collateral.

     “Subsidiary” shall mean with respect to any Person, any corporation, association, joint venture, partnership or other business entity (whether now existing or hereafter organized) of which at least a majority of the voting stock or other ownership interests having ordinary voting power for the election of directors (or the equivalent) is, at the time as of which any determination is being made, owned or controlled by such Person or one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person.

     “Substitute Lease” shall have the meaning given to such term in Section 5.1(e).

     “Term Loan” shall have the meaning given such term in Section 1.1 hereof.

     “Term Loan Commitment” shall mean the commitment of Lender to make the Term Loan to Borrower up to an aggregate principal amount, at any one time, not in excess of $20,000,000 as such amount may be reduced from time to time in accordance with the terms of this Credit Agreement.

     “Term Loan Maturity Date” shall mean the earlier of (i) the later of (x) the Initial Maturity Date and (y) the date to which such date is extended in accordance with Section 1.4(c) hereof, and (ii) the date on which the Term Loan shall become due and payable pursuant to Article 6 hereof.

     “Title Company” shall mean Fidelity National Title Insurance Company of New York or any other title insurance company of recognized national standing which is acceptable to Lender in its sole discretion.

     “Tranche” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Credit Loans or the Term Loan.

     “UCC” shall mean the Uniform Commercial Code in the State of New York as in effect from time to time.

     “Warrant Agreement” shall mean those certain Stock Purchase Warrants, each dated the date hereof, substantially in the form of Exhibit D hereto and issued to each of Kimco Realty Services, Inc. and Third Avenue Trust, on behalf of the Third Avenue Real Estate Value Fund Series.

     “Working Capital Facility” shall mean the financing arrangement evidenced by that certain Loan and Security Agreement, dated as of May [     ]20, 2002 (the “Congress Credit Agreement”),[ ~~2002,~~] among Borrower, Congress, the Lenders named therein and Congress, as agent, and any agreements, instruments and documents executed in connection therewith, in each case, as the same may be amended or modified, and any subsequent financing arrangement that replaces or refinances such financing arrangement, to the extent such refinancing is permitted under Section 5.1(j).  In the event that the Working Capital Facility shall be replaced or refinanced, (x) each reference herein to the Working Capital Facility shall be deemed to be a reference to such replacement or refinanced facility and (y) any terms used herein that derive their meanings from the Working Capital Facility, or sections of the Working Capital Facility referred to herein, shall be deemed to be a reference to the analogous term or section in the replacement or refinanced facility.

[Signature [~~Pages On Following~~ ]Page Follows]

[~~IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed as of the day and the year first written above.~~]

[~~BORROWER:~~]

[~~FRANK’S NURSERY & CRAFTS, INC.~~]

[~~By:  Name:~~] [~~Title:~~]

[~~LENDER:~~]

[~~KIMCO CAPITAL CORP.~~]

[~~By:  Name:~~] [~~Title:~~]

	SECTION 2.15	No Default	12
	SECTION 2.16	No Tenants in Possession	12
	SECTION 2.17	Subsidiaries	12
	SECTION 2.18	Compliance with Securities Laws	13
3.	CONDITIONS TO THE EFFECTIVENESS OF THIS CREDIT AGREEMENT AND THE MAKING OF THE LOANS		[~~12~~]13
	SECTION 3.1	Conditions Precedent to the Effectiveness of This Credit Agreement and the Making of the Loans	[~~12~~]13
	SECTION 3.2	Conditions Precedent to Each Revolving Credit Loan	[~~15~~]16
4.	AFFIRMATIVE COVENANTS		16
	SECTION 4.1	Financial Statements and Reports	16
	SECTION 4.2	Compliance with Laws	[~~16~~]17
	SECTION 4.3	Maintenance of Properties	[~~17~~]18
	SECTION 4.4	Notice of Material Events	[~~17~~]18
	SECTION 4.5	Insurance	[~~18~~]19
	SECTION 4.6	Books and Records	[~~18~~]20
	SECTION 4.7	Observance of Agreements	[~~19~~]20
	SECTION 4.8	Taxes and Charges	[~~19~~]20
	SECTION 4.9	Liens	[~~20~~]21
	SECTION 4.10	Further Assurances; Security Interests	[~~20~~]21
	SECTION 4.11	Environmental Laws	[~~20~~]22
	SECTION 4.12	Lease Agreements	[~~22~~]23
	SECTION 4.13	Use of Proceeds of Loans	[~~22~~]23
	SECTION 4.14	ERISA Plan Compliance and Reports	[~~22~~]23
	SECTION 4.15	Kimco Collateral Account	[~~22~~]23
	SECTION 4.16	Covenants Regarding Inventory Collateral	24
5.	NEGATIVE COVENANTS		[~~23~~]25
	SECTION 5.1	Limitations on Indebtedness and Preferred Stock	[~~23~~]25
	SECTION 5.2	Limitations on Liens	[~~24~~]26
	SECTION 5.3	Merger, Sale of Assets, Purchases, etc.	[~~25~~]27
	SECTION 5.4	Places of Business; Change of Name	[~~25~~]27
	SECTION 5.5	Sale and Leaseback	[~~26~~]28
	SECTION 5.6	Changes to Material Agreements	[~~26~~]28

i

	SECTION 5.7	ERISA Compliance	[~~26~~]28
	SECTION 5.8	Hazardous Materials	[~~26~~]28
	SECTION 5.9	Transactions with Subsidiaries	[~~26~~]29
6.	EVENTS OF DEFAULT		[~~27~~]29
	SECTION 6.1	Events of Default	29
	SECTION 6.2	Certain Remedies	32
7.	MISCELLANEOUS		[~~30~~]32
	SECTION 7.1	Notices	[~~30~~]32
	SECTION 7.2	Survival of Agreement, Representations and Warranties, etc.	[~~31~~]33
	SECTION 7.3	Successors and Assigns; Syndications; Loan Sales; Participations	[~~31~~]33
	SECTION 7.4	Expenses; Documentary Taxes	[~~32~~]35
	SECTION 7.5	Indemnity	[~~33~~]36
	SECTION 7.6	CHOICE OF LAW	[~~34~~]36
	SECTION 7.7	WAIVER OF JURY TRIAL	[~~34~~]37
	SECTION 7.8	WAIVER WITH RESPECT TO DAMAGES	[~~34~~]37
	SECTION 7.9	No Waiver	[~~35~~]37
	SECTION 7.10	Extension of Payment Date	[~~35~~]37
	SECTION 7.11	Amendments, etc.	[~~35~~]38
	SECTION 7.12	Severability	[~~35~~]38
	SECTION 7.13	SERVICE OF PROCESS	[~~35~~]38
	SECTION 7.14	Headings	[~~36~~]39
	SECTION 7.15	Execution in Counterparts	[~~36~~]39
	SECTION 7.16	Confidentiality	[~~36~~]39
	SECTION 7.17	Entire Agreement	[~~37~~]39
	SECTION 7.18	Enforcement of Rights; No Obligation to Marshall Assets	[~~37~~]39
	SECTION 7.19	Reproduction of Documents	[~~37~~]40
	SECTION 7.20	Right of Set-Off	[~~37~~]40
8.	GRANT OF SECURITY INTEREST; REMEDIES		[~~38~~]40
	SECTION 8.1	Security Interests	[~~38~~]40
	SECTION 8.2	Use of Collateral	[~~38~~]41
	SECTION 8.3	Borrower to Hold in Trust	[~~38~~]41
	SECTION 8.4	Application of Proceeds on Default	[~~39~~]42

ii

	SECTION 8.5	Power of Attorney	[~~39~~]42
	SECTION 8.6	Financing Statements, Direct Payments	[~~40~~]42
	SECTION 8.7	Further Assurances	[~~40~~]43
	SECTION 8.8	Termination and Release	[~~40~~]43
	SECTION 8.9	Remedies Not Exclusive	[~~40~~]43
	SECTION 8.10	Continuation and Reinstatement	[~~41~~]43
9.	DEFINITIONS		[~~41~~]44

Schedules

2.1(a)	List of jurisdictions where Borrower is qualified/not in good standing
2.5(a)	Matters Affecting Title to Property
2.5(b)	Defaults under Leases
2.5(c)	Condemnation Proceedings
2.5(d)	Contractual Obligations With Respect to Collateral
2.6	Litigation
2.7	Taxes
2.9(b)	Agreements
2.10	Filing Offices for the Mortgages and Fixture Filings
2.12	Environmental Matters
2.14(a)	Fee Properties
2.14(b)	Leased Properties
2.14(b)(1)	SNDA Agreements
2.14(b)(2)	Estoppel Certificates
2.14(b)(3)	Lessor Consents
2.14(b)(4)	Lease Modifications
2.16	Tenants in Possession
2.17	Subsidiaries
3.1(c)	Opinion of Willkie, Farr & Gallagher
5.1(b)	Existing Indebtedness
5.2(c)	Existing Liens

Exhibits

A	Form of Borrowing Certificate
B	Form of Mortgage
C	Form of Closing Certificate
D	Form of Warrant Agreement
E	Intercreditor Agreement

EXHIBIT B TO
FIRST AMENDMENT

[FORM OF INTERCREDITOR AGREEMENT]

INTERCREDITOR AGREEMENT

     THIS INTERCREDITOR AGREEMENT (the “Agreement”), dated as of this 23rd day of January, 2003, is made by KIMCO CAPITAL CORP. (“Creditor”), with an office at c/o Kimco Realty Corporation, 3333 New Hyde Park Drive, New Hyde Park, New York 11042 and CONGRESS FINANCIAL CORPORATION (CENTRAL), as agent (“Agent”) for itself and the other Senior Lenders (defined below) party to the Senior Credit Agreement described below, with an office at 150 South Wacker Drive, Suite 2200, Chicago, Illinois 60606.

     1.     Background.

     (a)  Frank’s Nursery & Crafts, Inc. (“Borrower”) has requested that Agent consent, on behalf of itself and the Senior Lenders, to the grant by Borrower to Creditor of liens upon, and security interests in, the Inventory (as defined below) to secure loans and advances that have been or hereafter may be made by Creditor to Borrower.

     (b)  Borrower has granted to Agent liens upon, and security interests in, the Collateral (as defined below) (including the Inventory) to secure loans and advances that have been or hereafter may be made by Agent and Senior Lenders to Borrower.

     (c)  Agent and Creditor desire to agree between themselves on their relative rights, priorities and interests in the Inventory and certain other matters as set forth herein.

     Therefore, in consideration of the foregoing and the mutual covenants set forth below, the parties hereby agree as follows.

     2.     Definitions. For purposes of this Agreement:

     (a)  “Collateral” means the “Collateral” (as defined in the Senior Credit Agreement).

     (b)  “Congress’ Debt” means all obligations, liabilities and indebtedness from time to time owing by Borrower to Agent or any Senior Lender, including without limitation the outstanding balance of principal and accrued interest (including without limitation any interest accruing after the commencement of insolvency proceedings with respect to Borrower, whether or not such interest is allowed as a claim in such proceedings), fees and premiums from time to time owing by Borrower to Agent or any Senior Lender (including reasonable attorneys’ fees), including without limitation all amounts owing under Congress’ Documents.

     (c)  “Congress’ Documents” means any and all agreements, instruments and documents, together with any amendments, renewals, extensions or supplements thereto or replacements thereof, evidencing or securing a financing arrangement or arrangements between Agent, the Senior Lenders and Borrower, including without limitation the Loan and Security Agreement dated as of May 20, 2002, as amended or supplemented from time to time (“Senior Credit Agreement”) by and between Borrower, Congress Financial Corporation (Central), as agent, for itself and the other lenders from time to time party thereto as lenders (the “Senior Lenders”).

     (d)  “Creditor’s Debt” means all obligations, liabilities and indebtedness owing by Borrower to Creditor, including without limitation the outstanding balance of principal and accrued interest (including without limitation any interest accruing after the commencement of insolvency proceedings with respect to Borrower, whether or not such interest is allowed as a claim in such proceedings), fees and premiums owing by Borrower to Creditor (including reasonable attorneys’ fees), including, without limitation, all amounts owing under the Creditor’s Documents.

     (e)  “Creditor’s Documents” means any and all agreements, instruments and documents, together with any amendments, renewals, extensions or supplements thereto or replacements thereof, now or hereafter evidencing or securing a financing arrangement or arrangements between Creditor and Borrower, including, without limitation, the Credit and Security Agreement, dated as of May 20, 2002, between Creditor and Borrower, as the same may be amended, modified or supplemented from time to time (the “Kimco Credit Agreement”).

     (f)  “Inventory” shall mean all of Borrower’s now owned and hereafter existing or acquired goods, wherever located, which (a) are leased by Borrower as lessor; (b) are held by Borrower for sale or lease or to be furnished under a contract of service; (c) are furnished by Borrower under a contract of service; or (d) consist of raw materials, work in process, finished goods or materials used or consumed in its business.

     Each term used in this Agreement and not otherwise defined herein shall have the meaning ascribed to such term in the Uniform Commercial Code of the State of Illinois.

     3.     Priorities; Subordination; Payments; Standby.

     (a)  Agent consents, on behalf of itself and the other Senior Lenders, to the grant by Borrower of a security interest in the Inventory in favor of Creditor to secure Creditor’s Debt.

     (b)  Agent and Creditor each agree that regardless of the time or order of attachment, or the time, order or manner of perfection, or the time or order of filing or recording of financing statements or mortgages or deeds of trust, Agent’s lien on and security interest in the Inventory shall be senior to that of Creditor in the Inventory. Creditor agrees to subordinate, and does hereby subordinate, any security interests and liens it now or hereafter has in and upon the Inventory under Creditor’s Documents or otherwise to the security interests and liens of Agent in and upon the Inventory.

     (c)  Regardless of whether a default exists under any of Creditor’s Documents, Creditor shall not, without the prior written consent of Agent, take any action to enforce any security interest in or lien on, or exercise any other rights with respect to, the

2

Inventory (including without limitation any action to commence a foreclosure action with respect to the Inventory or exercise any right Creditor may have to notify any account debtor of Borrower or otherwise attempt to collect payment from any account debtor) until all of Congress’ Documents have been terminated and all of Congress’ Debt has been fully paid and satisfied in cash; provided, that, subject to all of Agent’s rights under this Agreement, including without limitation Agent’s prior right to all proceeds derived from the sale or other disposition of the Inventory, in the event that Agent has instituted and is then maintaining any proceeding or action to foreclose Agent’s liens and security interests with respect to any of the Inventory, Creditor may foreclose Creditor’s liens and security interests in such proceeding initiated by Agent so long as Creditor does not in any event notify account debtors of Borrower or interfere with or impede such action or proceeding of Agent.

     (d)  In the event Borrower desires to sell any of the Inventory and Agent consents to such sale, Creditor shall be deemed to have consented to such sale free and clear of any liens and security interests of Creditor in such Inventory and Creditor agrees that any purchaser of any Inventory may rely on this Agreement as evidence of Creditor’s consent to such sale free and clear of any liens and security interests of Creditor in such Inventory. Creditor agrees to execute such releases with respect to the Inventory to be sold as Borrower or as Agent reasonably requests; provided, that the failure of Creditor to execute such releases shall not affect the right of the purchaser of such Inventory to rely on this Agreement. In the event Creditor receives any proceeds of Inventory to which Agent is entitled under Congress’ Documents, Creditor shall hold such proceeds in trust and promptly remit such proceeds in the same form received to Agent unless Agent has been paid in full in cash.

     (e)  All proceeds of the Inventory shall be applied first, to Congress’ Debt, and after the indefeasible payment in cash of Congress’ Debt, to Creditor’s Debt. If Creditor receives any proceeds of Inventory which are to be applied to Congress’ Debt as provided above, Creditor shall hold such proceeds in trust and deliver such proceeds in the same form received to Agent.

     (f)  Creditor shall not contest the validity, perfection, priority (as established pursuant to the terms of this Agreement) or enforceability of any lien or security interest on or in the Inventory granted by Borrower to Agent. The priority of liens established under Section 3(b) above shall be effective regardless of whether Agent has obtained perfected or enforceable liens on the Inventory. Agent, on behalf of itself and the Senior Lenders, shall not contest the validity, perfection, priority (as established pursuant to the terms of this Agreement) or enforceability of any lien or security interest on or in the Inventory granted by Borrower to Creditor.

     4.     Representations Warranties and Covenants. Creditor represents, warrants and covenants that it has not assigned or transferred, and agrees that it will not assign or transfer at any time this Agreement remains in effect, any right, claim or interest of any kind in or to the Inventory unless such right, claim and interest remains subject to this Agreement.

3

     5.     Amendments to Documents. Creditor agrees that Agent may at any time or times, in its discretion, (i) renew or extend the time of payment of Congress’ Debt, (ii) waive or release any collateral or guaranties which may be held by Agent and the Senior Lenders therefor, or (iii) modify or amend Congress’ Documents or Congress’ Debt in any manner, in each case without further consent from Creditor or any other party, and without impairing or affecting this Agreement or any of Agent’s or any of the Senior Lender’s rights hereunder.

     6.     Creditor’s Waivers. Creditor expressly waives all notice of the acceptance by Agent, on behalf of itself and the other Senior Lenders, of the subordination and other provisions of this Agreement and all the notices not specifically required pursuant to the terms of this Agreement whatsoever and Creditor expressly waives reliance by Agent and the Senior Lenders upon the subordination and other agreements as herein provided. Creditor agrees that (i) neither Agent nor any Senior Lender has made any warranty or representation with respect to the legality, validity, completeness, enforceability or the collectibility of Congress’ Debt or any liens or security interests securing Congress Debt, and (ii) Agent and Senior Lenders shall be entitled to manage and supervise their loans to Borrower in accordance with applicable law and their usual practices with Borrower without affecting the validity or enforceability of this Agreement, without regard to the existence of any rights that Creditor may now or hereafter have in or to any of the assets of Borrower. The validity and enforceability of this Agreement shall not be affected by (a) any and all actions which Agent takes or omits to take (including without limitation actions with respect to the creation, perfection or continuation of liens or security interests in any Inventory, actions with respect to the occurrence of an Event of Default under Congress’ Documents, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon any of the Inventory, (b) Congress’ election, in any proceeding instituted under Chapter 11 of Title 11 of the United Stated Code (11 U.S.C. ss. 101 et seq.) (the “Bankruptcy Code”), of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or (c) any borrowing or grant of a security interest under Section 363 or 364 of the Bankruptcy Code by Borrower, as debtor in possession with respect to the Inventory. In that regard, Creditor agrees that (A) if Borrower desires to use cash collateral under Section 363 of the Bankruptcy Code constituting proceeds of Inventory and if Agent consents to such use, Creditor will also consent to such use without asserting any objection on the grounds of failure to provide adequate protection for Creditor’s junior lien on the Inventory, and (B) if Borrower desires to obtain credit from Agent under Section 364 of the Bankruptcy Code to be secured by the Inventory, Creditor will consent to such credit without asserting any objection on the grounds of failure to provide adequate protection for Creditor’s junior lien on such Inventory.

     7.     Marshaling. Creditor hereby waives any rights Creditor has or may have in the future to require Agent to marshall the Collateral and agrees that Agent may proceed against the Collateral in any order that it deems appropriate in the exercise of its absolute discretion.

     8.     Representations Concerning Borrower: Liability of Parties. Neither of the parties hereto, nor any of such party’s directors, officers, agents or employees, shall be

4

responsible to any other party hereto or to any other person for (i) Borrower’s solvency, financial condition or ability to repay its indebtedness to any party hereto, (ii) any oral or written statements of Borrower, or (iii) the validity, sufficiency or enforceability of such indebtedness, Creditor’s Documents, Congress’ Documents or the security interests and liens granted by Borrower to any party hereto. Each party hereto has entered into its financing arrangement with Borrower based upon such party’s own independent investigation, and makes no warranty or representation to any other party hereto, nor does such party rely on any warranty or representation of any other party hereto, with respect to the matters referred to in this paragraph.

     9.     Miscellaneous.

     (a)  THE VALIDITY OF THIS AGREEMENT, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAWS PRINCIPLES. CREDITOR AND AGENT HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. CREDITOR AND AGENT REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     (b)  This Agreement contains the entire agreement among the parties hereto with respect to this subject, and may only be modified by a writing signed by each of the parties hereto.

     (c)  Either party’s failure to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any other time and from time to time thereafter, and such rights shall be cumulative and not exclusive.

     (d)  The knowledge by either party of any breach or other non-observance by the other party of the terms of this Agreement shall not constitute a waiver thereof or of any obligations to be performed by such party hereunder.

     (e)  Paragraph headings used herein are for convenience only, and shall not affect the meaning of any provision of this Agreement.

     (f)  All notices or consents required under the terms and provisions of this Agreement shall be in writing and sent to the following addresses:

5

If to Creditor:	Kimco Capital Corp. (“KIMCO”)
c/o Kimco Realty Corporation
3333 New Hyde Park Drive
New Hyde Park, New York 11042

with a copy to:	Morgan, Lewis & Bockius LLP
101 Park Avenue
New York, New York 10178-0060
Telephone: (212) 309-6000
Facsimile: (212) 309-6273
Attention: Neil E. Herman

If to Agent:	Congress Financial Corporation (Central)
150 South Wacker Drive
Suite 2200
Chicago, Illinois 60606
Attention: William Bloom
Telephone No.: (312) 332-0420
Telecopy No.: (312) 332-0424

with a copy to:	Goldberg, Kohn, Bell, Black, Rosenbloom
& Moritz, Ltd.
55 East Monroe Street
37th Floor
Chicago, Illinois 60603-5802
Telephone: (312) 201-4000
Facsimile: (312) 332-2196
Attention: Gary T. Zussman

Notices shall be deemed to have been duly given (i) if delivered personally or otherwise actually received, (ii) if sent by overnight delivery service, (iii) if mailed by first class United States mail, postage prepaid, registered or certified, with return receipt requested, or (iv) if sent by telex with telex confirmation of receipt (with duplicate notice sent by United States mail as provided above). Notice mailed as provided in clause (iii) above shall be effective on the earlier of the date of actual receipt or three (3) business days after its deposit. Notice given in any other manner described in this paragraph shall be effective upon receipt by the addressee thereof; provided, however, that if any notice is tendered to an addressee and delivery thereof is refused by such addressee, such notice shall be effective upon such tender.

     (g)  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. The term “Borrower” shall include, without limitation, any successor or assign of Borrower, including without limitation a receiver, trustee or debtor in possession. This Agreement shall be a continuing agreement and shall remain in full force and effect notwithstanding the insolvency, liquidation or dissolution of Borrower. “Borrower” shall include, without limitation, any successor or assign of Borrower, including without limitation a receiver, trustee or debtor in possession. This Agreement shall be a continuing agreement and shall remain in full force and effect notwithstanding the insolvency, liquidation or dissolution of Borrower.

6

     (h)  Creditor hereby agrees that any party that refinances Congress’ Debt may rely on and enforce this Agreement as if it were Agent. Creditor further hereby agrees that it will, at the request of Agent, enter into an agreement, in the form of this Agreement, mutatis mutandis, to subordinate any security interests or liens it now or hereafter has in or upon the Inventory, to the same extent as provided herein, to the party refinancing all or a portion of Congress’ Debt; provided, that the failure of Creditor to execute such an agreement shall not affect such party’s right to rely on and enforce the terms of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have signed this Intercreditor Agreement as of the date first written above.

KIMCO CAPITAL CORP.

By
Its

CONGRESS FINANCIAL CORPORATION (CENTRAL)

By

Its

CONSENT

     The undersigned hereby consents to the terms of the foregoing Intercreditor Agreement and agrees to be bound by the terms thereof.

FRANK’S NURSERY & CRAFTS, INC.

By

Its

7

EXHIBIT C TO
FIRST AMENDMENT

[FORM OF FIRST AMENDMENT TO MORTGAGE]

Prepared by:
Mario J. Suarez, Esq.
Morgan, Lewis & Bockius LLP
101 Park Avenue
New York, New York 10178
(212) 309-6920

FIRST AMENDMENT TO MORTGAGE, OPEN END MORTGAGE,
DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS,
SECURITY AGREEMENT AND FINANCING STATEMENT

Dated: As of January      , 2003

FRANK’S NURSERY & CRAFTS, INC.,
Mortgagor/Trustor/Grantor/Debtor
-TO-
KIMCO CAPITAL CORP.,
Mortgagee/Beneficiary/Grantee/Secured Party
«TRUSTEE»

Store No. «FACILITY_NO»

Address:
«PROPERTY_STREET_ADDRESS»
«CITY», «STATE» «ZIP_CODE»
Tax Parcel ID No.: «PARCEL_ID»

1

«BANKRUPTCY_INSERT»

FIRST AMENDMENT TO MORTGAGE, OPEN END MORTGAGE,
DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS,
SECURITY AGREEMENT AND FINANCING STATEMENT

Dated: As of January      , 2003

FRANK’S NURSERY & CRAFTS, INC.,
Mortgagor/Trustor/Grantor/Debtor
-TO-
KIMCO CAPITAL CORP.,
Mortgagee/Beneficiary/Grantee/Secured Party
«TRUSTEE»

This instrument is a Mortgage, Open End Mortgage, Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement of both real property and fixtures. Notwithstanding anything to the contrary herein contained, (a) as to any property located in the States of Maryland and Missouri, this instrument is, among other things, a Deed of Trust; and (b) as to any property located in the States of Florida, Illinois, Indiana, Kentucky, Michigan, Minnesota, New Jersey, and Pennsylvania, this instrument is, among other things, a Mortgage. For purposes of Section 5301.232 of the Ohio Revised Code and Section 42 Pa. C.S. Sections 8143-8144, et seq, this instrument is, among other things, an Open-End Mortgage. THIS INSTRUMENT SECURES, AMONG OTHER THINGS, FUTURE ADVANCES AND FUTURE OBLIGATIONS, AND THE PARTIES INTEND THAT THIS INSTRUMENT SECURE FUTURE ADVANCES. As to any property located in Missouri, future advances shall be governed by Section 443.055 RSMO. This instrument contains after-acquired property provisions and secures obligations containing provisions for changes in interest rates, extensions of time for payment and other modifications in the terms of the obligations.

«MORTGAGE_TAX_INSERT»

Store No.: «FACILITY_NO»

Address:
«PROPERTY_STREET_ADDRESS»
«CITY», «STATE» «ZIP_CODE»

2

     FIRST AMENDMENT TO MORTGAGE, OPEN END MORTGAGE, DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FINANCING STATEMENT (the “First Amendment”) dated as of January      , 2003, by FRANK’S NURSERY & CRAFTS, INC., a Delaware corporation, having its principal office at 580 Kirts Blvd., Suite 300, Troy, Michigan 48084, as mortgagor, trustor and grantor hereunder (“Grantor”) and KIMCO CAPITAL CORP., a Delaware corporation, having an office at 3333 New Hyde Park Road, P.O. Box 5020, New Hyde Park, New York 11042-0020, as mortgagee hereunder to the extent that this Mortgage operates as a mortgage or an open end mortgage«TRUSTEE_INSERT»

W I T N E S S E T H :

     WHEREAS, Grantor has previously delivered to Mortgagee a certain Mortgage, Open End Mortgage, Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement dated as of May 20, 2002 (the “Original Mortgage”), as security, in part, for various loans made or to be made to Grantor in the aggregate principal sum of up to THIRTY MILLION DOLLARS ($30,000,000.00), all in accordance with that that certain Credit and Security Agreement dated as of May 20, 2002, between Grantor and Mortgagee, as lender (the “Original Credit Agreement”).

     WHEREAS pursuant to that certain First Amendment and Waiver to Credit and Security Agreement dated as of the date hereof (“First Amendment to Credit Agreement”), Grantor and Mortgagee have now agreed to modify the Original Credit Agreement to, among, other things, increase the aggregate principal amount of the Revolving Credit Loans (as defined in the Original Credit Agreement) from $10,000,000 to $20,000,000 (the Original Credit Agreement, as modified by the First Amendment to Credit Agreement, as the same may be further amended, modified or supplemented from time to time, the “Credit Agreement”).

     WHEREAS Grantor and Mortgagee now desire to amend the Original Mortgage in order to, among other things, secure the Revolving Credit Loans, as increased by the Credit Agreement, to the same extent, and with the same priority as if same were advanced in connection with the Original Mortgage (the Original Mortgage, as modified by this First Amendment, as the same may be further amended, modified or supplemented from time to time, the “Mortgage”).

     NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, Grantor and Mortgagee agree as follows:

     1. Definitions. Each reference in the Original Mortgage to (a) the “Mortgage” shall henceforth refer to the Original Mortgage as modified hereby, as may be further amended, modified or supplemented from time to time, and (b) the “Credit Agreement” shall henceforth refer to the Original Credit Agreement as modified by the First Amendment to Credit Agreement, as may be further amended, modified or supplemented from time to time. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Original Mortgage, as may be modified hereby, including but not limited to, the “Land” as more particularly described on “Schedule A” attached hereto.

3

     2. Secured Indebtedness. The Revolving Loan Amount is hereby increased from TEN MILLION DOLLARS ($10,000,000) to TWENTY MILLION DOLLARS ($20,000,000.00). The terms “Revolving Loan Amount”, “Mortgage Amount” and “Secured Indebtedness” shall hereinafter be deemed to include such increased amount, and the Mortgage, shall secure such increased amount, to the same extent, and with the same priority as if same were advanced in connection with the Original Mortgage, and without affecting the priority of the lien created thereunder.

     3. Amendment to Notice Provision in Original Mortgage.

     Article IV, Section 2 of the Original Mortgage is hereby amended so that the addresses of the Grantor are as follows:

if to Grantor, to it at 580 Kirts Blvd., Suite 300, Troy, Michigan 48084, Attn: Mr. Alan Minker and Mr. Michael McBride, with a courtesy copy to: Honigman, Miller, Schwartz & Cohn, 2290 First National Building, 660 Woodward Avenue, Detroit, Michigan 48226, Attn: Donald Kunz, Esq., Facsimile No.: 313-465-7455; e-mail: dkunz@honigman.com, or such other address as such party may from time to time designate by giving written notice to the other parties hereunder.

     4. Miscellaneous. Except as specifically modified by this First Amendment, all the provisions of the Original Mortgage are hereby ratified and confirmed to be unmodified and in full force and effect. This First Amendment may be executed in separate counterparts, each of which when executed and delivered shall be an original. This First Amendment shall be governed by and construed in accordance with the internal laws of the state in which the Real Property is located.

     5. Additional Matters. Notwithstanding anything to the contrary herein contained:

          a. Wherever herein contained, the phrase “Trustee and Mortgagee, as applicable” or “Trustee” or any similar phrase

               1. shall be deemed to refer to “Trustee for the benefit of Mortgagee, as beneficiary, to the extent Mortgaged Property is located in Maryland;

               2. shall be deemed to refer to “Mortgagee” to the extent the Mortgaged Property is located in any of the following States: Florida, Illinois, Indiana, Kentucky, Michigan, Minnesota, New Jersey, Pennsylvania, and Ohio and in such states Trustee shall have no rights, powers or obligations and all references herein to Trustee and Beneficiary shall be deemed deleted; and

               3. to the extent the Mortgaged Property is located in Missouri, shall be deemed to refer (i) to Trustee for the benefit of Mortgagee in relation to the grant of a lien on real property, to the habendum clause and to the provisions relating to power of sale, (ii) to both Trustee and Mortgagee in relation to the grant of a security interest in personal property and fixtures and rights related thereto, and (iii) to Mortgagee in all other instances, provided that nothing contained in the Mortgage shall be construed to give Trustee the authority to exercise any rights or remedies granted in the Mortgage without prior written authorization by Mortgagee

4

or the right or obligation to receive any payment of rents or other amounts except in connection with the exercise of the power of sale.

          b. To the extent the Mortgaged Property is located in Maryland or Missouri, references to Mortgagee shall, if the context so requires, be deemed to be references to Mortgagee, as beneficiary.

          c. To the extent the Mortgaged Property is located in any of the following States, the term “Mortgaged Property,” whenever used in the Mortgage, shall be deemed to be references to “Trust Property”: Missouri.

          d. Notwithstanding anything to the contrary herein contained, to the extent the Mortgaged Property is located in the State of Pennsylvania, the Mortgage shall not be deemed to be a purchase money mortgage.

          e. Notwithstanding anything to the contrary herein contained, to the extent the Mortgaged Property is located in the State of Illinois, for purposes of Ill. Rev. Stat. ch. 110, paragraph 15-1302, all monies advanced to Grantor pursuant to the terms of the Credit Agreement or other Fundamental Document (as defined therein) subsequent to the recording date of this First Amendment shall be deemed to be in furtherance of the terms of the Original Mortgage (as modified herein) and the Credit Agreement secured by the Mortgage (as modified herein).

[Signature page follows on the next page.]

5

     THE GRANTOR HEREBY DECLARES THAT THE GRANTOR HAS READ THIS FIRST AMENDMENT, HAS SIGNED THIS FIRST AMENDMENT AS OF THE DATE AT THE TOP OF THE FIRST PAGE AND THE GRANTOR ACKNOWLEDGES THAT IT HAS RECEIVED A TRUE AND COMPLETE COPY OF THIS FIRST AMENDMENT.

     IN WITNESS WHEREOF, the Grantor and Mortgagee have duly caused this First Amendment to be duly executed and delivered as of the day and year first above written.

«ATTEST»	FRANK’S NURSERY & CRAFTS, INC.

«CORPORATE_SEAL»	By: Michael D. McBride, Vice President Legal and Real Estate	[SEAL]

Address: 580 Kirts Blvd., Suite 300, Troy, Michigan 48084

«ATTEST»	KIMCO CAPITAL CORP.

«CORPORATE_SEAL»	By: David Samber, Vice President	[SEAL]

Address: c/o Kimco Realty Corporation 3333 New Hyde Park Road New Hyde Park, NY 11042-002

This instrument was prepared by and recorded counterparts should be returned to:

Mario J. Suarez, Esq. Morgan, Lewis & Bockius, LLP 101 Park Avenue New York, NY 10178

«MJS_SIGNATURE»

6

«NOTARY»

7

«STATE_RIDER»

8

SCHEDULE “A”

(See attached)

9

EXHIBIT D TO
FIRST AMENDMENT

[FORM OF ADDITIONAL WARRANT AGREEMENT]

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR
ANY STATE SECURITIES LAWS, AND MAY BE OFFERED AND SOLD ONLY
IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION
IS AVAILABLE.

STOCK PURCHASE WARRANT

Date of Issuance: January 23, 2003	Certificate No. 6

     For value received, FRANK’S NURSERY & CRAFTS, INC., a Delaware corporation (the “Company”), hereby grants to KIMCO REALTY SERVICES, INC., a Delaware corporation, or its permitted transferees and assigns, the right to purchase from the Company a total of 5,000,000 Warrant Shares (as defined herein) at a price per share of $2.00 (the “Initial Exercise Price”). The exercise price and number of Warrant Shares (and the amount and kind of other securities) for which this Warrant is exercisable shall be subject to adjustment as provided herein. Certain capitalized terms used herein are defined in Section 4 hereof.

     This Warrant is subject to the following provisions:

     SECTION 1. Exercise of Warrant.

     1A. Exercise Period. The purchase rights represented by this Warrant may be exercised, in whole or in part, at any time and from time to time after the date hereof to and including 5:00 p.m., New York City time, on the later of (a) May 20, 2005, (b) the date that the Obligations (as defined under the Credit Agreement (as defined herein)) are irrevocably and indefeasibly paid in full and (c) the Facility Termination Date (as defined under the Credit Agreement), in the case of any of clauses (a), (b) or (c), if such day is not a business day, on the next preceding business day (the “Exercise Period”).

     1B. Exercise Procedure.

               (i) This Warrant shall be deemed to have been exercised when all of the following items have been delivered to the Company (the “Exercise Time”):

(a) a completed Exercise Agreement, as described in Section IC below, executed by the Person exercising all or part of the purchase rights represented by this Warrant (the “Purchaser”);

(b) this Warrant;

(c) if the Purchaser is not the Registered Holder, an Assignment or Assignments in the form set forth in Exhibit II hereto evidencing the assignment of this Warrant to the Purchaser; and

(d) any (including any combination) of the following: (x) a check payable to the Company in an amount equal to the product of the Exercise Price (as such term is defined in Section 2) multiplied by the number of Warrant Shares being purchased upon such exercise (the “Aggregate Exercise Price”) or (y) in the event the Purchaser is a Lender (as defined under the Credit Agreement), an Affiliate of a Lender (as defined in the Credit Agreement), a Participant (as defined under the Loan Participation Agreement) or an Affiliate of a Participant (as defined under the Loan Participation Agreement), in each case, by the application of unpaid principal amount of the Loans (as defined in the Credit Agreement) in the following order of priorities: (A) first, the Term Loan (as defined in the Credit Agreement) of the Company and (B) second, any Revolving Credit Loan (as defined in the Credit Agreement), in the case of either (A) or (B), having a value equal to the Aggregate Exercise Price of the Warrant Shares being purchased upon such exercise.

               (ii) Upon the exercise of this Warrant pursuant to Section 1B(i)(d)(x), the Purchaser may require the Company to use all or a portion of the cash proceeds received upon such exercise to repay in the following order of priority: first, any and all amounts due under any Term Loan and, second, any and all amounts due under any Revolving Credit Loan. Such repayment shall be in accordance with the written instructions of the Purchaser and shall be made within two business days of receipt by the Company of such instructions.

               (iii) Certificates for Warrant Shares purchased upon exercise of this Warrant shall be delivered by the Company to the Purchaser within five (5) days after the date of the Exercise Time together with any cash payable in lieu of a fraction of a share pursuant to Section 13 hereof. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall, within such five-day period, deliver such new Warrant to the Person designated for delivery in the Exercise Agreement (as defined in Section 1C below).

               (iv) Upon any exercise of this Warrant pursuant to Section 1B(i)(d)(y) and the instructions set forth in the Exercise Agreement, the Company will accept the principal amount of indebtedness specified in such Exercise Agreement in satisfaction of a like amount of such payment. Nothing in this section shall affect the rights of any Lender (as defined in the Credit Agreement) to receive interest payable on any Loan (as defined in the Credit Agreement) on the related interest payment date in accordance with the terms of the Credit Agreement, including interest accrued but unpaid on the principal amount of the Term Loan (as defined under the Credit Agreement) and any Revolving Credit Loan (as defined under the Credit Agreement) applied to the Aggregate Exercise Price pursuant to Section 1B(i)(d) for the period prior to such application.

               (v) The Warrant Shares issuable upon the exercise of this Warrant shall be deemed to have been issued to the Purchaser at the Exercise Time, the Purchaser shall be deemed for all purposes to have become the Registered Holder of such Warrant Shares at the Exercise Time and the prepayment of the portion of the Loan (as defined under the Credit

3

Agreement) being prepaid as a result of such exercise shall be deemed for all purposes to have occurred at the Exercise Time.

               (vi) The issuance of certificates for Warrant Shares upon exercise of this Warrant shall be made without charge to the Registered Holder or the Purchaser for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of Warrant Shares.

               (vii) The Company shall not close its books against the transfer of this Warrant or of any Warrant Shares issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant. The Company shall from time to time take all such action as may be necessary to assure that the par value per share of the unissued Warrant Shares acquirable upon exercise of this Warrant is at all times equal to or less than the Exercise Price then in effect.

               (viii) The Company shall assist and cooperate with any reasonable request by the Registered Holder or any Purchaser which is required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of this Warrant.

               (ix) Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a public offering or a sale of the Company (pursuant to a merger, sale of stock or otherwise), such exercise may at the election of the Registered Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to consummation of such transaction.

               (x) The Company shall at all times reserve and keep available out of its authorized but unissued Common Stock (or out of shares of Common Stock held in its treasury) solely for the purpose of issuance upon the exercise of this Warrant, the maximum number of Warrant Shares issuable upon the exercise of this Warrant. All Warrant Shares which are so issuable shall, when issued and upon the payment of the applicable Exercise Price, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, charges and preemptive rights. The Company shall take all such actions as may be necessary to ensure that all such Warrant Shares may be so issued without violation by the Company of any applicable law or governmental regulation or any requirements of any domestic securities exchange or quotation system upon which shares of Common Stock or other securities constituting Warrant Shares may be listed or quoted (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance). The Company will use its best efforts to cause the Warrant Shares, immediately upon such exercise, to be listed on any domestic national securities exchange or quotation system upon which shares of Common Stock or other securities constituting Warrant Shares are listed or quoted at the time of such exercise.

               (xi) If the Warrant Shares issuable by reason of exercise of this Warrant are convertible into or exchangeable for any other stock or securities of the Company, the Company shall, at the Purchaser’s option and upon surrender of this Warrant by such

4

Purchaser as provided above together with any notice, statement or payment required to effect such conversion or exchange of Warrant Shares, deliver to such Purchaser (or as otherwise specified by such Purchaser) a certificate or certificates representing the stock or securities into which the Warrant Shares issuable by reason of such conversion are convertible or exchangeable, registered in such name or names and in such denomination or denominations as such Purchaser has specified.

               (xii) The Company shall not, and shall not permit its subsidiaries to, directly or indirectly, by any action (including, without limitation, reincorporation in a jurisdiction other than Delaware, amending its Certificate of Incorporation or through any Organic Change, issuance or sale of securities or any other voluntary action) avoid or seek to avoid the observance or performance of any terms of this Warrant or impair or diminish its value, but shall at all times in good faith assist in the carrying out of all such terms of Warrant. Without limiting the generality of the foregoing, the Company shall (a) obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant and (b) not undertake any reverse stock split, combination, reorganization or other reclassification of its capital stock which would have the effect of making the Warrant exercisable for less than one share of Common Stock.

               (xiii) The Company has all requisite corporate power and authority to enter into and perform its obligations under this Warrant and to issue and deliver the Warrant to the Purchaser. The execution, delivery, and performance by the Company of its obligations under this Warrant, including the issuance and delivery of the Warrant to the Purchaser, have been duly authorized by all necessary corporate action on the part of the Company. This Warrant has been duly executed and delivered by the Company and is a legal, valid, and binding obligation of the Company and is enforceable against the Company in accordance with its terms. The execution and delivery of this Warrant by the Company, the performance by the Company of its terms and the issuance and delivery of the Warrant to the Registered Holder will not conflict with or result in a violation of (i) the Certificate of Incorporation, as amended, or the By-Laws of the Company, or (ii) any agreement, instrument, law, rule, regulation, order, writ, judgment or decree to which the Company is a party or is subject, except for such conflicts and violations which will not, in the aggregate, have a material adverse effect on the business, operations, assets or condition (financial or otherwise) of the and will not deprive the Registered Holder of any material benefit under this Warrant. The issuance of such the Warrant, and upon exercise, the Warrant Shares are not and will not be subject to any preemptive or similar rights.

     1C. Exercise Agreement. Upon any exercise of this Warrant, the Purchaser shall deliver to the Company an Exercise Agreement in substantially the form set forth in Exhibit I hereto (the “Exercise Agreement”), except that if the Warrant Shares are not to be issued in the name of the Registered Holder, the Exercise Agreement shall also state the name of the Person to whom the certificates for the Warrant Shares are to be issued, and if the number of Warrant Shares to be issued does not include all of the Warrant Shares purchasable hereunder, it shall also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be issued.

5

     SECTION 2. Adjustment of Exercise Price and Number of Shares. In order to prevent dilution of the rights granted under this Warrant, the Initial Exercise Price shall be subject to adjustment from time to time as provided in this Section 2 (as so adjusted, the “Exercise Price”), and the number of Warrant Shares obtainable upon exercise of this Warrant shall be subject to adjustment from time to time, each as provided in this Section 2.

     2A. Adjustment of Exercise Price and Number of Shares upon Issuance of Common Stock. If and whenever, on or after the date hereof, the Company issues or sells, or in accordance with Section 2B is deemed to have issued or sold, other than pursuant to a Permitted Issuance, as described in Section 2C or pursuant to the Purchase Rights covered by Section 3, any shares of Common Stock for a consideration per share less than the Fair Market Value per share of the Common Stock determined as of the date of such issuance or sale, then immediately upon such issuance or sale the Exercise Price shall be reduced to equal the amount determined by multiplying the Exercise Price in effect immediately prior to such issuance or sale by a fraction, the numerator of which will be the sum of (1) the number of shares of Common Stock Deemed Outstanding immediately prior to such issuance or sale multiplied by the Fair Market Value per share of the Common Stock determined as of the date of such issuance or sale, plus (2) the consideration, if any, received by the Company upon such issuance or sale, and the denominator of which will be the product derived by multiplying such Fair Market Value per share of the Common Stock by the number of shares of Common Stock Deemed Outstanding immediately after such issuance or sale. Upon each such adjustment of the Exercise Price hereunder, the number of Warrant Shares acquirable upon exercise of this Warrant shall be adjusted to equal the number of shares determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment. For the purposes of this Section 2, the calculation of the number of shares of Common Stock Deemed Outstanding shall exclude the Warrant Shares.

     2B. Effect on Exercise Price of Certain Events. For purposes of determining the adjusted Exercise Price under Section 2A, the following shall be applicable:

               (i) Issuance of Rights or Options. If the Company in any manner grants any rights or options (other than the Purchase Rights covered by Section 3 hereof or a Permitted Issuance) to subscribe for or to purchase Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (including, without limitation, convertible common stock) (such rights or options being herein called “Options” and such convertible or exchangeable stock or securities being herein called “Convertible Securities”) and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Fair Market Value per share of the Common Stock then in effect, then the total number of shares of Common Stock then issuable upon the exercise of such Options or upon conversion or exchange of the total amount of such Convertible Securities then issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of this paragraph, the “price per share for which Common Stock is issuable upon exercise of such Options or upon conversion or exchange of such Convertible Securities” is determined by dividing (A) the total amount, if any, received or receivable by the Company as

6

consideration for the granting of such Options, plus the aggregate amount of additional consideration then payable to the Company upon the exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, then payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total number of shares of Common Stock then issuable upon exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Exercise Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

               (ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Fair Market Value per share of the Common Stock then in effect, then the number of shares of Common Stock then issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For the purposes of this paragraph, the “price per share for which Common Stock is issuable upon such conversion or exchange” is determined by dividing (A) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the aggregate amount of additional consideration, if any, then payable to the Company upon the conversion or exchange thereof, by (B) the total number of shares of Common Stock then issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Exercise Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Exercise Price have been or are to be made pursuant to other provisions of this Section 2B, no further adjustment of the Exercise Price shall be made by reason of such issue or sale.

               (iii) Change in Option Price or Conversion Rate. If either the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock shall change at any time, the Exercise Price in effect at the time of such change shall be adjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold and the number Warrant Shares shall be correspondingly readjusted.

               (iv) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities, in either case without the exercise of such Option or right, the Exercise Price then in effect and the number of Warrant Shares acquirable hereunder shall be adjusted to the Exercise Price and the number of shares which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

7

               (v) Calculation of Consideration Received. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company shall be the market price thereof as of the date of receipt. In case any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger or other business combination in which the Company is the surviving entity, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or marketable securities shall be determined jointly by the Company and the Required Holders. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an appraiser jointly selected by the Company and the Required Holders, whose determination shall be final and binding on the Company and all Registered Holders of Warrants (as defined in Section 4 below). The fees and expenses of such appraiser shall be paid by the Company.

               (vi) Integrated Transactions. In case any Option or Convertible Security is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options or Convertible Securities by the parties thereto, the Option or Convertible Security shall be deemed to have been issued for no consideration; provided, if such other securities are debt securities (such debt securities so issued are herein referred to as the “Debt”) of the Company or any of its subsidiaries, the Option or Convertible Security shall be deemed to have been issued for consideration equal to the excess, if any, of (a) the aggregate face amount (the “Estimated Face Amount”) of debt securities with terms identical to the terms of the Debt (other than the increase to face value described in this proviso) which the Company or such subsidiary would have had to issue had no Option or Convertible Security been issued in connection therewith, given the prevailing market conditions at the time of the issuance of the Debt, in order to receive the same aggregate net proceeds as is actually received from the issuance of the Debt, over (b) the aggregate face amount of the Debt. The Estimated Face Amount shall be as mutually agreed between the Company and the Registered Holder or, if no such mutual agreement is reached, as set forth in the written opinion, addressed to the Registered Holder, of an investment bank of national recognition, retained by the Company and reasonably acceptable to the Registered Holder; provided, that if no such mutual agreement is reached or written opinion is received, the Estimated Face Amount shall be deemed to be zero (0); and provided, further, that the fees and expenses of such investment bank shall be borne by the Company.

Example:	If the Company issues $20 million aggregate principal amount of 10% subordinated debentures with a 10-year maturity (and receives aggregate net proceeds of $20 million), and in connection therewith issues warrants, and in accordance with the provisions of Section 2B(vi), the Company and the Registered Holder mutually

8

agree or an investment bank determines that the Estimated Face Amount of the subordinated debentures (with terms otherwise identical to the securities issued) would have been $21 million (i.e., to yield aggregate net proceeds of $20 million to the Company), had the warrants not been issued, then the warrants would be deemed to have been issued for $1 million.

               (vii) Treasury Shares. The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Company or any subsidiary of the Company and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

               (viii) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

     2C. Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) the Common Stock into a greater number of shares or pays a dividend or makes a distribution to holders of the Common Stock in the form of shares of Common Stock, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Warrant Shares obtainable upon exercise of this Warrant shall be proportionately increased. If the Company at any time combines (by reverse stock split or otherwise) the Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares obtainable upon exercise of this Warrant shall be proportionately decreased.

     2D. Organic Change. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock (other than a transaction subject to Section 2C hereof) is referred to herein as an “Organic Change”. Prior to the consummation of any Organic Change, the Company shall make appropriate provision to ensure that each Registered Holder of Warrants shall thereafter have the right to acquire and receive upon exercise thereof, in lieu of or addition to (as the case may be) the Warrant Shares immediately theretofore acquirable and receivable upon exercise of such Registered Holder’s Warrants, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of Warrant Shares immediately theretofore acquirable and receivable upon exercise of such Registered Holder’s Warrants had such Organic Change not taken place. In any such case, the Company shall make appropriate provision with respect to such Registered Holder’s rights and interests to insure that the provisions hereof (including this Section 2) shall thereafter be applicable to the Warrants (including, in the case of

9

any such Organic Change in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Exercise Price to the value for the Common Stock reflected by the terms of such Organic Change and a corresponding immediate adjustment in the number of Warrant Shares acquirable and receivable upon exercise of the Warrants, if the value so reflected is less than the Fair Market Value of the Common Stock in effect immediately prior to such Organic Change). The Company shall not effect any such Organic Change unless, prior to the consummation thereof, the successor entity (if other than the Company) resulting from such Organic Change (including a purchaser of all or substantially all the Company’s assets) assumes by written instrument the obligation to deliver to each Registered Holder of Warrants such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Registered Holder may be entitled to acquire upon exercise of Warrants.

     2E. Certain Events. If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features but excluding any Permitted Issuance), then the Company’s Board of Directors shall exercise their reasonable judgment consistent with the fundamental intent of such provisions in making an appropriate adjustment in the Exercise Price and the number of Warrant Shares obtainable upon exercise of this Warrant so as to protect the rights of the Registered Holder of this Warrant.

     2F. Notices.

               (i) Promptly following any event requiring adjustment of the Exercise Price, the Company shall give written notice thereof to the Registered Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

               (ii) The Company shall give written notice to the Registered Holder at least 30 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock, or (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

               (iii) The Company shall give written notice to the Registered Holder at least 30 days prior to the date on which any Organic Change, dissolution or liquidation shall take place.

               (iv) Immediately upon the exercise of any of the Warrants, the Company shall give written notice to the non-exercising Registered Holders of the Warrants, setting forth in reasonable detail the exercising Registered Holder and/or Purchaser, the number of Warrants being exercised, the method of payment of such exercise and the date of such exercise.

     SECTION 3. Purchase Rights. If at any time the Company grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of the Common Stock (the “Purchase Rights”), then the Company shall grant, issue or offer to sell (as the case may be) to the Registered Holder, on the

10

same term as to the record holders, the aggregate Purchase Rights which such Registered Holder would have been granted, issued or sold if such Registered Holder had held the maximum number of Warrant Shares then acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

     SECTION 4. Definitions. The following terms have the meanings set forth below:

     “Affiliate” has the meaning set forth in 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

     “Common Stock” means the Common Stock, $.001 par value per share, and any securities into which such Common Stock is hereafter converted or exchanged.

     “Common Stock Deemed Outstanding” means, at any given time, the number of shares of all classes of the Company’s common stock actually outstanding at such time, plus the number of shares of the Company’s common stock deemed to be outstanding pursuant to Section 2B(i) or 2B(ii) hereof.

     “Credit Agreement” means that certain Credit Agreement, dated as of May 20, 2002, between the Company and Kimco Capital Corp., as such agreement may be amended or modified from time to time.

     “Diluted Basis” means with respect to the calculation of the number of shares of Common Stock, (i) all shares of Common Stock outstanding at the time of determination and (ii) all shares of Common Stock issuable upon the exercise, conversion or exchange of any Option or Convertible Security.

     “Fair Market Value” means (i) the average of the closing sales prices of the Common Stock on all domestic national securities exchanges on which the Common Stock is listed, or (ii) if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day or, (iii) if on any day the Common Stock is not so listed, the sales price for the Common Stock as of 4:00 P.M., New York time, as reported on the NASDAQ National Market or, (iv) if the Common Stock is not reported on the NASDAQ National Market, the average of the representative bid and asked quotations for the Common Stock as of 4:00 P.M., New York time, as reported on the NASDAQ interdealer quotation system, or any similar successor organization, in each such case averaged over a period of 21 trading days consisting of the day as of which “Fair Market Value” is being determined and the 20 consecutive trading days prior to such day. Notwithstanding the foregoing, if at any time of determination either (x) the Common Stock is not registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, and either listed on a national securities exchange or authorized for quotation in the NASDAQ system, or (y) less than 25% of the outstanding Common Stock is held by the public free of transfer restrictions under the Securities Act of 1933, as amended, then Fair Market Value shall mean the price that would be paid per share for the entire common equity interest in the Company in an orderly sale

11

transaction between a willing buyer and a willing seller, taking into account the appropriate lack of liquidity of the Company’s securities and any appropriate discount for the minority position represented by the Warrants and Warrant Shares, using valuation techniques then prevailing in the securities industry and assuming full disclosure of all relevant information and a reasonable period of time for effectuating such sale. Fair Market Value shall be determined by the Company’s Board of Directors in its good faith judgment. A majority of the Required Holders shall have the right to require that an independent investment banking firm mutually acceptable to the Company and the Required Holders determine Fair Market Value, which firm shall submit to the Company and the Warrant holders a written report setting forth such determination. The expenses of such firm will be borne by the Company, and the determination of such firm will be final and binding upon all parties.

     “Investors’ Agreement” means the Investors’ Rights Agreement, dated as of May 20, 2002, among the Company and the signatories thereto, as such agreement may be amended or modified from time to time.

     “Loan Participation Agreement” means the Loan Participation Agreement, dated as of May 20, 2002, between Kimco Capital Corp. and Third Avenue Trust, on behalf of the Third Avenue Real Estate Value Fund Series, as such agreement may be amended or modified from time to time.

     “Permitted Issuance” means any issuance by the Company of (a) Common Stock on or prior to the date hereof; (b) Common Stock upon exercise of the Warrants; (c) Common Stock or rights or options to purchase any such shares issued to employees or consultants of the Company or any direct or indirect subsidiary or pursuant to one or more stock bonus or similar plans adopted by the Board of Directors of the Company in an aggregate amount not to exceed 15% of the outstanding Common Stock on a Diluted Basis; (d) Common Stock pursuant to an underwritten offering of Common Stock registered under the Securities Act of 1933, as amended; or (e) Common Stock or rights or options to purchase any such shares issued under Company’s plan of reorganization filed with the United States Bankruptcy Court for the District of Maryland (Baltimore Division) or under any agreement entered into in accordance with such plan.

     “Person” means any individual, partnership, joint venture, corporation, trust, unincorporated organization or government or department or agency thereof.

     “Registered Holder” means the holder of this Warrant as reflected in the records of the Company maintained pursuant to Section 12.

     “Required Holders” means the holders of a majority of the purchase rights represented by the Warrants as originally issued which remain outstanding and unexercised.

     “Warrants” means the Stock Purchase Warrants, dated as of January 23, 2003, issued by the Company to Kimco Realty Services, Inc. representing the right to purchase from the Company up to a total of 5,000,000 shares of Common Stock (as adjusted pursuant to the terms thereof) together with any stock purchase warrants issued in substitution, exchange or replacement therefor.

12

     “Warrant Shares” means shares of the Common Stock issuable upon exercise of the Warrants; provided, that if the securities issuable upon exercise of the Warrants are issued by an entity other than the Company or there is a change in the class of securities so issuable, then the term “Warrant Shares” shall mean shares of the security issuable upon exercise of the Warrants if such security is issuable in shares, or shall mean the equivalent units in which such security is issuable if such security is not issuable in shares.

     SECTION 5. No Voting Rights; Limitations of Liability. This Warrant shall not entitle the Registered Holder hereof to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Registered Holder to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Registered Holder shall give rise to any liability of such Registered Holder for the Exercise Price of Warrant Shares acquirable by exercise hereof or as a stockholder of the Company.

     SECTION 6. Restrictions. This Warrant and all rights hereunder are transferable only to (i) Affiliates of each of Kimco Realty Services, Inc. and Third Avenue Trust, on behalf of the Third Avenue Real Estate Value Fund Series, and (ii) any Lender (as defined in the Credit Agreement) (including any of the Lender’s Affiliates), and any Participant (as defined in the Loan Participation Agreement) (including any of the Participant’s Affiliates) in whole or in part, without charge to the Registered Holder, upon surrender of this Warrant with a properly executed Assignment (in the form of Exhibit II hereto) at the principal office of the Company.

     SECTION 7. Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants shall represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. At the request of the Registered Holder (pursuant to a transfer of Warrants or otherwise), this Warrant may be exchanged for one or more Warrants to purchase Common Stock. The date the Company initially issues this Warrant shall be deemed to be the date of issuance hereof regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued.

     SECTION 8. Exchange. In the event that it becomes unlawful or, in the reasonable judgment of any Registered Holder of this Warrant, unduly burdensome by reason of a change in legal or regulatory considerations or the interpretation thereof affecting the ability of financial institutions, real estate investment trusts or their affiliates to hold equity securities, to hold any or all of the Warrants or Warrant Shares, the Registered Holder of this Warrant shall have the right to require the Company to use its reasonable best efforts to permit all or part of such Registered Holder’s Warrants or Warrant Shares to be exchanged for nonvoting stock or similar interests that convey equivalent economic benefits to such Warrants or Warrant Shares and include equivalent anti-dilution protection. To the extent that the Company may lawfully do so after the exercise of its reasonable best efforts, any such exchange shall occur as soon as practicable (within 60 days) after written notice by the Registered Holder of this Warrant to the Company (or such earlier date if required to comply with applicable law).

13

     SECTION 9. Replacement. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided, that if the Registered Holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

     SECTION 10. Notices. Except as otherwise expressly provided herein, all notices and deliveries referred to in this Warrant shall be in writing, shall be delivered personally, sent by registered or certified mail, return receipt requested and postage prepaid or sent via nationally recognized overnight courier or via facsimile, and shall be deemed to have been given when so delivered (or when received, if delivered by any other method) if sent (i) to the Company, at its principal executive offices and (ii) to a Registered Holder, at such Registered Holder’s address as it appears in the records of the Company (unless otherwise indicated by any such Registered Holder).

     SECTION 11. Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the prior written consent of the Registered Holder.

     SECTION 12. Warrant Register. The Company shall maintain at its principal executive offices books for the registration and the registration of transfer of Warrants. The Company may deem and treat the Registered Holder as the absolute owner hereof (notwithstanding any notation of ownership or other writing hereon made by anyone) for all purposes and shall not be affected by any notice to the contrary.

     SECTION 13. Fractions of Shares. The Company may, but shall not be required to, issue a fraction of a Warrant Share upon the exercise of this Warrant in whole or in part. As to any fraction of a share which the Company elects not to issue, the Company shall make a cash payment in respect of such fraction in an amount equal to the same fraction of the Fair Market Value of a Warrant Share on the date of such exercise.

     SECTION 14. Registration Rights. The Registered Holder (and assignees thereof) is entitled to the benefit of the registration rights in respect of the Warrant Shares as are set forth in the Investors’ Agreement.

     SECTION 15. Company to Reaffirm Obligations. The Company will, at the time of each exercise of this Warrant, upon the request of the Registered holder hereof, acknowledge in writing its continuing obligation to afford to such Registered Holder all rights (including, without limitation, any rights to registration, pursuant to the Investors’ Agreement, of the shares of Common Stock issued upon such exercise) to which such Registered Holder shall continue to

14

be entitled after such exercise in accordance with the terms of this Warrant, provided, that if the Registered Holder of this Warrant shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford such rights to such Registered Holder.

     SECTION 16. Descriptive Headings; Governing Law. The descriptive headings of the several Sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS WARRANT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

* * * * *

15

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers under its corporate seal and to be dated as of the date hereof.

FRANK’S NURSERY & CRAFTS, INC

By:________________________________________
Name:
Title:

[Corporate Seal]

Attest:

___________________________________________

Treasurer

EXHIBIT 1

EXERCISE AGREEMENT

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT

FRANK’S NURSERY & CRAFTS, INC.

     The undersigned holder hereby exercises the right to purchase ______________________________of the shares of Common Stock (“Warrant Shares”) of Frank’s Nursery & Crafts, Inc., a Delaware corporation (the “Company”), evidenced by the attached Warrant (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

     1.     Form of Warrant Exercise Price. The Holder intends that payment of the Warrant Exercise Price shall be made as:

         ______    a “Cash Exercise” with respect to __________Warrant Shares; and/or

         ______    a “Loan Exercise” with respect to ____________Warrant Shares.

     2.     Payment of Warrant Exercise Price. In the event that the holder has elected a Cash Exercise, Loan Exercise or combination thereof with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall:

     (a)  pay the sum of $ ______________to the Company in accordance with the terms of the Warrant; and/or

     (b)  apply $ _____________________of the principal amount of the Term Loan (as defined in the Credit Agreement) in accordance with the terms of the Warrant [and/or apply $ __________________ of the principal amount of that certain Revolving Credit Loan (as defined in the Credit Agreement) made on __________________ _____, 200_].

     3.     Delivery of Warrant Shares. The Company shall deliver to the holder ______________________Warrant Shares in accordance with the terms of the Warrant.

Date: _________________, _______, ______________

_____________________________________

               Name of Registered Holder

By:____________________________
   Name:
   Title:

EXHIBIT II

ASSIGNMENT

     FOR VALUE RECEIVED, ______________________________hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (Certificate No. ______________) with respect to the number of the Warrant Shares covered thereby set forth below, unto:

Names of Assignee	Address	No. of Shares

Dated:	Signature _______________________________________
_______________________________________
Witness _______________________________________

EXHIBIT E TO
FIRST AMENDMENT

[SEE OPINION ATTACHED]

    January 23, 2003

Kimco Capital Corp.
3333 New Hyde Park Drive
New Hyde Park, NY 11042

Ladies and Gentlemen:

I have acted as counsel to Frank’s Nursery & Crafts, Inc., a Delaware corporation (the “Borrower”), in connection with the preparation, execution and delivery of, and the consummation of the transactions contemplated by the First Amendment and Waiver to Credit and Security Agreement dated as of January 23, 2003 (the “First Amendment”), between the Borrower and Kimco Capital Corp. (the “Lender”). All terms that are defined in the First Amendment shall have the same meanings herein.

In so acting, I have examined executed copies of the First Amendment and the Fundamental Documents. Based on the foregoing, and, I am of the opinion that:

1.     The Borrower (i) has been duly incorporated and is a corporation validly existing and in good standing under the laws of the State of Delaware and (ii) has all requisite corporate power and authority to own and operate its properties and to conduct its business as now being conducted.

2.     The Borrower has all requisite corporate power and authority to execute and deliver the First Amendment and the Fundamental Documents to which it is a party and to perform its obligations thereunder. The execution, delivery and performance by the Borrower of the First Amendment and the Fundamental Documents and the consummation by it of the transactions contemplated by the First Amendment and the Fundamental Documents have been duly authorized by all necessary corporate action on the part of the Borrower. The First Amendment and the Fundamental Documents have been duly executed and delivered by the Borrower.

3.     The additional Liens granted to Lender as a result of the First Amendment and the existing Liens granted to Lender have been duly granted and, upon filing of all requisite filings, shall be duly perfected, and that the obligations owing to Lender under the Credit Agreement are valid, binding and unavoidable obligations of Borrower. However, I express no opinion or view as to the priority of any security interest nor the creation, attachment, perfection or priority of any Lien under the First Amendment and the Fundamental Documents.

4.     The execution and delivery by the Borrower of the First Amendment and the Fundamental Documents, the consummation of the transactions contemplated thereby and compliance by it with the provisions thereof will not (i) violate (a) any federal statute or regulation (other than federal and state securities or “blue sky” laws, as to which I express no opinion) or the General Corporation Law of the State of Delaware of a type typically applicable to transactions contemplated by the First Amendment and the Fundamental Documents (b) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on the Borrower of which we are aware, (ii) violate or result in the creation of a Lien (other than Permitted Liens and Liens in favor of the Lender) or cause a default under any mortgage, agreement with respect to borrowed money or material agreement to which Borrower is a signatory or by which it is bound, except, in the case of clauses (i) and (ii) for such violations or breaches which would not have a material adverse effect on the Borrower, or (iii) contravene any provision of the certificate of incorporation or by-laws of the Borrower.

5.     Each of the First Amendment and the Fundamental Documents constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

6.     Upon execution of the Additional Warrant Agreement, the Lender will acquire good and marketable title to the warrants, issued thereunder, free and clear of all liens, claims, charges, encumbrances, security interests or other adverse claims of any kind. Upon exercise of the warrants issued under the Additional Warrant Agreement, in whole or, from time to time, in part, and upon payment of the exercise price in accordance with the terms of such warrants, the Lender will acquire good and marketable title to the shares of Common Stock, free and clear of all liens, claims, charges, encumbrances, security interests or other adverse claims of any kind, and such shares shall be validly issued, fully paid and non-assessable.

7.     The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value .001 per share (the “Preferred Stock”). Without taking into effect the transactions contemplated by the First Amendment, there are 20,000,000 shares of Common Stock outstanding and no shares of Preferred Stock outstanding. The outstanding shares of capital stock of the Company have been duly and validly authorized, have been issued in compliance with all federal and state securities laws and were not issued in violation of or subject to any enforceable preemptive rights or similar rights. Of the 20,000,000 outstanding shares, as of the date hereof, 13,346,642 have been issued pursuant to Borrower’s Plan of Reorganization. Except for the securities issued pursuant to the Borrower’s stock option program, there are no outstanding (i) securities or obligations of the Borrower convertible into or exercisable or exchangeable for any shares of capital stock of the Borrower, (ii) warrants, rights or options to subscribe for or purchase from the Borrower any shares of capital stock or any such convertible or exchangeable securities or obligations, or (iii) other than the Additional Warrant Agreement, obligations of the Borrower to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights, or options.

Very truly yours,

Michael D. McBride Vice President Legal and Secretary

EXHIBIT F
TO FIRST AMENDMENT

[FORM OF CLOSING CERTIFICATE]

CLOSING CERTIFICATE
TO FIRST AMENDMENT

     THE UNDERSIGNED, Michael D. McBride, Vice President Legal and Secretary of Frank’s Nursery & Crafts, Inc., (the “Company”), pursuant to the First Amendment and Waiver to Credit and Security Agreement dated as of January 23, 2003, (the “First Amendment”; capitalized terms used but not defined herein shall have the meanings assigned to them in the First Amendment), by and among the Company, as Borrower, and Kimco Capital Corp., as Lender, does hereby certify on behalf of the Company as follows:

1.	No litigation, inquiry, injunction or restraining order is pending, entered or threatened which involves the Credit Agreement or any of the other Fundamental Documents or which could reasonably be expected to have a Material Adverse Effect;

2.	All required consents and approvals have been obtained with respect to the transactions contemplated by the Credit Agreement from each Governmental Authority with jurisdiction over the business and activities of the Borrower and from any other entity whose consent, waiver or approval is required pursuant to the terms of existing contracts to which the Borrower is bound;

3.	The transactions contemplated under the Credit Agreement do not violate any provision of Applicable Law, or any order of any court or other agency of the United States or any state thereof applicable to the Borrower or any of its properties or assets;

4.	Each of the representations and warranties set forth in Section 5 of the First Amendment, Article 2 of the Credit Agreement and in any other Fundamental Document in existence on the date hereof are true and correct in all material respects;

5.	Attached hereto (i) is a true and complete copy of the Certificate of Incorporation and By-Laws of the Borrower as in effect on the date of the First Amendment, (ii) is a true and complete copy of resolutions, in form and substance reasonably satisfactory to Lender, adopted by the Board of Directors of the Borrower, covering the items listed in Exhibit I hereto and authorizing the Borrower to execute, deliver and perform under the First Amendment, the Fundamental Documents and any other documents required or contemplated thereunder and the granting of the security interest, Mortgage and other Liens contemplated thereby; and (iii) is a certificate as to the incumbency and specimen signature of each officer of the Borrower executing this Closing Certificate, the First Amendment and any other document delivered by it in connection therewith (such certificate to contain a certification by another officer of the Borrower as to the incumbency and signature of the officer signing the certificate referred to in this clause (iii)); and

6.	The Certificate of Incorporation attached hereto has not been amended since the date of the last amendment thereto indicated on the certificate of the Secretary of State furnished pursuant to clause (5) above.

[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, I have signed my name to this Closing Certificate to First Amendment as of this 23rd day of January, 2003.

FRANK’S NURSERY & CRAFTS, INC.

By:________________________________ Name: Title:

EXHIBIT I TO
CLOSING CERTIFICATE

[ITEMS TO BE COVERED IN RESOLUTIONS]

ISSUANCE OF WARRANTS AND INVESTORS RIGHTS AGREEMENT

     RESOLVED, that this Corporation hereby approves, adopts and ratifies the issuance of the Additional Warrants; and it is further

     RESOLVED, that the number of shares of this Corporation’s Common Stock which may from time to time be issued in connection with the exercise of the Additional Warrants be, and hereby are, reserved for such purposes; and it is further

     RESOLVED, that any of the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, any Vice President, any Senior Vice President, the Secretary, any Assistant Secretary, the Treasurer and any Assistant Treasurer (each a “Proper Officer”), and each of them, are hereby authorized, directed and empowered to make, execute and deliver, either jointly or severally, for and on behalf of and in the name of this Corporation, such stock purchase warrants and other agreements and instruments as may be required to issue the Additional Warrants, such stock purchase warrants being in the form of the draft dated January      , 2003, with such changes as the Proper Officers executing the same may deem necessary or desirable, the execution thereof to be conclusive evidence that such Proper Officer deemed any changes therein to be necessary or desirable; and it is further

     RESOLVED, that the Board of Directors of this Corporation hereby declares that the 5,000,000 shares of Common Stock when issued and sold upon exercise of the Additional Warrants shall be validly issued, fully paid and non-assessable.

THE FIRST AMENDMENT

     RESOLVED, that any Proper Officer, and each of them, are hereby authorized, directed and empowered to make, execute and deliver, either jointly or severally, for and on behalf of and in the name of this Corporation, financing, security and other agreements with Lender relating to the terms and conditions upon which the First Amendment may be obtained from Lender and to the security to be furnished by this Corporation therefor (including, without limitation, an amendment to the Credit Agreement), related Uniform Commercial Code financing statements, and any and all amendments, supplements, modifications, extensions, renewals, replacements and agreements, documents and instruments relating to the foregoing or requested by Lender, such credit and security agreement being in the form of the draft dated January      , 2003, with such changes as the Proper Officers executing the same may deem necessary or desirable, the execution thereof to be conclusive evidence that such Proper Officer deemed any changes therein to be necessary or desirable; and it is further

     RESOLVED, that all the transactions contemplated by the First Amendment be, and they hereby are, approved, authorized and adopted in all respects on the terms and conditions set forth thereunder by the Board of Directors of the Corporation; and it is further

     RESOLVED, that any of the Proper Officers, and each of them, are hereby authorized, directed and empowered, for and on behalf of and in the name of the Corporation: (a) to borrow from Lender such amount or amounts of money or obtain such other financial accommodations as may be made available to the Corporation by Lender at this time or any other time; (b) to extend or renew any loan or loans or any installment of principal or interest thereof, or any indebtedness owing to Lender; and (c) to enter into such related agreements or arrangements with Lender at this time or at any other time as they, or any of them may deem necessary or advisable, the execution thereof to be conclusive evidence that such Proper Officers deemed such action to be necessary or advisable; and it is further

     RESOLVED, that the Proper Officers, and each of the, for and on behalf of and in the name of the Corporation, are hereby authorized, directed and empowered to make, execute and deliver, from time to time, the note or notes or other agreements of the Corporation, evidencing said loan or loans, extensions or renewals; and it is further

     RESOLVED, that the Proper Officers, and each of them, for and on behalf and in the name of the Corporation are hereby authorized, directed and empowered to sell, transfer, lease, assign, hypothecate, set over, otherwise transfer, grant security interests in, mortgage or pledge any or all of the property of the Corporation, real, personal, or mixed, tangible or intangible, now owned or hereafter acquired as security or otherwise to Lender; and it is further

     RESOLVED, that said Proper Officers, and each of them, are hereby authorized, directed and empowered to execute and deliver any and all instruments, papers and documents (including, without limitation, warrant agreements, notes, mortgages, deeds of trust, borrower’s certificates and closing certificate) and to do all other acts that they may deem necessary or advisable to effectuate the purpose and intent hereof or to further secure Lender from time to time or otherwise, the execution and delivery of such instruments, papers or documents or the taking of such action to be conclusive evidence that such Proper Officers deem such execution, delivery or action to be necessary or advisable.

GENERAL

     RESOLVED, that the Proper Officers of this Corporation be, and each of them severally hereby is, empowered, authorized and directed to take such actions as they may deem necessary or convenient to carry out the intent of any and all of the foregoing resolutions in accordance therewith; and it is further

     RESOLVED, that the execution by such Officers of any such

instrument or paper or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefore from this Corporation and the approval and ratification by this Corporation of the papers and documents so executed and the action so taken; and it is further

     RESOLVED, that all action heretofore or hereafter taken and all documentation heretofore or hereafter delivered by any of said Proper Officers, or by any individual who currently holds or has held any of said offices, in furtherance of the foregoing is hereby ratified, adopted, approved and confirmed and declared to be binding and enforceable obligations of the Corporation in accordance with the respective terms and provision thereof; and it is further

     RESOLVED, that each of the foregoing actions is fair and reasonable under the circumstances and, in the business judgment of the directors, is in the best interests of the Corporation.

SCHEDULE A TO
FIRST AMENDMENT

[EXISTING DEFAULTS]

Section 6.1(n) of the Credit Agreement.